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McDonald’s Corporation

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McDonald's Corporation

2004 Annual Meeting Notice and Proxy Statement

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1	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

2	CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
2	Corporate Governance Principles
6	Director Independence
6	Financial Experts, Audit Committee Independence and Financial Literacy
6	Board Committees
6	Board Compensation
7	Board and Committee Evaluations
7	Board Attendance at Annual Shareholders’ Meetings and Board and Committee Meetings
7	Code of Conduct for the Board of Directors
7	Director Selection Process

8	COMMUNICATIONS
8	Shareholder Communications with the Board of Directors and Non-management Directors
8	Consideration of Director Nominees
8	Shareholder Proposals for Inclusion in Next Year’s Proxy Statement
8	Other Shareholder Proposals for Presentation at the 2005 Annual Meeting

9	PROPOSALS TO BE VOTED ON
9	Proposal No. 1. Election of Directors
11	Proposal No. 2. Approval of the Appointment of Independent Auditors for 2004
11	Proposal No. 3. Approval of McDonald’s Corporation Amended and Restated 2001 Omnibus Stock Ownership Plan
18	Proposal No. 4. Approval of McDonald’s Corporation 2004 Cash Incentive Plan

21	STOCK OWNERSHIP
21	Stock Ownership Guidelines
22	Stock Ownership of Management and Other Beneficial Owners
22	Stock Ownership of Certain Beneficial Owners

23	EXECUTIVE COMPENSATION
23	Compensation Committee Report on Executive Compensation
26	Stock Performance Graph
27	Summary Compensation Table
28	Stock Options
28	Stock Option Grants in 2003
28	Aggregated Option Exercises in 2003 and Fiscal Year-End Option Values
29	Equity Compensation Plan Information
29	Change of Control Employment Agreements
30	Executive Retention Plan

31	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

32	AUDIT COMMITTEE MATTERS
32	Audit Committee Report
33	Policy for Pre-Approval of Audit and Permitted Non-Audit Services
33	Auditor Fees and Services

34	SOLICITATION OF PROXIES AND VOTING
34	Record Date and Voting at the Annual Meeting
34	Proxy Solicitation
34	Confidential Voting

35	ADDITIONAL INFORMATION
35	Code of Ethics for the Chief Executive Officer and Senior Financial Officers
35	Executive Officers
35	McDonald’s Corporation Annual Report on Form 10-K, Other Reports and Policies
35	Householding of Annual Meeting Materials

36	APPENDICES
36	Appendix A. Standards on Director Independence
37	Appendix B. Audit Committee Charter
40	Appendix C. Compensation Committee Charter
41	Appendix D. Governance Committee Charter
43	Appendix E. Code of Conduct for the Board of Directors
43	Appendix F. Code of Ethics for the Chief Executive Officer and Senior Financial Officers

44	INFORMATION ABOUT ATTENDING THE ANNUAL MEETING

TO McDONALD’S CORPORATION SHAREHOLDERS:

McDonald’s Corporation will hold its 2004 Annual Shareholders’ Meeting on Thursday, May 20, 2004, at 9:00 a.m. Central Time, in the Prairie Ballroom at The Lodge at McDonald’s Office Campus, Oak Brook, Illinois. The registration desk will open at 7:30 a.m.

At the meeting, shareholders will be asked to:

1. Elect five Directors;

2. Approve the appointment of independent auditors for 2004;

3. Approve McDonald’s Corporation Amended and Restated 2001 Omnibus Stock Ownership Plan;

4. Approve McDonald’s Corporation 2004 Cash Incentive Plan; and

5. Transact other business properly presented at the meeting.

Shareholders are cordially invited to attend the Annual Meeting. If you are unable to attend the meeting in person, you may watch a live webcast by going to www.investor.mcdonalds.com and clicking “Webcast.” A replay of the Annual Meeting also will be available for a limited time following the meeting.

Your Board of Directors recommends that you vote FOR all nominees for Directors, FOR the approval of our auditors, FOR the approval of McDonald’s Corporation Amended and Restated 2001 Omnibus Stock Ownership Plan and FOR the approval of McDonald’s Corporation 2004 Cash Incentive Plan. Your vote is important.

Please consider the issues presented in this Proxy Statement and vote your shares as promptly as possible. This Notice of the Annual Shareholders’ Meeting, Proxy Statement and proxy or voting instruction card are being mailed to shareholders beginning on or about April 8, 2004.

By order of the Board of Directors,

Gloria Santona Secretary

Oak Brook, Illinois April 8, 2004

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

CORPORATE GOVERNANCE PRINCIPLES

The following is the complete text of McDonald’s Corporate Governance Principles. Several of the policies and governance documents that are based on these Governance Principles are attached to this Proxy Statement. These policies and governance documents plus others are available on the Company’s website at www.mcdonalds.com.

McDonald’s Corporation’s Board of Directors is entrusted with, and responsible for, the oversight of the assets and business affairs of McDonald’s Corporation in an honest, fair, diligent and ethical manner. This Board has long believed that good corporate governance is critical to fulfilling our obligations to shareholders. We have tried to be a leader in this area, having adopted written governance principles as early as 1994. We were among the first to memorialize our governance principles, to regularly evaluate them and to publish information about them annually in our proxy statement. We firmly believe that good governance is a journey, not a destination. Therefore, we are committed to reviewing our governance principles at least annually, with a view to continuous improvement. As our governance processes evolve, we will change this document. One thing that we will not change, however, is our commitment to ensuring the integrity of the Company in all of its dealings with stakeholders. Our continued focus on leadership in corporate governance is an integral part of fulfilling our commitment to shareholders.

ROLES AND RESPONSIBILITIES

Role of the Board. The Board, which is elected by the shareholders, is the ultimate decision-making body of the Company, except with respect to matters reserved for shareholders. The primary function of the Board is oversight. The Board, in exercising its business judgment, acts as an advisor and counselor to senior management and defines and enforces standards of accountability—all with a view to enabling senior management to execute their responsibilities fully and in the interests of shareholders. The following are the Board’s primary responsibilities:

>	Overseeing the conduct of the Company’s business so that it is effectively managed in the long-term interest of shareholders;

>	Selecting, evaluating and compensating the Chief Executive Officer (CEO) and planning for CEO succession, as well as monitoring management’s succession planning for other key executives;

>	Reviewing, approving and monitoring the Company’s strategic plans and objectives;

>	Monitoring the Company’s accounting and financial reporting practices and reviewing the Company’s financial and other controls;

>	Overseeing the Company’s compliance with applicable laws and regulations; and

>	Overseeing the processes that are in place to safeguard the Company’s assets and mitigate risks.

In performing its oversight function, the Board is entitled to rely on the advice, reports and opinions of management, counsel, auditors and outside experts. In that regard, the Board and its Committees shall be entitled, at the expense of the Company, to engage such independent legal, financial or other advisors as they deem appropriate, without consulting or obtaining the approval of any officer of the Company.

Role of Management. The Company’s business is conducted by its employees, managers and officers, under the direction of senior management and led by the CEO. In carrying out the Company’s business, the CEO and senior management are accountable to the Board and ultimately to shareholders. Management’s primary responsibilities include the day-to-day operation of the Company’s business, strategic planning, budgeting, financial reporting and risk management; and in fulfilling those responsibilities, management must balance the unique relationships between and among the McDonald’s System of employees, franchisees, suppliers and customers.

COMPOSITION OF THE BOARD

Size of the Board. The Board itself determines its size within the range of 11 to 24 members required by the Company’s Certificate of Incorporation. The Board believes that, at this time, the desirable number of Directors is between 11 and 15.

Qualifications and Selection of Directors. The Governance Committee is responsible for selecting candidates for Board membership, subject to Board approval, and for extending invitations to join the Board. In selecting candidates, the Board endeavors to find individuals of high integrity who have a solid record of accomplishment in their chosen fields and who display the independence of mind and strength of character to effectively represent the best interests of shareholders. Candidates are selected for their ability to exercise good judgment, and to provide practical insights and diverse perspectives. Consistent with its charter, the Governance Committee is responsible for screening candidates, for establishing criteria for nominees and for recommending to the Board a slate of nominees for election to the Board at the Annual Meeting of Shareholders. Candidates are approved by the full Board.

Independence of Directors. A substantial majority of Directors shall be independent of management. It is the intent of the Board that all newly appointed or elected non-management Directors shall be independent. An independent Director is one who is free of any relationship with the Company or its management that may impair, or appear to impair, the Director’s ability to make independent judgments. The Board of Directors determines each Director’s independence after reviewing pertinent facts and circumstances in accordance with these Principles and the independence standards established by the Board. If a change

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in circumstance affects an independent Director’s continuing independence under the Board’s independence standards, that Director shall offer his or her resignation to the Chairperson of the Governance Committee. The Governance Committee shall determine whether to accept or reject such offer.

Management Directors. The only management members of the Board shall be the CEO and the President. The CEO and the President shall resign from the Board at the time that his or her service in that capacity terminates.

Retirement; Term Limits. A Director will be expected to retire on the date of the Annual Meeting of Shareholders immediately following his or her 73rd birthday, although the full Board may nominate existing members of the Board over the age of 73 as candidates in exceptional circumstances. The Board does not believe that arbitrary term limits on Directors’ service are appropriate as they may sometimes force the Company to lose the contributions of Directors who have over time developed increased insight into the Company and its operations. However, a Director’s service should not outlast his or her ability to contribute and consequently the Board does not believe that Directors should expect to be renominated continually until they reach the age of 73. Each Director’s continued tenure shall be reconsidered at the end of his or her term, taking into account the results of the Board’s most recent self-evaluation. It is the Board’s intent to maintain a balance of Directors who have longer terms of service and those who have joined more recently.

BOARD LEADERSHIP

Selection of CEO and Chairman. The non-management Directors shall select the CEO and the Chairman. The non-management Directors will exercise their discretion in combining or separating the positions of Chairman and CEO, as they deem appropriate in light of prevailing circumstances.

Presiding Director. The role of the Presiding Director is to preside at all executive sessions of the Board of Directors and to be an avenue for communications with non-management Directors. If the Chairman is a non-management Director, then the Chairman shall be the Presiding Director. If the Chairman is a management Director, the Chairperson of the Governance Committee shall be the Presiding Director.

RESPONSIBILITIES AND CONDUCT OF DIRECTORS

Responsibilities of Directors. Directors must devote sufficient time and attention, and meet as frequently as necessary, to discharge their responsibilities. In discharging their responsibilities, Directors must exercise their business judgment and act in a manner that they believe in good faith is in the long-term best interests of the Company and its shareholders. Directors are expected to attend the Company’s Annual Meeting of Shareholders, and all or substantially all Board meetings and meetings of the Committees of the Board on which they serve. Directors are also expected to spend whatever additional time as may be necessary for them to discharge their responsibilities appropriately. Directors shall ensure that other existing or future commitments do not materially interfere with their ability to fulfill their responsibilities as Company Directors.

Other Board Service by Management Directors. The CEO shall not serve on the boards of more than two for-profit companies, and the President shall not serve on the board of more than one for-profit company, in addition to the McDonald’s Board. Each management Director shall obtain the approval of the Board before accepting an invitation to serve on the Board of another for-profit company.

Other Board Service by Non-Management Directors. Whether service on the boards of directors of other companies is likely to interfere with the performance of a Director’s duties to the Company depends on the individual and the nature of the Director’s other activities. Accordingly, the Board does not have a specific limitation on the number of directorships a non-management Director may hold. It is expected that, before accepting another board position, a Director will consider whether that service will compromise his or her ability to perform his or her present responsibilities to the Company. Each non-management Director shall provide advance notice to the Chairman and the Chairperson of the Governance Committee of acceptance of an invitation to serve on the Board of any other for-profit company.

Change of Circumstance. If a Director’s principal occupation or business association changes, or if other similarly material changes in a Director’s circumstances occur, the Director shall offer to submit his or her resignation to the Chairperson of the Governance Committee. The Governance Committee shall determine whether to accept or reject such offer.

Code of Conduct for Directors. Directors shall adhere to the Code of Conduct for Directors.

Conflicts of Interest. Directors shall avoid any situation that may give rise to a conflict of interest or the appearance of a conflict of interest. If an actual or potential conflict of interest arises, the Director shall promptly inform the Chairman of the Board and the Chairperson of the Governance Committee and recuse himself or herself from any Board deliberations or decisions related to the matter that is the subject of the conflict of interest. If an actual or potential conflict exists and cannot be resolved by a Director’s recusal from participation in discussions or deliberations related to the matter or in any other reasonable manner, the Director shall offer to submit his or her resignation to the Chairperson of the Governance Committee. The Governance Committee shall determine whether to accept or reject such offer. The Board shall resolve any conflict of interest question involving the CEO or any executive officer.

McDonald’s Corporation    3

FUNCTIONING OF THE BOARD

Board Meetings. The Board of Directors meets at least six times a year. Additional meetings are scheduled as necessary or appropriate in light of prevailing circumstances. The Chairman chairs all meetings of the Board of Directors. The Chairman establishes an agenda for each meeting. Agendas are set so as to ensure that the Board will be able to fulfill its oversight responsibilities. Directors may at any time suggest the addition of any matters to a meeting agenda or raise for discussion at any meeting any subject that they wish, whether or not it is on the agenda for the meeting. The Secretary attends all meetings of the Board and records the minutes. The Vice Chairman, Chief Financial Officer and General Counsel also attend meetings of the Board. Any one or all of these officers may be excused from all or any portion of a Board meeting at the request of any Director.

Executive Sessions. The Board of Directors refers to meetings of the non-management Directors as “executive sessions.” The Presiding Director chairs executive sessions; however, he may choose to defer to a Committee Chairperson when the subject matter of the meeting falls within the purview of a Board Committee. The non-management Directors, led by the Presiding Director, determine the frequency, length and agenda for executive sessions. An executive session is scheduled immediately before or after a regular Board meeting at least twice each year; at least one of these sessions shall be held with only independent Directors participating.

Site Visits. Directors are expected to visit Company facilities throughout the year. Periodically, the Board will meet away from the Company’s headquarters in order to visit certain of the Company’s operations and provide the Directors the opportunity to meet with local management.

Information to be Distributed Prior to Meetings. Information regarding the Company’s business and performance is distributed to all Directors on a monthly basis. In addition, business updates and information regarding recommendations for action by the Board at a meeting shall be made available to the Board a reasonable period of time before meetings.

FUNCTIONING OF COMMITTEES

Committee Structure. The Board believes that the Company benefits from its collective wisdom, and therefore the Board as a whole will deal with major corporate decisions. There are, however, certain key areas that require more in-depth examination than might be possible at a full Board meeting. Accordingly, the Board has established six standing Committees: Audit, Compensation, Corporate Responsibility, Executive, Finance and Governance. The Board may also establish ad hoc committees from time to time as circumstances and business activities warrant.

Committee Charters. Each standing Committee shall have a written charter that shall be approved by the full Board, upon the recommendation of the Governance Committee. Each Committee charter shall state the purpose of the Committee and reflect the responsibilities that the Committee has undertaken. Each Committee shall review its charter annually and recommend amendments to it as appropriate to reflect changes in the Committee’s responsibilities, applicable law or regulations, and other relevant considerations.

Committee Membership. Committees and their Chairpersons shall be appointed by the Board annually at the Annual Meeting of the Board, on recommendation of the Governance Committee. It is the Board’s policy that, with the exception of the Executive Committee, only non-management Directors shall serve on the standing Committees. The members of the Audit, Compensation and Governance Committees shall at all times meet the requirements of applicable law and listing standards. It is the sense of the Board that it should benefit from the periodic rotation of Committee members and Committee Chairpersons, and the Governance Committee shall take this into account in its annual review of Committee membership.

Committee Meetings. The Chairpersons of the various Committees, in consultation with their Committee members, shall determine the frequency, length and agenda of Committee meetings. Information regarding matters to be considered at Committee meetings shall be distributed to Committee members a reasonable period of time before such meetings. The Chairperson of each Committee shall report on the activities of the Committee to the Board following Committee meetings, and minutes of Committee meetings shall be distributed to all Directors for their information.

BOARD COMPENSATION AND SHARE OWNERSHIP

Board Compensation. Directors who are Company employees shall not be compensated for their services as Directors. The Governance Committee shall determine the form and amount of compensation for non-management Directors, subject to approval of the full Board of Directors. The Committee shall be sensitive to questions of independence that may be raised where Director fees and expenses exceed customary levels for companies of comparable scope and size.

Share Ownership by Directors. The Board of Directors believes that an alignment of Director interests with those of shareholders is important. All Directors are expected to own stock in the Company in accordance with the policy established by the Governance Committee.

LEADERSHIP DEVELOPMENT

Annual Review of Management Performance. After consulting with the non-management Directors, the Chairpersons of the Compensation and Governance Committees shall approve the annual goals and objectives of the CEO which shall be consistent with the Company’s goals and objectives relevant to the CEO’s compensation established annually by

4    McDonald’s Corporation

the Compensation Committee in accordance with its Charter. In order to ensure alignment in these discussions and in evaluating the CEO’s performance, the Chairperson of the Compensation Committee shall be a member of the Governance Committee. Each year, the Chairpersons of the Compensation and Governance Committees shall consult with the non-management Directors in evaluating the CEO’s performance and shall thereafter jointly provide the CEO with a performance review for the preceding year. Consistent with this evaluation, the Compensation Committee shall establish the CEO’s salary, bonus and other incentive and equity compensation for the year. In addition, the Compensation Committee shall also annually approve the compensation structure for the Company’s officers, and shall approve the salary, bonus and other incentive and equity compensation for the Company’s officers above the level of Vice President.

Succession Planning. The Board shall annually consider a succession plan for the CEO and senior management.

Board Self-Evaluations. The Governance Committee shall annually evaluate the performance of the Board of Directors as a whole. Individual Directors will be evaluated periodically, but in no event less often than each time they are slated for reelection. In completing these evaluations, the Governance Committee may choose to benchmark the practices of other boards of directors; circulate surveys, questionnaires and evaluation forms; hire outside consultants and advisors; and use such other methods as it may deem helpful and appropriate. At the conclusion of the evaluation process the Chairperson of the Governance Committee shall report the Committee’s conclusions to the full Board and may make recommendations for improvement to the full Board.

Committee Self-Evaluations. Each of the Audit, Compensation, Corporate Responsibility and Governance Committees shall annually evaluate its performance as a Committee. At the conclusion of the evaluation process, the Chairperson of each respective Committee shall report the Committee’s conclusions to the full Board and may make recommendations for improvement to the full Board.

Director Orientation and Education. New Directors shall participate in an orientation process, which shall address the Company’s operations, performance, strategic plans and corporate governance practices, and will include introductions to members of the Company’s senior management and their respective responsibilities. All Directors are encouraged to participate in continuing education programs, and the Company shall pay the reasonable expenses of attendance by a Director at one such program per year.

COMMUNICATIONS

Access to Management and Information. In order to fulfill their oversight responsibilities, Directors shall have free access to Company management and employees. The Board encourages the Chairman to invite members of management to make presentations at Board meetings in order to provide particular insights into aspects of the Company’s business or to provide individuals with exposure to the Board for purposes of management development. Management shall be responsive to all requests for information from Board members.

Board Interaction with Institutional Investors, the Press and other Constituencies. The Board believes that management speaks for the Company.

Public Communications with the Board. The Board of Directors shall provide a means by which persons, including shareholders and employees, may communicate directly with non-management Directors with regard to matters relating to the Company’s corporate governance and performance. The Board’s independent Directors shall approve a process to be maintained by the Company’s management for collecting and distributing communications with the Board. The means of communications with the Board shall be disclosed in the Company’s annual proxy statement.

SHAREHOLDER PRACTICES

Shareholder Nominations. Shareholders may suggest Director candidates for consideration by the Governance Committee by writing to the Committee and providing the candidate’s name, biographical data, qualifications and the candidate’s written consent to be considered as a nominee and to serve as a Director if elected. Shareholders who wish to nominate Director candidates for election by shareholders at the Company’s annual meeting may do so in accordance with the provisions for nomination described in the Company’s By-Laws.

Consideration of Shareholder Proposals. The appropriate Board Committee will consider any proposal properly presented by a shareholder for inclusion in the Company’s annual proxy statement. In considering the proposal, the Committee may seek input from an independent advisor and/or legal counsel, as appropriate, and will reach a conclusion and report to the full Board for its consideration. After full consideration by the Board of Directors, the shareholder proponent will be notified of the conclusion of the Board.

Confidential Voting. It is the Company’s policy to protect the confidentiality of shareholder votes throughout the voting process. The policy in this regard shall be disclosed in the Company’s annual proxy statement.

OTHER GUIDELINES AND POLICIES

In addition to these Principles and the Committee charters, the Board and its Committees will from time to time establish operating procedures, guidelines and policies that pertain to their respective oversight functions. The Secretary of the Company is charged with maintaining copies of these guidelines and policies.

McDonald’s Corporation    5

DIRECTOR INDEPENDENCE

The Company’s Corporate Governance Principles require that a substantial majority of its Board members be independent. The Board has adopted standards to assist it in making its independence determinations. A copy of the Standards on Director Independence is attached as Appendix A. Based on these standards and after reviewing any relationships involving Board members, including those described under Certain Relationships and Related Transactions on page 31, the Board has determined that all of its continuing non-management Directors are independent. They are Hall Adams, Jr., Edward A. Brennan, Robert A. Eckert, Enrique Hernandez, Jr., Jeanne P. Jackson, Walter E. Massey, Andrew J. McKenna, Cary D. McMillan, John W. Rogers, Jr. and Roger W. Stone. In addition, the Board has determined that Anne-Marie Slaughter, if elected, will be independent.

FINANCIAL EXPERTS, AUDIT COMMITTEE INDEPENDENCE AND FINANCIAL LITERACY

The Board of Directors has determined that Enrique Hernandez, Jr., Cary D. McMillan and Roger W. Stone qualify as “audit committee financial experts” and that each member of the Audit Committee is independent and financially literate, all within the meaning of applicable rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange.

BOARD COMMITTEES

The Corporate Governance Principles provide for six standing committees: Audit, Compensation, Corporate Responsibility, Executive, Finance and Governance. Charters for each of the key committees—Audit, Compensation and Governance—are attached as Appendices B, C and D, respectively, and are also available on the Company’s website at www.mcdonalds.com.

The Audit Committee reviews the performance of and appoints the Company’s independent auditors. The Audit Committee reviews with the internal auditors and the independent auditors the overall scope and results of their respective audits, the internal accounting and financial controls and the steps management has taken to monitor and control the Company’s major risk exposures. The Audit Committee pre-approves audit and permitted non-audit services. Members of the Committee are Directors Hernandez (Chairperson), Massey, McMillan, Stone and Thurston. (Mr. Thurston will retire at the Annual Meeting.) In 2003, the Audit Committee met 10 times, including meetings to review the Company’s annual and quarterly financial results prior to their public issuance.

The Audit Committee Report, a discussion of the policy on the pre-approval of audit and permitted non audit services and a summary of auditor fees and services can be found on pages 32 and 33.

The Compensation Committee evaluates the performance of the Company’s Chief Executive Officer and approves his compensation in consultation with the non-management Directors; and based on recommendations from management, reviews and approves senior management’s compensation and approves compensation guidelines for all other officers. The Committee administers the Company’s incentive compensation and stock option plans and, in consultation with senior management, reviews and approves compensation policies. Members of the Committee are Directors Brennan (Chairperson), Adams, Eckert, Jackson and Rogers. In 2003, the Compensation Committee met six times. The Report of the Compensation Committee can be found beginning on page 23.

The Governance Committee sets criteria for Board membership; searches for and screens candidates to fill Board vacancies; recommends appropriate candidates for election each year and, in this regard, evaluates individual Director performance; assesses overall Board performance; considers issues regarding Board composition and size; recommends to the Board the compensation paid to outside Directors; and evaluates the Company’s corporate governance process. Members of the Committee are Directors McKenna (Chairperson), Brennan, Eckert, Hernandez and Stone. All members of the Governance Committee are independent within the meaning of the listing standards of the New York Stock Exchange. In 2003, the Committee met nine times.

The Corporate Responsibility Committee acts in an advisory capacity to the Company’s management with respect to policies and strategies that affect the Company’s role as a socially responsible organization, including, but not limited to, issues pertaining to health and safety, the environment, employee opportunities, consumers and the communities in which the Company does business. Members of the Committee are Directors Massey (Chairperson), Adams, Lubin, Rogers and Thurston. (Messrs. Lubin and Thurston will retire at the Annual Meeting.) In 2003, the Committee met two times.

The Board also has an Executive Committee and a Finance Committee. The Executive Committee may exercise most Board powers during the period between Board meetings. Members of this Committee are Directors Cantalupo (Chairperson), Bell, Brennan, Hernandez, Lubin and McKenna. No meetings were held in 2003.

The Finance Committee acts in an advisory capacity to management and the Board on financial matters, including investments and acquisitions, as may from time to time be referred to it by the Board or management. Members of the Committee are Directors Jackson (Chairperson), Lubin, McKenna, McMillan and Stone. The Committee met two times in 2003.

BOARD COMPENSATION

In 2003, each outside Director received an annual retainer of $35,000 plus a $2,000 fee for each Board meeting attended, a $1,000 fee for each committee meeting attended and a $1,000 fee for each executive session attended that was not held in conjunction with a Board meeting. The chairperson

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of each committee also received an additional annual retainer of $10,000. Directors can defer their retainer and fees in the form of common stock equivalent units under the Company’s Directors’ Stock Plan. Deferred amounts are credited to an account, which is adjusted to reflect dividends as well as gains or losses, as if invested in McDonald’s common stock. Each outside Director also received a credit of $17,500 to his or her Directors’ Stock Plan account at the end of each full year of service, up to a maximum of 10 years. Deferred amounts are paid in cash after the Director retires from the Board or can be deferred further up to a maximum of 15 years at the option of the Director. Outside Directors participated in a Matching Gift Program, whereby charitable donations to qualifying organizations were matched by the Company up to a maximum of $15,000 per Director per year.

In May 2003, each outside Director received an option to purchase 5,000 shares of common stock. All options vest in equal annual installments over three years, have a 10-year life and permit the holder to purchase shares at their fair market value on the date of grant. A stock option grant of 5,000 shares is made to each outside Director when he or she joins the Board of Directors. Such grants were made to Messrs. Eckert, McMillan and Rogers when they joined the Board in May 2003.

In December 2003, consistent with the advice of an outside compensation consultant, the Board approved changes to the Board retainer, fees and benefits, effective January 2004. The changes included an increase in the annual retainer to $50,000; a reduction in the meeting fee for Board meetings to $1,000; and an increase in the annual retainer for the Chairpersons of the Audit, Compensation and Governance Committees to $20,000. The credit of $17,500 to each Directors’ Stock Plan account has been increased to a credit of $30,000 per year and the maximum limit of 10 years’ of credit has been eliminated. In addition, matching gifts have been reduced to a maximum of $10,000 per year per Director in accordance with the Company’s Matching Gift Program for officers.

The Board met seven times in 2003.

BOARD AND COMMITTEE EVALUATIONS

As required by our Corporate Governance Principles, the Governance Committee, in conjunction with an outside consultant, conducted an evaluation of the entire Board and each individual Director in 2003. The Chairperson of the Governance Committee reported on the Governance Committee’s conclusions and recommendations to the Board at the end of this evaluation process.

During the first quarter of 2004, the Audit, Compensation and Governance Committees each conducted self-evaluations and discussed the results of their respective self-evaluations at a committee meeting. In accordance with our Corporate Governance Principles, the Chairperson of each of these committees will report the conclusions of their self-evaluations and any resulting recommendations to the full Board later this year.

BOARD ATTENDANCE AT ANNUAL SHAREHOLDERS’ MEETINGS AND BOARD AND COMMITTEE MEETINGS

The Corporate Governance Principles provide that Directors are expected to attend the Company’s Annual Shareholders’ Meeting, and all or substantially all Board meetings and meetings of the committees of the Board on which they serve. From time to time, unforeseen circumstances may arise causing a Director’s absence from such meetings. Over the past five years, all Directors have attended every Annual Shareholders’ Meeting. During this same period, the Directors held 38 Board meetings and a total of 119 Committee meetings. On average, Director attendance at these meetings exceeded 97%.

CODE OF CONDUCT FOR THE BOARD OF DIRECTORS

The Code of Conduct for the Board of Directors is attached as Appendix E.

DIRECTOR SELECTION PROCESS

The Company has a policy with regard to the consideration of Director candidates. Under the policy, the Governance Committee establishes criteria for Director nominees, screens candidates and recommends Director nominees, who are approved by the full Board.

The Governance Committee considers candidates suggested by its members, other Directors, senior management and shareholders in anticipation of upcoming elections and actual or expected Board vacancies. The Committee may, at the Company’s expense, retain search firms, consultants and other advisors to identify, screen and evaluate candidates.

All candidates, including those recommended by shareholders, are evaluated on the same basis in light of the entirety of their credentials and the needs of the Board and the Company at the time. Of particular importance are the candidate’s integrity and judgment, professional achievements and experience relevant to the Company’s business and strategic challenges, his or her potential contribution to the diversity and culture of the Board, and ability and willingness to devote sufficient time to Board duties. Candidates are also evaluated in light of Board policies, such as those relating to Director independence, tenure and service on other boards. Candidates having appropriate qualifications are interviewed in person, typically by the Chairman and Chief Executive Officer, the Chairperson of the Governance Committee, a majority of its members, and other available Directors.

The Governance Committee also evaluates sitting Directors whose terms are nearing expiration and who are being considered for renomination in light of the above considerations and their past contributions to the Board.

Shareholders who wish to nominate Director candidates should follow the procedures described on the next page under Consideration of Director Nominations.

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COMMUNICATIONS

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS AND NON-MANAGEMENT DIRECTORS

Interested persons wishing to communicate directly with the Board or the non-management Directors, individually or as a group, may do so by sending written communications addressed to them at McDonald’s Corporation, P.O. Box 4837, Oak Brook, IL 60522-4837. The Board has established a policy for collecting and distributing all communications addressed to the Board. In that regard, the Company’s Secretary has the responsibility to collect mail from the Directors’ post office box, to forward correspondence directed to an individual Director to that Director in a timely manner, and to screen correspondence directed to multiple Directors or to the full Board in order to forward it to the most appropriate committee chairperson, the Presiding Director or the full Board, given the nature of the correspondence.

Communications to the Board, the non-management Directors or to any individual Director that relate to the Company’s accounting, internal accounting controls or auditing matters will be referred to the Chairperson of the Audit Committee.

CONSIDERATION OF DIRECTOR NOMINATIONS

Shareholders can suggest Director candidates for consideration by writing to the Governance Committee, c/o the Secretary, McDonald’s Corporation, McDonald’s Plaza, Oak Brook, IL 60523. Shareholders should provide the candidate’s name, biographical data, qualifications and the candidate’s written consent to being named as a nominee in the Company’s proxy statement and to serve as a Director, if elected.

The Company’s By-Laws provide that for Director nominations to be properly brought before an annual meeting by a shareholder, timely notice must be given by the shareholder to the Company’s Secretary. To be timely, the notice must be delivered to the Secretary at the above address not less than ninety days nor more than one hundred and twenty days prior to the first anniversary of the preceding year’s annual meeting. With respect to the 2005 Annual Shareholders’ Meeting, notice shall be timely if it is delivered between January 23, 2005 and February 20, 2005.

SHAREHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR’S PROXY STATEMENT

To be considered for inclusion in next year’s proxy statement, shareholder proposals must be received by the Company’s Secretary no later than December 8, 2004. These proposals should be sent to the Secretary by fax at 630-623-0497 or by mail to the Secretary, McDonald’s Corporation, McDonald’s Plaza, Oak Brook, IL 60523. This notice requirement is separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement.

OTHER SHAREHOLDER PROPOSALS FOR PRESENTATION AT THE 2005 ANNUAL MEETING

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly from the floor of the 2005 Annual Meeting, the Company’s By-Laws require that timely notice must be given to the Company’s Secretary. To be timely, the notice must be delivered to the Secretary at the above address between January 23, 2005 and February 20, 2005. The By-Laws also provide that such business, as determined by the Chairman of the meeting, must be a proper subject for shareholder action under Delaware corporation law.

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PROPOSALS TO BE VOTED ON

Proposal No. 1. ELECTION OF DIRECTORS

The Board is divided into three classes, each having three-year terms that expire in successive years.

NOMINEES

The nominees for Director are: Edward A. Brennan, Walter E. Massey, John W. Rogers, Jr., Anne-Marie Slaughter and Roger W. Stone.

Four of the nominees are standing for election as Directors at this year’s Annual Meeting to hold office for three-year terms expiring in 2007. These four are Edward A. Brennan, Walter E. Massey, John W. Rogers, Jr. and Roger W. Stone. Mr. Brennan currently is in the class of Directors whose terms expire in 2005, but is standing for election in the class of Directors whose terms expire in 2007. The fifth nominee, Anne-Marie Slaughter, is standing for election in the class of Directors whose terms expire in 2005.

The Board of Directors expects all nominees to be available for election. If any of them should become unavailable to serve as a Director for any reason prior to the Annual Meeting, the Board may substitute another person as a nominee. In that case, your shares will be voted for that other person.

Your shares will be voted according to your instructions. If you return your signed proxy card but do not provide voting instructions, your shares will be voted FOR the election of the five nominees named above. The five nominees who receive the most votes will be elected. Biographical information for the Directors continuing in office and the five nominees follows.

The Board of Directors recommends that shareholders vote FOR all five nominees.

BIOGRAPHICAL INFORMATION

Hall Adams, Jr. Mr. Adams, 70, was the Chief Executive Officer of Leo Burnett & Co., Inc., an advertising firm, from 1987 until his retirement in 1992. He serves as a director on the boards of Moody’s Corporation and Sears, Roebuck and Co. Mr. Adams has served as a Director of McDonald’s since 1993 and is a member of the class of 2005.

Charles H. Bell Mr. Bell is McDonald’s President and Chief Operating Officer, a post to which he was elected as of January 1, 2003, and has also served as a Director since that time. He has been with the Company for more than 28 years, beginning as a crewmember in a McDonald’s restaurant in Kingsford, Sydney, Australia. He served as Managing Director of McDonald’s Australia from 1993 to September 1999. He then became President of the Asia/Pacific, Middle East and Africa Group. In June 2001, he was elected President of McDonald’s Europe. He is 43 years old and a member of the class of 2005.

Edward A. Brennan Nominee. Mr. Brennan, 70, is the retired Chairman, President and Chief Executive Officer of Sears, Roebuck and Co., a merchandising company. He retired from Sears in 1995. In April 2003, he was named Executive Chairman of AMR Corporation, the parent company of American Airlines, and Executive Chairman of American Airlines, Inc., a scheduled passenger airline and scheduled air freight carrier. Mr. Brennan joined McDonald’s Board in 2002 and is nominated for the class of 2007. He also serves on the boards of The Allstate Corporation, American Airlines, Inc., AMR Corporation, Exelon Corporation and Minnesota Mining and Manufacturing Company.

James R. Cantalupo Mr. Cantalupo, 60, has served as McDonald’s Chairman and Chief Executive Officer since January 1, 2003. From December 1999 to December 2001, Mr. Cantalupo was President and Vice Chairman of McDonald’s Corporation. Before that, he was Vice Chairman of the Company and Chairman and Chief Executive Officer of McDonald’s International, a post he held from 1992 to 1998. Mr. Cantalupo joined the Company in 1974 as Controller. Except for an eight-month absence from the Board in 2002, Mr. Cantalupo has served as a Director since 1987. He is a member of the class of 2006. Mr. Cantalupo is also on the board of Illinois Tool Works, Inc.

Robert A. Eckert Mr. Eckert is Chairman and Chief Executive Officer of Mattel, Inc., a designer, manufacturer and marketer of family products, a post he has held since May 2000. Prior to joining Mattel, Mr. Eckert was President and Chief Executive Officer of Kraft Foods from 1997 to 2000. He joined the Board of McDonald’s in 2003 and serves in the class of 2006. He is 49 years old.

Enrique Hernandez, Jr. Mr. Hernandez, 48, is Chairman and Chief Executive Officer of Inter-Con Security Systems, Inc., a provider of high-end security and facility support services to government, utilities and industrial customers, since 1986. He joined the Board in 1996 and serves in the class of 2006. Mr. Hernandez also serves as the presiding director of Nordstrom, Inc., and as a director of Tribune Company and Wells Fargo & Company.

Jeanne P. Jackson Ms. Jackson, 52, is the General Partner of MSP Capital, a consulting and investment firm she founded in 2003. Ms. Jackson was Chief Executive Officer of Walmart.com from March 2000 to December 2001. She formerly served as President and Chief Executive Officer of Banana Republic, a Gap Inc. brand, from November 1998 to March 2000, and held additional responsibility for Gap Inc. Direct Division. Ms. Jackson joined McDonald’s Board in 1999 and is a member of the class of 2006. She also serves on the boards of CRS Retail Systems, NIKE, Inc., Nordstrom, Inc. and Williams-Sonoma, Inc.

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Adams	Bell	Brennan, Nominee	Cantalupo	Eckert

Hernandez	Jackson	Massey, Nominee	McKenna	McMillian

Rogers, Nominee	Slaughter, Nominee	Stone, Nominee

Walter E. Massey Nominee. Dr. Massey, 65, is President of Morehouse College, a post to which he was named in 1995. He serves as a director of Bank of America Corporation, BP p.l.c. and Motorola, Inc. Dr. Massey joined McDonald’s Board in 1998 and is a nominee for the class of 2007.

Andrew J. McKenna Mr. McKenna, 74, is the Chairman (since 1979) and Chief Executive Officer (since 1967) of Schwarz Paper Company, a printer, converter, producer and distributor of packaging and promotional materials. Mr. McKenna is the Presiding Director of the Board. He joined McDonald’s Board in 1991 and serves in the class of 2006. He is also a director of Aon Corporation, Click Commerce, Inc. and Skyline Corporation.

Cary D. McMillan Mr. McMillan, 46, is the Chief Executive Officer of Sara Lee Branded Apparel, a post he assumed in October 2001, and Executive Vice President, since January 2000, of Sara Lee Corporation, one of the world’s leading branded consumer packaged goods companies. From 1999 to 2001, Mr. McMillan was Chief Financial and Administrative Officer of Sara Lee Corporation. Prior to that time, he was Managing Partner of the Chicago office of Arthur Andersen, LLP. Mr. McMillan joined McDonald’s Board in 2003 and serves in the class of 2005. He also serves on the boards of Hewitt Associates, Inc. and Sara Lee Corporation.

John W. Rogers, Jr. Nominee. Mr. Rogers is the Chairman and Chief Executive Officer since 1983 and founder of Ariel Capital Management, LLC, a privately held institutional money management firm specializing in equities. Mr. Rogers, 46, joined the McDonald’s Board in 2003 and is nominated for the class of 2007. Mr. Rogers is also a director of Aon Corporation, Bally Total Fitness Holding Corporation, Bank One Corporation, Exelon Corporation and, until April 2004, GATX Corporation.

Anne-Marie Slaughter Nominee. For the past two years, Dr. Slaughter has been the Dean of the Woodrow Wilson School of Public and International Affairs, Princeton University. From 1994 to 2002, she was the Director of Graduate and International Studies at Harvard Law School, and the J. Sinclair Armstrong Professor of International, Foreign and Comparative Law. Dr. Slaughter, 45, is a nominee for the class of 2005. Dr. Slaughter was identified as a Director candidate by an outside consultant to the Company.

Roger W. Stone Nominee. Mr. Stone is Chairman and Chief Executive Officer of Box USA Group, Inc., a corrugated box manufacturer, a position he has held following his retirement as President and Chief Executive Officer of Smurfit-Stone Container Corporation in 2000, where he served from 1999 to 2000. Prior to 1999, Mr. Stone was Chairman, President and Chief Executive Officer of Stone Container Corporation, a multinational paper company primarily producing and selling pulp, paper and packaging products. Mr. Stone, 69, joined McDonald’s Board in 1989 and is a nominee for the class of 2007. He also serves as a director of Autoliv Inc.

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Proposal No. 2. APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS FOR 2004

The Audit Committee is responsible for the appointment of the independent auditors engaged by the Company. The Audit Committee has appointed Ernst & Young LLP as auditors for 2004. The Board is asking shareholders to approve this appointment of Ernst & Young LLP as auditors for 2004. Ernst & Young LLP audited the Company’s financial statements for 2003. A representative of that firm will be present at the Annual Meeting and will have an opportunity to make a statement and answer questions.

See page 33 for additional information regarding the auditors including the Audit Committee’s pre-approval policy that discusses the process by which the Audit Committee pre-approves audit and permitted non-audit services, and a summary of auditor fees and services.

The Board recommends that shareholders vote FOR the appointment of Ernst & Young LLP as auditors for 2004.

The Board is seeking approval of two executive compensation plans as described under Proposals 3 and 4.

Proposal No. 3. APPROVAL OF McDONALD’S CORPORATION AMENDED AND RESTATED 2001 OMNIBUS STOCK OWNERSHIP PLAN

The Board of Directors recommends that shareholders vote FOR approval of the Amended and Restated 2001 Omnibus Stock Ownership Plan.

The McDonald’s Corporation 2001 Omnibus Stock Ownership Plan, referred to below as the 2001 Plan, was first adopted by the Board of Directors in 2001, and approved by shareholders at our annual meeting on May 17, 2001. On March 18, 2004, the Board approved the Amended and Restated 2001 Plan, referred to below as the Amended 2001 Plan. We are now asking for your approval of the Amended 2001 Plan. The changes, if approved, will apply to awards granted after March 18, 2004, the date on which our Board of Directors adopted the Amended 2001 Plan. Among the most important changes from the 2001 Plan are an increase in the number of shares available for issuance under the plan, revised rules for adding back certain shares to the shares available, changes in the limitations on awards to individual participants and on specific types of awards, and changes in the types of performance goals that may be used for awards intended to qualify for the Performance Exception (as defined on page 17 hereof) from the limitation on deductibility of certain executive compensation under Section 162(m) of the Internal Revenue Code (Code).

The material features of the Amended 2001 Plan, including the material changes from the 2001 Plan, are summarized below. Because this is a summary, it may not contain all the information that you may consider important. In order to save costs, the full text of the Amended 2001 Plan is not included as an appendix to this printed Proxy Statement. A copy of the Amended 2001 Plan is available on the Company’s website at www.mcdonalds.com/corp/invest/pub/proxy/proposal_3.html and the Securities and Exchange Commission’s website at www.sec.gov, where it is an exhibit to the electronic version of this Proxy Statement. We will provide you with a copy without charge if you call the Investor Relations Service Center at 630-623-7428, or write to us at McDonald’s Corporation, Investor Relations Service Center, McDonald’s Plaza, Oak Brook IL 60523. Copies will also be available at the Annual Meeting.

PURPOSES

The primary purposes of the 2001 Plan have been to advance the Company’s interests by helping to attract and retain highly qualified individuals to serve as officers, employees and non-employee Directors, to enable them to acquire a larger personal financial interest in the Company through the acquisition and ownership of Common Stock, and to encourage them to identify with shareholders through stock ownership. The Amended 2001 Plan is intended to continue to serve these purposes, while also reflecting our new business plan and new compensation strategies designed to complement that plan.

In 2003, management redefined our growth strategy to emphasize building sales at existing restaurants. Management also introduced a comprehensive revitalization plan to reestablish operational excellence and leadership marketing and to improve our financial discipline. Our System was aligned around our customer-focused, goal-oriented Plan to Win, which is designed to make McDonald’s our customers’ favorite place and way to eat. Management’s near-term goal was to fortify the foundation of our business, and we have made significant progress toward this goal, as evidenced by our 2003 financial results. Despite these strong results, our revitalization efforts continue. Management’s long-term goal is to create a differentiated customer experience—one that builds brand loyalty and enables us to deliver attractive top- and bottom-line growth and returns on a sustained basis. (For additional information, see McDonald’s 2003 Financial Report and 2003 Summary Annual Report.)

Consistent with our change in strategic direction, management, together with the Compensation Committee, has taken an in-depth look at compensation at McDonald’s. While we have historically been a pay-for-performance company, we are becoming even more so as we place a greater emphasis on accountability. The Compensation Committee and management have worked with external consultants to determine enhanced ways to attract, retain and motivate highly qualified individuals, and to ensure compensation is tied to performance. In addition, we have been focused on continuing to align the interests of our employees with those of our shareholders through our compensation programs and officer share ownership requirements. Non-employee Directors are also subject to share ownership guidelines.

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Accordingly, we are in the process of implementing a number of important changes to overall compensation at McDonald’s. With respect to equity compensation, we intend to make the following changes:

>	Put a greater emphasis on accountability to further link executive compensation with results achieved, in order to support a high-performance culture that rewards behaviors that drive shareholder value.

>	Reduce the annual equity award usage rate (known as the “run rate”) as a percent of outstanding shares.

>	Increase usage of less-dilutive equity incentives, such as stock appreciation rights, restricted stock and restricted stock units, while continuing our practice of not granting discounted stock options and reload options.

In addition, the following changes are reflected in the Amended 2001 Plan:

>	Repricing of stock options and stock appreciation rights without shareholder approval is prohibited.

>	A minimum three-year vesting schedule is imposed for all service-vesting restricted stock, restricted stock units and other full-value awards, except that such awards covering up to 2.5 million shares may be granted with a minimum one-year vesting schedule.

>	Provisions for the Company to make and guarantee loans in connection with the exercise of options and payments for restricted stock are eliminated.

>	The general rule regarding the treatment of future options, stock appreciation rights and service-vesting awards upon a change in control is modified. Instead of automatic vesting upon a change in control, vesting will generally occur upon a subsequent qualifying termination of employment—a change from a “single trigger” to a “double trigger” approach.

GENERAL INFORMATION

The 2001 Plan provides for the granting of non-qualified stock options, incentive stock options, restricted stock, stock appreciation rights, performance units, stock bonuses and other stock-based awards (collectively, Awards). The Amended 2001 Plan does not provide for the grant of performance units, which will in the future be provided under the McDonald’s Corporation 2004 Cash Incentive Plan if shareholders approve that plan (see Proposal 4). It also makes specific provision for dividend equivalent awards, which are permitted under the 2001 Plan as “other stock-based awards.” The Compensation Committee presently expects to grant non-qualified stock options, stock-settled stock appreciation rights, restricted stock and restricted stock units under the Amended 2001 Plan, and may consider the grant of other types of Awards in the future.

As under the 2001 Plan, Awards may be granted under the Amended 2001 Plan to any employee (including officers) of the Company or any of its domestic subsidiaries, to any employee, officer or director of any of the Company’s foreign subsidiaries, and to non-employee Directors and Senior Directors of the Company. In 2003, awards were made to approximately 13,900 participants under the 2001 Plan. Currently, there are more than 13,300 participants with outstanding awards granted under the 2001 Plan.

COMMON STOCK AVAILABLE UNDER THE AMENDED 2001 PLAN

Out of the original 64 million shares of McDonald’s Common Stock authorized under the 2001 Plan, 366,038 shares remained available for grants as of February 29, 2004. The Amended 2001 Plan would increase this number by:

>	50 million shares, representing 4 percent of the total outstanding shares of Common Stock as of February 29, 2004, plus

>	2,511,331 shares that were available as of February 29, 2004 under the McDonald’s Corporation 1975 Stock Ownership Option Plan, which will be terminated effective as of March 18, 2004, if the Amended 2001 Plan is approved by shareholders.

The aggregate number of shares authorized under the Amended 2001 Plan would thus be 116,511,331, of which 63,633,962 have already been granted (net of 7,343,125 forfeitures), including 63,597,595 that are subject to currently outstanding Awards.

As under the 2001 Plan, to the extent that any Award based on Common Stock expires or terminates without having been exercised in full or is forfeited, the shares of Common Stock subject to that Award will be available for other Awards. In addition, the Amended 2001 Plan makes clear that shares subject to Awards that are settled for cash become available for other Awards, and specifically provides for the following shares to be added to the number of shares available for Awards other than incentive stock options:

>	Shares subject to any award under the McDonald’s Corporation 1975 Stock Ownership Option Plan or the McDonald’s Corporation 1992 Stock Ownership Incentive Plan (referred to below as the Prior Plans) that expires or terminates after March 18, 2004 will become available to the extent it has not been exercised in full or is forfeited or settled for cash;

>	Shares delivered by a participant after March 18, 2004 to pay the price of an option or tax withholding for any Award granted under the 2001 Plan and Amended 2001 Plan or any option or other award under the Prior Plans; and

>	Shares subject to an Award granted under the 2001 Plan and Amended 2001 Plan or an award under the Prior Plans that are withheld after March 18, 2004 to pay the option price or tax withholding.

As under the 2001 Plan, Common Stock issued under the Amended 2001 Plan may be newly issued shares, treasury shares or any combination thereof. The Company presently intends to use treasury shares purchased through its share repurchase program for Awards. As of February 29, 2004, 399,715,250 shares of Common Stock were held in treasury, and an additional $3.9 billion in share repurchases remained authorized.

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The closing price for the Common Stock on the New York Stock Exchange Composite Tape on March 18, 2004 was $28.02.

In order to comply with the requirements of the Performance Exception from Code Section 162(m), described more fully on page 17 under “Certain federal income tax consequences–Limits on Company’s deductions,” the Amended 2001 Plan provides that the maximum number of shares of Common Stock for which Awards may be granted to any single participant during any one-year period is 2 million for options and stock appreciation rights, and 500,000 for restricted stock, restricted stock units, and dividend equivalents (based on the number of underlying shares) that are intended to qualify for the Performance Exception, subject to adjustments as described below under “Adjustments for changes in capitalization and corporate transactions.” The analogous limits under the 2001 Plan were 5 million shares for options and stock appreciation rights, 5 million for performance units based on Common Stock and 200,000 for all other Awards, in each case during a three-year period.

PLAN ADMINISTRATION

Like the 2001 Plan, the Amended 2001 Plan will be administered by the Board’s Compensation Committee or another committee of independent directors appointed by the Board (the Committee), and requires that the Committee members meet the requirements for exempting transactions involving Awards from the short-swing profit recovery rules under the Securities Exchange Act of 1934, and the requirements for exempting Awards from the limits on tax deductions imposed by Code Section 162(m), which are described in more detail below under “Certain federal income tax consequences–Limits on Company’s deductions.” The Amended 2001 Plan also requires that the Committee members meet the independence requirements of the New York Stock Exchange or any other national securities exchange on which the McDonald’s Common Stock is listed. The powers of the Committee under the Amended 2001 Plan, described below, are the same as under the 2001 Plan.

The Committee has the power to delegate certain of its administrative responsibilities to appropriate individuals or committees. The Committee’s powers may also be exercised by the full Board.

The Committee has the authority, subject to the provisions of the Amended 2001 Plan, to: approve the persons to whom, and the times when, Awards are to be granted, as well as the type, size and terms of such Awards; interpret the Amended 2001 Plan; authorize foreign subsidiaries to adopt stock ownership plans providing for the granting of Awards which will be treated as grants under the Amended 2001 Plan; except as explained below under “Awards under the Amended 2001 Plan–Restricted stock awards” and “Awards under the Amended 2001 Plan–Dividend equivalents, restricted stock units and other stock-based awards,” accelerate the exercisability of, and waive the restrictions and conditions applicable to, Awards; extend the time during which Awards may be exercised (but not beyond 15 years); and prescribe rules and regulations concerning the transferability of any Awards.

AWARDS UNDER THE AMENDED 2001 PLAN

Stock options. Like the 2001 Plan, the Amended 2001 Plan provides both for incentive stock options specifically intended to qualify for the favorable federal income tax treatment for the optionees, and for options that do not so qualify (non-qualified options). Incentive stock options and nonqualified options are referred to collectively as options.

Like the 2001 Plan, the Amended 2001 Plan provides that the per-share option price cannot be less than 100% of the fair market value of a share of the Common Stock on the grant date. Payment of the option price may be made in cash, through the exchange of Common Stock previously owned by the grantee or, unless the Committee determines otherwise, through a broker-assisted exercise. The Committee may allow a grantee to pay the option price with restricted stock on terms the Committee may determine provided that shares received on exercise of the stock option become subject to the same restrictions as the shares tendered upon exercise.

The Committee determines when and in what manner an option may be exercised, and establishes its maximum term, which generally will be 10 years and may not be more than 15 years. Generally, an option may not be exercisable within one year after its grant date, but the Committee may vary this rule. The Committee may direct that shares issued upon exercise of options be in the form of restricted stock as described below.

Restricted stock awards. The 2001 Plan limits the number of shares of Common Stock available for Awards of restricted stock to 3 million. In order to have the flexibility to increase the use of restricted stock, the Amended 2001 Plan eliminates this limit. Restricted stock may be granted subject to forfeiture upon termination of employment (service-vesting restricted stock), if the Company or the grantee fails to meet specified performance goals or upon failure to satisfy such other conditions as the Committee may specify. Unlike the 2001 Plan, the Amended 2001 Plan requires that service-vesting restricted stock vest not more rapidly than in three equal annual installments (subject to accelerated vesting upon certain terminations of employment and upon a change in control, as described further below). The Committee does not have the discretion to waive this requirement. However, as noted previously, an exception to this requirement is made for service-vesting restricted stock, restricted stock units and other full-value awards covering up to 2.5 million shares, so long as they vest not more rapidly than after one year.

The grantee of an Award of restricted stock has the right to vote the restricted stock, and to receive dividends and other distributions on the restricted stock, although dividends in the form of Common Stock and other noncash dividends and distributions will also be restricted. The Committee may specify the price, if any, to be paid by the grantee for restricted stock, except that the grantee must pay at least the minimum consideration (par value) for any shares other than treasury shares.

McDonald’s Corporation    13

If a share of restricted stock is forfeited and if the grantee paid for the share or acquired the share by option exercise, upon forfeiture the Company must pay the grantee the lesser of: (a) the amount paid or the option price, as the case may be, or (b) the fair market value of a share of Common Stock on the date of forfeiture.

Stock appreciation rights. A stock appreciation right (SAR) may be granted alone or in conjunction with another Award. A SAR is exercisable on conditions established by the Committee. Generally, a SAR will be exercisable only on or after the first anniversary of its grant date, but the Committee may vary this rule. A SAR related to another Award generally terminates upon the expiration, termination, forfeiture or exercise of the related Award, and is exercisable only to the extent that such other Award is exercisable.

Upon exercise of a SAR, the grantee must surrender the SAR and any related Award and will receive in exchange cash or, at the discretion of the Committee, Common Stock, equal in value to (1) the excess of the fair market value of a share of Common Stock on the date the SAR is exercised over the fair market value of a share of Common Stock on the date the SAR was granted or, if the SAR is related to an option, the option price, times (2) the number of shares as to which the SAR is being exercised. At the time of grant, the Committee may place a limitation on the amount payable upon exercise of a SAR.

Stock bonuses. As under the 2001 Plan, the Committee may grant stock bonuses or incentives to eligible employees other than Executive Officers under the Amended 2001 Plan. The maximum number of shares available for this form of Award is 500,000 over the life of the plan; the corresponding limit under the 2001 Plan is 200,000 shares.

Dividend equivalents, restricted stock units and other stock-based awards. As under the 2001 Plan, the Amended 2001 Plan provides that the Committee may grant other stock-based awards, that is, Awards other than options, SARs or restricted stock, the value of which is based on or otherwise related to the Common Stock, on terms and conditions specified by the Committee.

The Amended 2001 Plan makes specific provision for dividend equivalents, a form of other stock-based award representing the right to receive cash or shares of Common Stock measured by the dividends payable with respect to specific shares of Common Stock or a specified number of shares of Common Stock. Dividend equivalents may be granted alone or as part of another Award. Like the 2001 Plan, the Amended 2001 Plan specifies that if the value of an other stock-based award is based on the excess of the fair market value of a share of Common Stock on the date the value is determined over the Award’s exercise or grant price, the per-share exercise or grant price for such an Award may not be less than 100 percent of the fair market value of a share of Common Stock on the date of grant.

The Committee has granted other stock-based awards under the 2001 Plan in the form of restricted stock units, and it expects to continue to grant this type of Award under the Amended 2001 Plan. Restricted stock units are similar to restricted stock awards, except that instead of issuing actual shares at the time of grant, the units are settled at or after the time they vest by the delivery of the appropriate number of shares of Common Stock at that time, or of cash equal to the then-value of those shares, depending upon the terms of the Award. Unless and until restricted stock units are settled with actual shares, the participant does not have the rights of a shareholder, although he or she may, if the Award so provides, be entitled to dividend equivalents with respect to the units.

The Amended 2001 Plan also provides that restricted stock units and other stock-based awards, the value of which is based on the full value of a share of Stock, will be subject to a minimum vesting requirement if the award vests based solely on continued employment. As noted above, such awards generally may not vest more rapidly than in three equal annual installments (subject to accelerated vesting upon certain terminations of employment and upon a change in control, as described further below). The Committee does not have the discretion to waive this requirement. However, as noted above, an exception to this requirement is made for service-vesting restricted stock, restricted stock units and other full-value awards covering up to 2.5 million shares, so long as they vest not more rapidly than after one year.

AMENDMENT AND TERMINATION

The 2001 Plan will terminate on May 17, 2011. If the shareholders approve the Amended 2001 Plan, it will terminate on March 18, 2014. In either case, the plan may be terminated by the Board of Directors before its scheduled termination date. Any such termination will not affect any Awards then outstanding.

Like the 2001 Plan, the Amended 2001 Plan and Awards may be amended by our Board of Directors, and Awards may be amended by the Committee, subject to shareholder approval if required by the listing requirements of the New York Stock Exchange or any other national securities exchange on which McDonald’s equity securities are listed. However, the Amended 2001 Plan also provides that shareholder approval would be required for any amendment that would result in the reduction of the option price of any option or of the exercise price of any stock appreciation right, except for the adjustments described below under “Adjustments for changes in capitalization and corporate transactions.” The 2001 Plan and the Amended 2001 Plan both also provide that amendments may not adversely affect outstanding Awards without the consent of the affected grantee, unless the amendment does not materially decrease the value of the Award or is made to comply with applicable law, stock exchange rules or accounting rules. Moreover, no amendment may be made that would cause the loss of Code Section 162(m) exemption for any then-outstanding Qualified Performance-Based Awards (as defined below under “Certain Federal income tax consequences”). In addition, Awards may not be amended in a way that is inconsistent with the requirements of the

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Amended 2001 Plan. For example, an Award that is subject to the minimum vesting schedule for service-vesting restricted stock, restricted stock units and other full-value stock-based awards may not be amended to eliminate that minimum vesting schedule.

ESTIMATE OF BENEFITS

Because the grant of Awards pursuant to the Amended 2001 Plan will be within the discretion of the Committee, it is not possible to determine the Awards that will be made to Executive Officers under the Amended 2001 Plan. Moreover, because the Company’s equity compensation program has been changed as described above under “Purposes,” future Awards may not be comparable to those granted in recent years under the 2001 Plan. Information regarding Awards made under the 2001 Plan to the Company’s Chief Executive Officer and the other four most highly compensated Executive Officers in 2003 is provided on pages 27 and 28. In 2003, under the 2001 Plan, options covering a total of 80,000 shares of Common Stock were granted to non-employee Directors, options covering 1,302,400 shares of Common Stock were granted to all current Executive Officers as a group, and options covering over 21 million shares of Common Stock were granted to approximately 13,900 employees, including all current officers who are not Executive Officers. In addition, in 2003, 547,770 restricted stock units were granted to all current Executive Officers as a group, and 1.3 million restricted stock units were granted to 135 employees, including all current officers who are not Executive Officers.

OTHER TERMS AND CONDITIONS

Transferability. As under the 2001 Plan, Awards granted under the Amended 2001 Plan are generally non-transferable other than by will or the laws of descent and distribution and may be exercised, during a grantee’s lifetime, only by the grantee. However, the Committee may allow transfers of Awards, other than incentive stock options and restricted stock, under limited circumstances for estate planning purposes under rules prescribed by the Committee.

Termination of employment. The Amended 2001 Plan contains certain general rules concerning the exercisability and forfeitability of Awards upon termination of employment, which will apply unless the Committee determines otherwise at or after the time an Award is granted. These rules are generally the same as under the 2001 Plan, except as noted later in these terms and conditions. However, the 2001 Plan provides as a general rule that restricted stock awards are forfeited upon any termination of employment, whereas under the Amended 2001 Plan, this general rule applies only to service-vesting restricted stock. In addition, under the Amended 2001 Plan, the treatment of all Awards, other than options, SARs and service-vesting restricted stock, upon termination of employment other than for cause, will be specified in the applicable grant agreement, with no general rule being stated in the plan document as is the case in the 2001 Plan.

The general rule when a grantee’s employment is terminated for cause is that all of the grantee’s Awards will be forfeited immediately.

The general rules applicable to options and SARs are as follows:

>	Death or permanent disability: the grantee’s options and SARs become immediately exercisable and may be exercised for a period of three years following death or disability.

>	Retirement with at least 70 years of combined age and years of service: if the grantee complies with the requirements described in the next sentence, the grantee’s options and SARs that are then exercisable or would have become exercisable within the next three years, may be exercised at any time during the next three years or, if shorter, the remaining term of the option. The Committee or its delegee may require a grantee, to qualify for this extended exercisability, to (1) give six months’ prior written notice of the intent to retire, and/or (2) sign an agreement not to work for a competitor of the Company following retirement.

>	Retirement at or after age 60 with 20 or more years of service: the grantee’s options and SARs that are then exercisable or would have become exercisable within the next three years may be exercised at any time during the next three years.

>	Voluntary termination of employment at or after age 60 with less than 20 years of service: the grantee will have one year from the termination date to exercise those options and SARs that were exercisable on the date of termination.

>	Termination by the Company without cause: the general rule provides for accelerated option and SAR vesting and extended time for exercise of options and SARs based on age and years of service. The Committee or its delegee may require a grantee, to qualify for this treatment, to sign an agreement not to work for a competitor of the Company following termination.

>	This general rule replaces a rule under the 2001 Plan that provides for accelerated option and SAR vesting and extended time for exercise of options and SARs based on age and years of service to grantees leaving because of job elimination.

>	Leaving to become a McDonald’s owner/operator: the grantee may qualify for accelerated option and SAR vesting and extended time for exercise of options and SARs based on age and years of service.

>	Disposition of a subsidiary in which the options and SARs held by subsidiary employees are not assumed by the subsidiary or the buyer: the grantee will have one year to exercise those options that are exercisable on the date of termination.

>	Voluntary termination of employment: the grantee will have 30 days to exercise those options and SARs that are exercisable on the date of termination.

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For non-employee Directors and Senior Directors, the general rules for treatment of Awards upon leaving the Board are as follows under both the 2001 Plan and the Amended 2001 Plan:

>	Retirement: all of the grantee’s options and SARs may be exercised at any time during the next three years or, if shorter, the remaining term of the option, and the grantee’s other Awards will vest and be payable.

>	Death or disability: all of the grantee’s options and SARs may be exercised at any time during the next three years, and the grantee’s other Awards will vest and be payable.

>	Removal for cause: all of the grantee’s Awards will be forfeited.

>	Any other reason: the grantee will have one year to exercise those options and SARs that were exercisable on the termination date, or if shorter, the remaining term of the option or SAR. All other Awards will be forfeited.

Notwithstanding the above rules, in no event will an option or SAR be exercisable after the 15th anniversary of the date of grant.

Tax withholding. The Company may make such provisions as it deems appropriate to withhold any taxes due in connection with any Award, and may require the grantee to satisfy any relevant tax withholding requirements before authorizing any issuance of shares to a grantee. This requirement may be satisfied by the grantee’s payment of cash or delivery of shares of Common Stock by the grantee, or by having shares of Common Stock otherwise issuable to the grantee withheld to satisfy the minimum federal, state and local withholding tax liability.

CHANGE IN CONTROL

The 2001 Plan provides that in the event of a “Change in Control” of the Company (as defined in the 2001 Plan), all options and SARs will become immediately exercisable and the restrictions applicable to outstanding restricted stock, restricted stock units and dividend equivalents will lapse. In addition, if a grantee’s employment or status as a Director, as applicable, terminates within one year after a Change in Control, other than for cause, in no event will the grantee’s option terminate before the day after the first anniversary of the date of termination or, if sooner, the end of the term of the options.

As noted above, the Amended 2001 Plan changes this approach in several respects:

>	Options, SARs and service-vesting Awards of other types will vest automatically upon a Change in Control only if (1) McDonald’s Common Stock ceases to be publicly traded as a result of the transaction and (2) they are not replaced by equivalent awards based on publicly traded stock of a successor entity.

>	If options, SARs and service-vesting Awards of other types do not vest upon a Change in Control, they (or the awards that replace them) will vest upon a termination of employment or of membership on the Board at any time within two years after the Change in Control for any reason other than cause, and the options and SARs will remain exercisable for not less than two years following the termination, or if shorter, until the stated term of the option.

>	The Committee will have the ability to vary these general rules for particular Awards at the time of grant.

>	The consequences of a Change in Control for performance-vesting Awards, other than options and SARs, will be specified in the grant agreements.

The definition of “Change in Control” under the Amended 2001 Plan is the same as under the 2001 Plan.

ADJUSTMENTS FOR CHANGES IN CAPITALIZATION AND CORPORATE TRANSACTIONS

The 2001 Plan provides for the Committee to adjust the various limitations on the shares available for Awards under the 2001 Plan, and to adjust outstanding Awards, as appropriate in connection with stock dividends, stock splits, reverse stock splits, share combinations, recapitalizations, mergers, consolidations, acquisitions of property or shares, separations, spinoffs, reorganizations, stock rights offerings, liquidations, sales or spinoffs of subsidiaries, and similar events. These adjustments may include canceling Awards in exchange for payments of cash and/or property, substituting other equity (including equity of another entity that agrees to the substitution) for the McDonald’s Common Stock available under the plan and subject to then-outstanding Awards or in the case of a sale or spinoff of a subsidiary, arranging for the buyer or the subsidiary to assume the Awards held by subsidiary employees.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a brief description of the principal United States federal income tax consequences related to options granted under the 2001 Plan.

Non-qualified Options. A grantee will not be subject to tax at the time a non-qualified option is granted, and no tax deduction is then available to the Company. Upon the exercise of a non-qualified option, an amount equal to the difference between the option price and the fair market value of the shares acquired on the date of exercise will be included in the grantee’s ordinary income and the Company will generally be entitled to deduct the same amount. Upon disposition of shares acquired upon exercise, appreciation or depreciation after the date of exercise will be treated by the grantee or transferee of the non-qualified option as either capital gain or capital loss.

If a non-qualified option provides for issuance of Common Stock subject to restrictions upon exercise, the grantee receiving such restricted stock will not recognize income for tax purposes until the restrictions lapse, unless he or she elects otherwise, as described below. Rather, the grantee will have taxable income upon lapse of the restrictions equal to the amount by which the fair market value of the

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shares at the time the restrictions lapse exceeds the option price, and the Company will generally have a tax deduction in the same amount. Proceeds from the sale of stock sold after the restrictions lapse will be taxable as a capital gain or capital loss, depending upon the amount by which the sale price exceeds or is less than the fair market value of the stock at the time the restrictions lapse.

Alternatively, a grantee who receives Common Stock subject to restrictions can elect to recognize income immediately upon exercise of the non-qualified option, in which case the grantee’s taxable income and the Company’s tax deduction are generally determined at the time of option exercise, as explained in the first paragraph of this section. However, if the grantee subsequently forfeits the stock or is required to sell it to the Company by the terms of the restriction, the grantee’s tax deduction for any loss on the sale will be limited to the amount, if any, by which the option price exceeds the amount paid by the Company on such sale.

If the grantee pays the option price, in whole or in part, with previously acquired shares, the exchange will not affect the tax treatment of the exercise. No gain or loss is recognized on delivery of the previously acquired shares to the Company, and shares received by the grantee equal in number to the previously acquired shares so exchanged will have the same basis and holding period for capital gain purposes as the previously acquired shares. Shares received by the grantee in excess of the number of previously acquired shares will have a basis equal to the fair market value of such additional shares as of the date ordinary income equal to such fair market value is realized, and a holding period beginning as of such date.

Incentive stock options. A grantee will not be subject to tax at the time an incentive stock option is granted or exercised, and no tax deduction is available to the Company; however, the grantee may be subject to the alternative minimum tax on the excess of the fair market value of the shares received upon exercise of the incentive stock option over the option price. Upon disposition of the shares acquired upon exercise of an incentive stock option, capital gain or capital loss will generally be recognized in an amount equal to the difference between the sale price and the option price, as long as the grantee has not disposed of the shares within two years of the date of grant or within one year from the date of exercise and has been employed by the Company at all times from the grant date until the date three months before the date of exercise (one year in the case of permanent disability). If the grantee disposes of the shares without satisfying both the holding period and employment requirements (a disqualifying disposition), the grantee will recognize ordinary income at the time of the disqualifying disposition to the extent of the difference between the option price and the amount realized on such disqualifying disposition or, if the disqualifying disposition resulted from a failure to satisfy the holding period requirement, the fair market value of the shares on the date the incentive stock option is exercised (if less). Any remaining gain or loss is treated as a capital gain or capital loss.

If the grantee pays the option price, in whole or in part, with previously acquired shares, the exchange will not affect the tax treatment of the exercise. Upon such exchange, and except for disqualifying dispositions, no gain or loss is recognized upon the delivery of the previously acquired shares to the Company, and the shares received by the grantee equal in number to the previously acquired shares exchanged therefor will have the same basis and holding period for capital gain or capital loss purposes as the previously acquired shares. Shares received by the grantee in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the shares are issued to the grantee upon exercise of the incentive stock option. If such an exercise is effected using shares previously acquired through the exercise of an incentive stock option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a disqualifying disposition has occurred.

The Company is not entitled to a tax deduction upon either the exercise of an incentive stock option or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the grantee recognized ordinary income in a disqualifying disposition.

Limits on Company’s deductions. Code Section 162(m) generally places a $1 million annual limit on a company’s tax deduction for compensation paid to a “covered employee.” A “covered employee” is defined as the chief executive officer and the other four highest paid officers named in the company’s proxy statement. This limit does not apply to compensation that satisfies the applicable requirements for the “performance-based compensation” exception (Performance Exception), including approval by shareholders of the material terms of the compensation. Approval of the Amended 2001 Plan at the Annual Meeting will satisfy this shareholder-approval requirement.

Like the 2001 Plan, the Amended 2001 Plan incorporates the provisions required to satisfy the Performance Exception for options and SARs, in addition to the shareholder approval requirements. In the case of the Amended 2001 Plan, these requirements include limiting the maximum number of shares of Common Stock for which options and SARs may be granted to any single participant during any one-year period to 2 million (subject to adjustments as described above under “Adjustments for changes in capitalization and corporate transactions”), allowing such Awards to only be granted by the Committee which must be comprised of “outside directors” as defined under Code Section 162(m), and requiring that the option price or exercise price of such Awards be not less than the fair market value of the underlying stock on the date of grant. Therefore, as with the 2001 Plan, it is expected that all options and SARs granted to covered employees under the Amended 2001 Plan will qualify for the Performance Exception.

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In addition, like the 2001 Plan, the Amended 2001 Plan gives the Committee the ability to grant restricted stock, restricted stock units, dividend equivalents and other stock-based awards designed to qualify for the Performance Exception (Qualified Performance-Based Awards). As explained earlier, the Amended 2001 Plan provides that the number of shares subject to Qualified Performance-Based Awards of this type that may be granted to any single participant during any one-year period may not exceed 500,000 shares, subject to adjustments as described above under “Adjustments for changes in capitalization and corporate transactions.”

Qualified Performance-Based Awards (other than options and SARs) also must be subject to the achievement of performance goals based upon the attainment of specified levels of one or more of the following measures, applied to the Company as a whole or to any subsidiary, division or other unit of the Company: revenue, operating income, net income, basic or diluted earnings per share, return on revenue, return on assets, return on equity, return on total capital, or total shareholder return. Under the 2001 Plan, the measures available were earnings per share, economic profit, owner/operator cash flow, transaction counts, customer satisfaction rating, comparable sales growth, sales, net profit after tax, gross profit, operating profit, cash generation, unit volume, return on equity, return on assets, change in working capital, return on capital or shareholder return.

These performance goals may be absolute or relative to the performance of one or more other companies comparable to the Company or of an index covering multiple companies. In establishing performance goals, the Committee may specify that there shall be excluded the effect of restructuring charges, discontinued operations, extraordinary items, cumulative effects of accounting changes, and other unusual or nonrecurring items, as well as asset impairment and the effects of foreign currency fluctuations, in each case as those terms are defined under generally accepted accounting principles and provided in each case that such excluded items are objectively determinable by reference to the Company’s financial statements, notes to the Company’s financial statements and/or management’s discussion and analysis in the Company’s financial statements.

If the Committee makes Awards other than options and SARs subject to the achievement of performance goals, and complies with the other procedures required by the Performance Exception, the Awards should qualify for the Performance Exception. These procedures require that the Committee establish objective performance-based goals based upon one or more of the foregoing measures within the time allowed by the Performance Exception and at a time when achievement of the goals is not substantially certain, and that it certify the achievement of those goals before the vesting or payment of the Awards. In addition, in order to assure that Qualified Performance-Based Awards qualify for the Performance Exception, the Amended 2001 Plan, like the 2001 Plan, provides that except in the event of death, disability or Change in Control, the achievement of the performance goals associated with Qualified Performance-Based Awards may not be waived, nor may the amounts of such Awards be increased after they have been granted.

It is anticipated that in general, the Committee will operate the Amended 2001 Plan in a manner designed to avoid loss of the Company’s tax deduction because of Code Section 162(m). However, it is possible that in some cases, Awards granted to covered employees may not qualify for the Performance Exception. Further, if Awards vest or are paid on an accelerated basis upon a Change in Control or a subsequent termination of employment, some or all of the value of that acceleration may be considered an “excess parachute payment” under Section 280G of the Code. This would result in the imposition of a 20 percent federal excise tax on the recipients of the excess parachute payments and a loss of the Company’s deduction for the excess parachute payments.

RECOMMENDATION

The Board believes that the approval of the Amended 2001 Plan will enable management to implement the new compensation strategies described earlier, and to continue to motivate our employees to support the Company’s business strategies.

If shareholders do not approve the Amended 2001 Plan, management and the Compensation Committee will examine available alternatives, including (but not limited to) continuing to use the 1975 Plan as well as the 2001 Plan as in effect before the amendments reflected in the Amended 2001 Plan.

The Board recommends that shareholders vote FOR the approval of the Amended and Restated 2001 Omnibus Stock Ownership Plan.

Proposal No. 4. APPROVAL OF McDONALD’S CORPORATION 2004 CASH INCENTIVE PLAN

The Board of Directors recommends that shareholders vote FOR approval of the 2004 Cash Incentive Plan.

The McDonald’s 2004 Cash Incentive Plan, referred to below as the Cash Incentive Plan, was adopted by our Board of Directors on March 18, 2004, subject to approval by our shareholders. The purpose of seeking this approval is to obtain the benefits of the Performance Exception from the limits on our tax deductions for cash incentive compensation under Code Section 162(m), as more fully described on page 21 under “Performance Exception.”

The material features of the Cash Incentive Plan are summarized below. Because this is a summary, it may not contain all the information that you may consider important. In order to save costs, the full text of the Cash Incentive Plan is not included as an appendix to this printed Proxy Statement. A copy of the Cash Incentive Plan is available on the Company’s website at www.mcdonalds.com/corp/invest/pub/proxy/proposal_4.html and the Securities and Exchange Commission’s website at www.sec.gov where it is an exhibit to an electronic version of this Proxy Statement. We will provide you with a copy without

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charge if you call the Investor Relations Service Center at 630-623-7428, or write to us at McDonald’s Corporation, Investor Relations Service Center, McDonald’s Plaza, Oak Brook IL 60523. Copies will also be available at the Annual Meeting.

PURPOSE

The primary purpose of the Cash Incentive Plan is to advance the Company’s interests by providing a means to pay performance-based short-term and long-term incentive cash compensation designed to qualify for the Performance Exception to those employees upon whose judgment and efforts the Company is largely dependent for the successful conduct of its operations. It is anticipated that the opportunity to earn such cash compensation will stimulate the efforts of such employees on behalf of the Company, strengthen their desire to continue in the service of the Company, and assist the Company in attracting promising new employees.

The Company’s new strategic plan and the ways in which compensation programs will be shaped to further this plan are described in more detail in the Compensation Committee Report on Executive Compensation on pages 23 through 25 and in Proposal No.3, Approval of Amended and Restated 2001 Omnibus Stock Ownership Plan on pages 11 through 18.

GENERAL INFORMATION

The Cash Incentive Plan provides for the granting of the opportunity to earn cash incentive awards based upon the achievement of performance goals during specified periods, known as performance periods.

The Company has in the past provided both annual and long-term cash incentive compensation. Long-term cash incentive compensation has been provided in the form of “performance units” under the 2001 Omnibus Stock Ownership Plan, which has been approved by shareholders. See Proposal 3 regarding proposed changes to that plan that our shareholders are being asked to approve, including eliminating performance units from that plan. Annual cash incentive compensation has not been provided under a shareholder-approved plan.

If approved, the Cash Incentive Plan will become the Company’s primary vehicle for annual and long-term cash incentive compensation of its executives.

PLAN ADMINISTRATION

The Cash Incentive Plan will be administered by the Board’s Compensation Committee or another committee of Directors appointed by the Board (referred to below as the Committee). The Committee members must all qualify as “outside directors” (as defined under Code Section 162(m)) for purposes of the Performance Exception. The Committee has the power to delegate certain of its administrative responsibilities to appropriate individuals or committees, to the extent permitted under the Performance Exception.

ELIGIBLE EMPLOYEES

All employees of McDonald’s and its domestic subsidiaries, and all employees, officers and directors of McDonald’s foreign subsidiaries, are eligible for awards under the Cash Incentive Plan. Currently, there are approximately 418,000 individuals who are so eligible. The Committee granted awards under the Cash Incentive Plan to 11 individuals in January 2004, subject to shareholder approval of the Cash Incentive Plan. See “Estimate of benefits” below. The Committee anticipates that a comparable number of individuals will be selected for awards in the future.

AWARDS UNDER THE CASH INCENTIVE PLAN

When the Committee makes an award under the Cash Incentive Plan, it must establish the terms and conditions of the award within the time period required by the Performance Exception (generally, within 90 days after the beginning of the applicable performance period), including the following:

>	The applicable performance goal or goals (see “Performance goals” below) and the performance period during which they must be achieved;

>	The formula by which the amounts payable will be determined, based upon the achievement of the performance goal or goals;

>	The consequences of a termination of employment during the applicable performance period; and

>	The consequences of a Change in Control during the applicable performance period, if they are to differ from the general rules explained below under “Change in Control.”

A cash payment generally may be made pursuant to an award only upon the achievement of the applicable performance goal or goals. The Committee may provide that achievement of the goals will be waived in whole or in part upon the death or disability of the participant, in the event of a Change in Control, or such other event as the Committee may deem appropriate. However, the Committee may not exercise any discretionary authority it may otherwise have under the Cash Incentive Plan in a manner that would cause the award to cease to qualify for the Performance Exception. The Performance Exception permits such waivers only upon Change of Control or the participant’s death, disability or termination without cause (including constructive termination).

Awards under the Cash Incentive Plan are not transferable, except upon death.

MAXIMUM AWARDS

In order to meet the requirements of the Performance Exception, the Cash Incentive Plan imposes the following limitations. The maximum number of performance periods that end in any single calendar year for which any one participant will be eligible to earn awards is three. In addition, the maximum amount of cash that may be paid pursuant to any one award under the plan is $8 million times the number of years and fractions thereof in the applicable performance period.

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PERFORMANCE GOALS

The performance goals for awards under the Cash Incentive Plan may be based upon the attainment of specified levels of one or more of the following measures, applied to the Company as a whole or to any subsidiary, division or other unit of the Company: revenue, operating income, net income, basic or diluted earnings per share, return on revenue, return on assets, return on equity, return on total capital, or total shareholder return. These performance goals may be absolute or relative to the performance of one or more other companies comparable to the Company or of an index covering multiple companies. In establishing performance goals, the Committee may specify that there shall be excluded the effect of restructuring charges, discontinued operations, extraordinary items, cumulative effects of accounting changes, and other unusual or nonrecurring items, and asset impairment and the effect of foreign currency fluctuations, in each case as those terms are defined under generally accepted accounting principles and provided in each case that such excluded items are objectively determinable by reference to the Company’s financial statements, notes to the Company’s financial statements and/or management’s discussion and analysis in the Company’s financial statements.

AMENDMENT AND TERMINATION

The Cash Incentive Plan will terminate immediately before the first meeting of our shareholders that occurs in 2009.

The Cash Incentive Plan and awards under it may be amended by our Board of Directors, and awards may be amended by the Committee, without shareholder approval. However, amendments may not adversely affect outstanding awards without the consent of the affected grantee, unless the amendment does not materially decrease the value of the award or is made to comply with applicable law, stock exchange rules or accounting rules. Moreover, in no event may any award be amended in any manner that would cause it to cease to qualify for the Performance Exception.

ESTIMATE OF BENEFITS

The following table shows the potential dollar value of the long-term incentive awards granted by the Compensation Committee in January 2004 under the Cash Incentive Plan for the three-year performance period ended December 31, 2006 (Long-term Incentive), and annual incentive awards for the performance period ended December 31, 2004 (Annual Incentive), subject to shareholder approval:

	Long-term incentive			Annual incentive*
Name and Position	Maximum	Target	Threshold	Maximum	Target	Threshold
James R. Cantalupo Chairman and Chief Executive Officer	$8,280,000	$3,600,000	$0	$5,439,000	$1,680,000	$0

Charles H. Bell President and Chief Operating Officer	4,600,000	2,000,000	0	2,751,875	850,000	0

James A. Skinner Vice Chairman	2,990,000	1,300,000	0	2,311,575	714,000	0

Michael J. Roberts President–McDonald’s USA	2,300,000	1,000,000	0	1,478,039	433,125	0

Matthew H. Paull Corporate Executive Vice President and Chief Financial Officer	1,518,000	660,000	0	1,189,781	367,500	0

Executive Officer Group (9 persons)	26,933,000	11,710,000	0	18,064,745	5,537,175	0

Non-Executive Director Group n/a	0	0	0	0	0	0

Non-Executive Officer Employee Group (2 persons)	2,495,500	1,085,000	0	2,013,533	606,200	0

*	Estimated amounts based on base salary as of December 31, 2003. Actual annual incentives will be based on base salary as of December 31, 2004.

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CHANGE IN CONTROL

Unless the Committee determines otherwise in connection with the grant of a particular award, upon a “Change in Control” of the Company (as defined in the Cash Incentive Plan) during the performance period for an award, the participant will be entitled to receive a pro-rata payment for the portion of the applicable performance period that precedes the Change in Control, computed by assuming that the applicable performance goals were achieved at the level achieved during the pre-change portion of the performance period. However, no such payments will be made to participants whose employment terminates for cause before the payment is made. Any payment made for an award upon a Change in Control will offset the amount (if any) that becomes payable under the award following completion of the performance period.

The definition of “Change in Control” under the Cash Incentive Plan is the same as under the Amended 2001 Plan (see Proposal 3).

PERFORMANCE EXCEPTION

Code Section 162(m) generally places a $1 million annual limit on a company’s tax deduction for compensation paid to a “covered employee.” A “covered employee” is defined as the company’s chief executive officer and the other four highest paid officers named in its proxy statement. This limit does not apply to compensation that satisfies the applicable requirements for the “performance-based compensation” exception (the Performance Exception), including approval by shareholders of the material terms of the compensation. Approval of the Cash Incentive Plan at the Annual Meeting will satisfy this shareholder-approval requirement.

RECOMMENDATION

The Board believes that the approval of the Cash Incentive Plan will enable management to implement the new incentive compensation strategies described above, in order to continue to motivate our employees to support the Company’s business strategies.

If shareholders do not approve the Cash Incentive Plan, the awards made under the plan to date will be forfeited and the plan will not be used. In such event, management and the Compensation Committee will examine all of the available alternatives, including but not limited to paying cash incentive compensation under other arrangements that do not qualify for the Performance Exception.

The Board recommends that shareholders vote FOR the approval of the 2004 Cash Incentive Plan.

We do not know of any other matters to be presented or acted upon at the meeting. If any other matter properly comes before the meeting, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

STOCK OWNERSHIP

STOCK OWNERSHIP GUIDELINES

Minimum stock ownership guidelines have been established for Directors and officers. Under these guidelines, each Director is expected to acquire, within a five-year period after becoming a Director, common stock or common stock equivalent units equal in value to at least five times the annual retainer and to hold such amount of stock throughout his or her term.

Each officer is expected to acquire the following target shares within a five-year period after becoming an officer, and to hold those shares during his or her term of office:

Level/band	Minimum share ownership requirements
Chairman and Chief Executive Officer	300,000
Vice Chairman/President and Chief Operating Officer	180,000
Area President	85,000
Executive Vice President	50,000
Senior Vice President	25,000
Vice President	8,500

An annual review is conducted to assess compliance with these requirements. Failure to meet these officer ownership requirements may result in a reduction in future long-term incentive grants and/or payment of future annual and/or long-term incentive payouts.

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STOCK OWNERSHIP OF MANAGEMENT AND OTHER BENEFICIAL OWNERS

The following table shows the ownership of the Common Stock and stock equivalent units for the Named Individuals and the group as of March 1, 2004. Directors, nominees and Executive Officers as a group owned (directly, indirectly and through benefit plans) less than 1.0% of the Company’s Common Stock.

Name	Common stock (a,b,c,d)	Stock equivalents (e)	Total
Hall Adams, Jr.	23,668	8,322	31,990
Charles H. Bell	801,511	24,278	825,789
Edward A. Brennan	5,836	7,150	12,986
James R. Cantalupo	3,795,072	19	3,795,091
Robert A. Eckert	5,000	1,978	6,978
Enrique Hernandez, Jr.	24,068	19,977	44,045
Jeanne P. Jackson	11,918	13,816	25,734
Walter E. Massey	13,668	7,427	21,095
Andrew J. McKenna	50,308	46,683	96,991
Cary D. McMillan	0	1,935	1,935
Matthew H. Paull	307,765	12,382	320,147
Michael J. Roberts	698,358	20,797	719,155
John W. Rogers, Jr.	17,600	1,854	19,454
James A. Skinner	1,108,648	33,296	1,141,944
Anne-Marie Slaughter(f)	0	0	0
Roger W. Stone	35,334	57,009	92,343
Directors, nominees and Executive Officers as a group (the Group)(21 persons)	8,576,207	284,510	8,860,717

(a)	Beneficial ownership of shares that are owned by members of their immediate families directly or through trusts is disclaimed as follows: Messrs. McKenna, 640; and Rogers, 100; and the Group, 740.
(b)	Includes unallocated shares held in the Company’s Profit Sharing and Savings Plan as follows: Messrs. Bell, 2,117; Cantalupo, 3,249; Paull, 2,006; Roberts, 9,738; and Skinner, 14,571; and the Group, 66,210.
(c)	Includes shares that could be purchased by exercise of stock options on or within 60 days after March 1, 2004 under the Company’s option plans as follows: Directors Adams, 19,668; Bell, 778,625; Brennan, 3,336; Cantalupo, 3,407,461; Hernandez, 15,668; Jackson, 9,668; Massey, 13,668; McKenna, 11,668; and Stone, 17,334; and Messrs. Paull, 300,300; Roberts, 659,250; and Skinner, 908,193; and the Group, 7,575,657.
(d)	Directors, nominees and Executive Officers as a group have sole voting and investment power over shares of common stock listed above except as follows: (i) shared voting and investment powers for shares held by Mr. Eckert, 5,000 shares, Mr. Hernandez, 8,400 shares, Ms. Jackson, 2,250 shares; Mr. Skinner, 2,168 shares; and the Group, 38,972; and (ii) for the benefit of children, shares held by Mr. Roberts, 200 shares, and the Group, 858.
(e)	Includes common stock equivalent units credited under the Company’s Supplemental Profit Sharing and Savings Plan and the Directors’ Stock Plan, which are payable in cash.
(f)	Dr. Slaughter does not currently serve on the Board of Directors. She has been nominated for election at the Annual Meeting.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows all beneficial owners of more than five percent of the Company’s common stock outstanding as of December 31, 2003:

Name	Amount and nature of beneficial ownership (a)	Percent of class (b)
FMR Corp. and Affiliates	65,192,655	5.166%

(a)	Reflects shares beneficially owned by FMR Corp., Edward C. Johnson, 3d, Chairman of FMR Corp., and Abigail R. Johnson, a Director of FMR, Corp., as of December 31, 2003, according to a statement on Schedule 13G filed with the SEC, which indicates that: (1) FMR Corp. (FMR), 82 Devonshire Street, Boston, MA 02109, had sole dispositive power over these shares and sole voting power with respect to 7,165,155 shares, (2) Mr. Johnson and Ms. Johnson, had sole dispositive power over these shares, and (3) these shares represented (A) 57,704,500 shares beneficially owned by Fidelity Management & Research Company (Fidelity), a wholly owned subsidiary of FMR, as a result of acting as investment adviser to various investment companies, (B) 3,909,686 shares beneficially owned by Fidelity Management Trust Company, a wholly owned subsidiary of FMR, as a result of its serving as investment manager of certain institutional accounts, (C) 3,548,300 shares owned by Fidelity International Limited as a result of acting as investment advisor to various non-U.S. investment companies and certain institutional investors, and (D) 30,169 shares owned by Strategic Advisors, Inc. (Strategic), a wholly owned subsidiary of FMR, which has sole dispositive power over certain securities held by Stragetic’s individual clients. (A partnership controlled by Mr. Johnson and family members owns approximately 40% of the voting stock of Fidelity International Limited.) The voting power with respect to the 57,704,500 shares beneficially owned by Fidelity is held by the Boards of Trustees of the investment companies of which Fidelity is the investment adviser. The Schedule 13G also certifies that the securities were acquired in the ordinary course and not with the purpose nor with the effect of changing or influencing the control of McDonald’s.
(b)	Based on the number of outstanding shares of common stock on December 31, 2003.

22    McDonald’s Corporation

EXECUTIVE COMPENSATION

The following report of the Compensation Committee of the Board of Directors outlines the Company’s compensation philosophy and programs, and describes the processes the Committee employs in its compensation determinations. Following this report are the Summary Compensation Table showing compensation history for the five highest paid executive officers, as well as stock option grant and exercise information, a Stock Performance Graph and an Equity Compensation Plan Table. The Compensation Committee charter is attached as Appendix C and a listing of the Company’s executive officers may be found on page 35.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Dear Fellow Shareholders:

Our Committee is composed entirely of independent Directors. In consultation with senior management, we establish the Company’s general compensation philosophy, and oversee the development and implementation of executive compensation programs. Each year, we review and approve the Company’s goals and objectives relevant to the compensation of the Chief Executive Officer and evaluate his performance in light of those goals and objectives. Based on this evaluation, and after consulting with other members of the Board of Directors, our Committee approves each of the individual elements of the Chief Executive Officer’s total compensation package. In accordance with the Company’s Corporate Governance Principles, our Committee also approves the compensation structure for all of the Company’s officers annually based on recommendations from management, and reviews and approves the compensation packages of senior management. Our Committee Chairperson regularly reports on Committee actions and recommendations at Board meetings.

In 2003, management and the Committee conducted an in-depth compensation analysis to ensure that, in today’s dynamic environment, our total compensation philosophy and mix continues to be properly aligned with the Company’s business strategy and the interests of our shareholders. To assist in this analysis, the Committee retained an independent consultant. The analysis focused on developing a global reward system that supports our global business strategy to ensure strong accountability for business results, and a greater focus on performance differentiation, which results in rewarding and retaining our top performers. As a result of this analysis, changes were made to the annual Target Incentive Plan (TIP) to provide greater line of sight and accountability for both business and individual results. In addition, the long-term incentive element for senior management was redesigned to include a new long-term, performance-based incentive program for the 2004-2006 performance cycle in order to align these leaders toward a common focus on the long-term success of McDonald’s. Based on our review of the consultant’s evaluation, management’s recommendations and the subsequent program changes, the Committee believes that the Company’s executive compensation policies and programs are properly aligned with the Company’s Plan to Win—management’s key business strategy designed to revitalize the Brand by consistently delivering on the drivers of exceptional customer experiences.

PHILOSOPHY

The Company’s executive compensation program is designed to attract, motivate, reward and retain the right people around the globe to achieve the Company’s business strategy and deliver top performance. We believe that the Company’s executives will more effectively pursue the interests of McDonald’s shareholders, whose interests they are charged with enhancing, if they are shareholders themselves. Consistent with this philosophy, minimum share ownership requirements apply to all officers.

EXECUTIVE COMPENSATION

We believe that executive compensation should be competitive with other large globally branded companies and alternative careers within the McDonald’s System (i.e., careers as a franchisee or supplier), and our determinations are guided in part by the increasingly competitive demand in the market for talented executives who have the skills and expertise required to lead a large, dynamic global business. In this regard, an overall review of competitive market data is conducted annually.

We review information supplied by independent consultants to determine the competitiveness of McDonald’s total compensation package for senior management with that of a group of comparator companies (Comparator Group). In addition to reviewing competitive data, we also consider certain qualitative factors, which we believe contribute to building McDonald’s global brand.

The Comparator Group consists of most of the companies included in the Dow Jones Industrial Average shown in the Stock Performance Graph on page 26. We believe that these corporations are most likely to compete with McDonald’s for executive talent. In addition, compensation packages of select companies within the service/retail industry are considered. In 2003, the total compensation targets for executives were established to approximate the 60th percentile of the compensation levels of the Comparator Group, if stated performance goals are achieved. For 2003, cash compensation (base salary and annual incentives) paid to the officers named in the Summary Compensation Table on page 27 approximates the middle of this peer group’s range, while long-term incentives paid to such officers were below the median.

McDonald’s Corporation    23

ANNUAL CASH COMPENSATION

Annual cash compensation for senior management, as for all employees, consists of base salary and a variable, at-risk incentive under TIP.

Our Committee annually approves an executive’s base salary based on recommendations from management (except with respect to Mr. Cantalupo) and taking into consideration the executive’s level of responsibility and individual performance, considered in light of competitive pay practices. Factors used in gauging individual performance are: developing and executing corporate strategies; leading and developing people; initiating and managing change; balancing the many relationships within the McDonald’s System; and contributing to programs that positively impact the Company’s performance.

Annual incentive awards under TIP are designed to provide employees with cash awards based on the achievement of corporate performance and/or business unit performance. Awards are also linked to individual performance. Each year the Committee approves performance targets (excluding the effects of foreign currency translation on reported results) as well as minimum threshold financial performance levels. Each employee is assigned a target incentive at the beginning of the year (the greater the individual’s responsibility, the higher the percentage of target incentive to salary). TIP awards are stated as a specified percentage of base salary for the year. No portion of the award pertaining to corporate or business unit performance is payable if the threshold level of performance is not attained. The final incentive payment depends on the actual performance achieved in comparison to the targets; however, the Committee may make adjustments to exclude the effects of certain unusual items to ensure that incentives reflect the ongoing operating results of the Company.

For 2003, target incentives were adjusted by team and individual performance factors based in part on performance of the executive’s respective business unit, as measured by factors including operating income, return on total assets, economic profit, changes in comparable transaction counts, other non-financial factors designed to improve Quality, Service & Cleanliness (QSC), employee satisfaction, employer image, and other nonfinancial initiatives designed to enhance our Brand.

In 2003, target incentives for executives responsible for the Company’s overall performance, including Mr. Cantalupo, were adjusted by a weighted average of the performance factors for each of the business units as described above and the achievement of selling, general and administrative expense targets.

Financial targets applicable to all Named Officers were exceeded. Therefore, the Committee awarded target incentive awards to the Named Officers for 2003 that were above target. The Summary Compensation Table on page 27 of this Proxy Statement lists for 2003 the awards for the Named Officers.

LONG-TERM INCENTIVES

Long-term incentives consist of stock options, restricted stock units and cash awards under a long-term incentive plan (LTIP). These awards serve to focus executive attention on the long-term performance of the business and comprise a significant portion of total compensation for senior management consistent with our increased emphasis on the risk-reward element of executive compensation.

Options. Options granted to executives typically have a life of ten years, vest over periods of four to seven years, and have an exercise price equal to the fair market value of the common stock on the grant date. In granting stock option awards, the following criteria are considered: achievement of plan objectives of the prior year, the implementation of key strategies and level of responsibility. Individual awards to members of senior management are based on these factors, dependent primarily upon current individual performance and on the potential for positively influencing future results.

Restricted stock units. Restricted stock unit awards are designed to increase retention of top performers and relate directly to the enhancement of long-term shareholder value. Restricted stock units typically vest over a period of three to five years and are subject to risk of forfeiture. During 2003, restricted stock units were granted on a limited and highly selective basis for retention purposes. The amount of stock options granted in 2003 to those executives who also received an award of restricted stock units was reduced. The Summary Compensation Table on page 27 lists the awards for 2003 of restricted stock units and options for the Named Officers.

Long-term incentive plan. Under the current plan, officers receive cash awards based on corporate performance targets over three-year performance cycles. Cash awards vary if minimum, target or maximum predetermined performance goals are achieved at the end of the cycle. Specific measurements are chosen each year for each successive three-year cycle. For the three-year cycle ended December 31, 2003, actual growth in earnings per share and return on equity fell below the minimum threshold required for payment; therefore no amounts were paid for this cycle. No awards remain outstanding under this long-term incentive plan.

As a result of the total compensation analysis discussed earlier in this Report, a new cash performance unit plan was introduced for the performance period 2004-2006 for senior management, resulting in a one-third reduction in the Company’s stock option guidelines applicable to these officers in 2004.

24    McDonald’s Corporation

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

In December 2002, the Board of Directors asked Mr. Cantalupo to assume the role of Chairman and Chief Executive Officer in order to improve Company performance. Throughout the year, Mr. Cantalupo and his new executive team have demonstrated strong leadership in developing and executing key business strategies, including the revitalization of our Brand through operational excellence and leadership marketing.

Mr. Cantalupo’s compensation is governed by the compensation programs described throughout this report. Amounts paid and granted under these programs are disclosed in the compensation tables beginning on page 27.

The Committee established a base salary of $1,400,000 for Mr. Cantalupo when he assumed the position of Chairman and Chief Executive Officer, effective January 1, 2003. Mr. Cantalupo also received a stock option grant of 600,000 shares on December 5, 2002 when he accepted this appointment. In accordance with the long-term incentive criteria described above, Mr. Cantalupo was also granted an award of 400,000 stock options and 160,000 restricted stock units on March 18, 2003. On March 18, 2004, Mr. Cantalupo was awarded an annual incentive payment for 2003 of $2,125,000 under TIP reflecting strong leadership as described above.

POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT

Section 162(m) of the Internal Revenue Code of 1986 generally limits to $1 million the tax deductibility of annual compensation paid to certain officers. Our Committee is obligated to recognize and reward performance which increases shareholder value and will exercise its discretion in determining whether or not to conform the Company’s executive compensation plans to the approach provided for in the Code. At this Annual Meeting, shareholders are being asked to approve the 2004 Cash Incentive Plan (see pages 18 through 21) to ensure that future cash incentive awards will qualify under this Plan as “performance-based” compensation under Section 162(m), and therefore be fully deductible by the Company for federal income tax purposes.

Submitted by the

Compensation Committee

Edward A. Brennan. Chairperson

Hall Adams, Jr.

Robert A. Eckert

Jeanne P. Jackson

John W. Rogers, Jr.

McDonald’s Corporation    25

STOCK PERFORMANCE GRAPH

The following performance graph compares the performance of the Company’s Common Stock to the Standard & Poor’s 500 Stock Index (S&P 500 Index) and to the performance of the companies comprising the Dow Jones Industrial Average (DJIA companies). The graph assumes that the value of the investment in the Company’s Common Stock, the S&P 500 Index and the DJIA companies was $100 at December 31, 1998 and that all dividends were reinvested.

At least annually, we consider which companies comprise a readily identifiable investment peer group. McDonald’s is included in published restaurant indices; however, unlike most other companies included in these indices, which have no or limited international operations, McDonald’s does business in more than 100 countries. For added perspective, a substantial portion of our operating income comes from outside the U.S. In addition, by virtue of our size, McDonald’s inclusion in those indices tends to skew the results. Hence, we believe that such a comparison would not be meaningful.

On the other hand, our market capitalization, trading volume and importance in an industry that is vital to the U.S. economy have resulted in McDonald’s inclusion in the Dow Jones Industrial Average since 1985.

Thus, in the absence of any readily identifiable peer group for McDonald’s, we believe that use of the DJIA companies as the group for comparison is appropriate. Like McDonald’s, many DJIA companies generate meaningful sales and revenues outside the U.S., and some manage global brands.

The performance graph that follows shows McDonald’s cumulative total shareholder returns (i.e., price appreciation and reinvestment of dividends) relative to the S&P 500 Index and the DJIA companies (including McDonald’s) for the five-year period ended December 31, 2003. Annual and quarterly returns are shown for McDonald’s Common Stock, the S&P 500 Index and the DJIA companies. For the DJIA companies, returns are weighted for market capitalization as of the beginning of each period indicated. Such returns may vary from that of the Dow Jones Industrial Average Index, which is not weighted by market capitalization and may be composed of different companies during the period under consideration.

Comparison of five-year cumulative total shareholder returns

	98	99				00				01				02				03
	Dec	Mar	Jun	Sep	Dec	Mar	Jun	Sep	Dec	Mar	Jun	Sep	Dec	Mar	Jun	Sep	Dec	Mar	Jun	Sep	Dec
McDonald’s	$100	118	107	113	105	98	86	79	90	70	71	71	70	74	76	47	43	39	59	63	68
S&P 500 Index	$100	105	112	105	121	124	121	119	110	97	103	88	97	97	84	70	76	73	84	87	97
DJIA companies	$100	107	114	111	129	127	122	117	109	102	111	102	115	116	99	82	91	89	100	104	113

Source: Standard & Poor’s IMS

Effective January 2003, the Board appointed Mr. Cantalupo Chairman and Chief Executive Officer in order to improve Company performance. Throughout the year, he and his management team demonstrated strong leadership in executing management’s Plan to Win which, coupled with a renewed focus on financial discipline, resulted in significant improvements in the Company’s operating results. Notably, this improved performance was reflected in a 58% total return to shareholders during the year ended December 31, 2003, approximately double that of the S&P 500 Index and the DJIA companies.

26    McDonald’s Corporation

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation earned by or paid for services rendered in all capacities to the Chief Executive Officer and four other Executive Officers who were most highly compensated in 2003 (Named Officers). Executive Officers are designated by the Board of Directors.

Long-term compensation
					Awards		Payouts	All other compensation ($)(b)
			Annual compensation		Restricted stock awards($)(a)	Securities underlying options(#)	LTIP* payouts ($)
Name and principal position	Year		Salary($)	Bonus($)
James R. Cantalupo Chairman and Chief Executive Officer	2003 2002 2001	(c)	$1,400,000 1,115,054	$2,125,000 674,000	$2,289,600 0	400,000 300,000	$0 0	$172,200 181,951

Charles H. Bell President and Chief Operating Officer	2003 2002 2001		837,736 550,000 491,594	1,050,000 368,676 380,047	1,431,000 0 0	200,000 425,000 245,000	0 0 0	131,653 52,319 74,387

James A. Skinner Vice Chairman	2003 2002 2001		830,189 794,443 661,493	810,000 475,000 482,000	880,609 0 0	160,000 235,000 250,000	0 0 0	148,840 123,381 97,510

Michael J. Roberts President–McDonald’s USA	2003 2002 2001		570,755 550,000 493,664	655,000 315,030 311,205	605,427 0 0	108,000 125,000 175,000	0 0 0	98,402 80,834 69,854

Matthew H. Paull Corporate Executive Vice President and Chief Financial Officer	2003 2002 2001		508,138 400,000 323,260	442,000 220,620 202,125	550,391 0 0	120,000 85,000 71,800	0 0 0	81,142 56,670 46,459

*	Long-Term Incentive Plan
(a)	The amounts represent the market value (based on the closing market price of the Company’s Common Stock on the date of award) of restricted stock units (RSUs) awarded during 2003. The RSUs vest at the end of 3 years from date of award (March 18, 2003), except the award for Mr. Bell will vest in 3 years with respect to 65,000 RSUs and 5 years with respect to 35,000 RSUs. At the discretion of the Company, the RSUs will be settled at or after the time they vest by the delivery of shares of Common Stock or cash. No RSUs were awarded to the Named Officers during 2002 and 2001. The number of RSUs awarded to each of the Named Officers in 2003 was as follows: Messrs. Cantalupo, 160,000; Bell, 100,000; Skinner, 61,538; Roberts, 42,308; and Paull, 38,462.
(b)	For 2003, these amounts represent matching contributions and allocations by the Company to: (i) the Profit Sharing and Savings Plan, (ii) the Supplemental Profit Sharing and Saving Plan; and premiums on (iii) group term life insurance and (iv) officer life insurance, a program that was terminated in 2003. For 2003, the amounts in each category were as follows: Messrs. Cantalupo, $16,696, $133,776, $21,451 and $277; Bell, $18,296, $111,369, $1,902 and $86; Skinner, $21,496, $118,785, $8,300 and $259; Roberts, $16,696, $78,508, $3,009 and $189; and Paull, $16,696, $61,630, $2,638 and $178. Amounts which have been included with respect to the Supplemental Profit Sharing and Savings Plan represent the Company’s obligation to pay such amounts to participants.
(c)	Mr. Cantalupo was not an Executive Officer in 2002 when he began his transition employment under the Executive Retention Plan (Retention Plan). See pages 30 and 31 for a description of the Retention Plan and the benefits Mr. Cantalupo received under that plan. A stock option grant of 600,000 shares was awarded to Mr. Cantalupo in December 2002 after he agreed to become Chairman and Chief Executive Officer.

McDonald’s Corporation    27

STOCK OPTIONS

Options have an exercise price equal to the fair market value of a share of common stock on the grant date, generally have a 10-year life, and vest in installments over periods of four to seven years. The Company’s stock option plans provide for accelerated vesting upon death, change of control, disability and retirement. The Compensation Committee has general authority to accelerate, extend or otherwise modify benefits under stock option grants. Subject to the approval of the Compensation Committee, options may be transferred to certain permissible transferees, including immediate family members, for no consideration.

The following table shows the value of the 2003 stock option grants to the Named Officers, determined as of the grant date using the Black-Scholes option-pricing model:

Stock option grants in 2003(a)

	Individual grants
Name	Number of securities underlying options granted(#)	Percent of total options granted to employees in 2003	Exercise price $/Sh	Expiration date	Grant date present value(b)
James R. Cantalupo	400,000	1.69%	$14.31	3/18/13	$1,960,000
Charles H. Bell	200,000	0.85	14.31	3/18/13	980,000
James A. Skinner	160,000	0.68	14.31	3/18/13	784,000
Michael J. Roberts	108,000	0.46	14.31	3/18/13	529,200
Matthew H. Paull	120,000	0.51	14.31	3/18/13	588,000

(a)	The stock options granted in 2003 have a term of 10 years, vest in installments of 25% over the first four years from date of grant, and provide for accelerated vesting upon death, change of control, disability and retirement.
(b)	The Black-Scholes model was used assuming a dividend yield of .75%, a risk-free interest rate of 3.46%, an expected stock price volatility based on historical experience of 28.1% and an expected option life based on historical experience of seven years. The attribution of values with the Black-Scholes model to stock option grants requires the input of subjective assumptions, as described above, including the expected volatility of a stock price. While the assumptions are believed to be reasonable, the reader is cautioned not to infer a forecast of earnings or dividends either from the model’s use or from the values adopted for the model’s assumptions. Any future values realized would ultimately depend upon the excess of the stock price over the exercise price on the date the option is exercised.

Aggregated option exercises in 2003 and fiscal year-end option values

Name	Shares acquired on exercise (#)	Value realized ($)(a)	Number of securities underlying unexercised options at 12/31/03 (#)(b,c) Exercisable/unexercisable	Value of unexercised in-the-money options at 12/31/03 ($)(d) Exercisable/unexercisable
James R. Cantalupo	416,000	$1,857,144	3,222,346/1,311,115	$6,105,589/7,056,850
Charles H. Bell	4,045	6,493	519,500/ 734,125	530,968/3,471,900
James A. Skinner	112,000	747,169	621,645/ 586,548	624,723/1,714,787
Michael J. Roberts	22,000	244,233	441,938/ 403,812	590,363/1,153,532
Matthew H. Paull	89,600	788,458	239,650/ 262,150	468,080/1,273,705

(a)	Calculated by subtracting the exercise price from the market value of the common stock on the exercise date, then multiplying by the number of shares exercised. All values are on a pretax basis.
(b)	The securities underlying the options are shares of common stock.
(c)	The option term was extended three years for substantially all employee optionees, including the Named Officers, for those options granted between May 1, 1999 and December 31, 2000 and having an exercise price greater than $28.90.
(d)	Calculated using the market value of the common stock at December 31, 2003 ($24.83 per share) less the option exercise price multiplied by the number of exercisable or unexercisable option shares, as the case may be. All values are on a pretax basis.

28    McDonald’s Corporation

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information about our equity compensation plans as of December 31, 2003. All outstanding awards relate to our Common Stock. Shares issued under all of the following plans may be from the Company’s treasury, newly issued, or both.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	131,760,133	(1)	$23.01	11,760,085
Equity compensation plans not approved by security holders	64,243,950	(2)	$34.72	0

Total	196,004,083		$26.79	11,760,085

(1)	Included in this information are the number of stock options outstanding under the following plans: 2001 Omnibus Stock Ownership Plan–54,885,338 shares; 1992 Stock Ownership Incentive Plan–72,955,364 shares; 1975 Stock Ownership Option Plan–1,898,451 shares; and Non-Employee Director Stock Option Plan–225,323 shares. Also includes 1,795,657 restricted stock units granted under the McDonald’s Corporation 2001 Omnibus Stock Ownership Plan (see footnote (a) to the Summary Compensation Table on page 27 for information on restricted stock units).
(2)	Of these shares, 63,190,700 were added to the 1992 Stock Ownership Incentive Plan (the 1992 Plan), 1,000,000 shares were added to the 1975 Stock Ownership Option Plan (the 1975 Plan), and 53,250 shares were granted under the 1999 Non-Employee Director Stock Option Plan (the 1999 Plan).

The 1992 Plan provided for the granting of stock options, restricted stock, stock appreciation rights and stock bonuses to employees of the Company and its subsidiaries. Stock options were primarily granted under this plan. Except as noted in the next sentence, such options generally have a ten-year term and become exercisable in increments of 25% on either (i) the first, second, third and fourth, or (ii) first, third, fifth and seventh anniversary dates of the grant. Approximately 44 million options granted between May 1, 1999 and December 31, 2000 expire 13 years from the date of grant. No further grants will be made under this Plan.

The 1975 Plan provides for the granting of stock options and restricted stock to employees of the Company and its subsidiaries. Stock options were primarily granted under this Plan, such options having a ten-year term and becoming exercisable in increments of 25% on either (i) the first, second, third and fourth, or (ii) first, third, fifth and seventh anniversary dates of the grant. If the Amended and Restated 2001 Omnibus Stock Ownership Plan (the 2001 Plan) is approved by shareholders at this Annual Meeting, no further grants will be made under this plan. If the 2001 Plan is not approved, the Company will continue to make grants under the 1975 Plan as to the number of shares previously approved by shareholders.

The 1999 Plan provided for the granting of stock options to non-employee Directors. There were initial stock option grants of 3,000 shares to Directors when they joined the Board; and an annual stock option grant of 3,000 shares as of the date of the Company’s annual meeting of shareholders. Options under that plan have a ten-year term and become exercisable in increments of 33% on the first, second and third anniversary dates of the grant. No further grants will be made under this Plan.

CHANGE OF CONTROL EMPLOYMENT AGREEMENTS

The Company has entered into change of control employment agreements with certain employees, including all of the Named Officers. These agreements provide that upon a change of control of the Company the executives will be entitled to the benefits described below. An executive who also participates in the Executive Retention Plan will be required to elect to receive severance benefits under either the Executive Retention Plan or these change of control agreements.

Subject to exceptions specified in the agreements, a change of control will be deemed to occur if: a person or group acquires 20% or more of the Company’s outstanding common stock or voting securities; the members of the Company’s Board on the date of the agreements (and certain subsequent new Board members approved in a described manner by the persons who were members on the date of the agreement) cease to constitute at least a majority of the Board as a result of an actual or threatened election contest; there is a merger or other business combination involving the Company, or a disposition of all or substantially all of the assets of the Company; or the shareholders of the Company approve a liquidation or dissolution of the Company.

BENEFITS UPON A CHANGE OF CONTROL

The agreements provide generally that, during the three-year period following a change of control, (i) the executive’s position and authority may not be reduced, (ii) the executive’s place of work may not be relocated by more than 30 miles, (iii) the executive’s base salary may not be reduced, (iv) the executive’s annual bonus opportunity may not be reduced and the annual bonus paid will not be less than the target annual bonus, and (v) the executive will continue to participate in employee benefit plans on terms not less favorable than before the change of control. In addition, within 30 days after a change of control, the Company will pay to each executive a prorated portion of that executive’s annual bonus and of each outstanding LTIP award (both computed at the target levels) for the partial year or LTIP period prior to the change of control.

McDonald’s Corporation    29

TERMINATION FOR “GOOD REASON”

The Company’s failure to provide any of the benefits described above following a change of control will allow the executive to terminate his or her employment for “good reason” at any time during the three-year period following a change of control. The executive also may terminate his or her employment for good reason if, during the three-year period following a change of control: (i) there is a material adverse change in the executive’s position or other terms of employment; (ii) the Company materially breaches the executive’s agreement; (iii) the Company attempts to terminate the executive for cause without following requirements set forth in the executive’s agreement; or (iv) a successor entity fails to assume the executive’s agreement.

SEVERANCE BENEFITS UPON TERMINATION FOR GOOD REASON OR WITHOUT CAUSE

If the executive terminates his or her employment for good reason or is terminated by the Company without cause (as defined in the agreement) at any time during the three-year period following a change of control, then, in addition to the executive’s entitlement to receive accrued but unpaid salary, bonus, deferred compensation and other benefit amounts due at the time of such termination, the executive will be entitled to the following severance benefits, subject to the executive executing an agreement that includes a covenant not to compete, a covenant not to solicit employees, a nondisclosure covenant and a release of claims: a lump-sum cash payment equal to three times the sum of the executive’s base salary, annual bonus (computed at the target level) and contribution received under the Company’s defined contribution plan; a pro rata portion of the annual bonus (computed at the target level) for the year of termination; continued medical and life insurance benefits, as well as fringe and other benefits, for three years after the termination; and a lump-sum cash payment for any sabbatical leave that has been earned but not yet taken. In addition, for purposes of determining the executive’s eligibility for any available post-retirement medical benefits, the executive will be treated as having three additional years of service and being three years older.

SEVERANCE BENEFITS UPON TERMINATION FOR OTHER REASONS

In the case of the death or disability of an executive during the three-year period immediately following a change of control, the executive or his estate will be entitled to receive accrued but unpaid salary, bonus, deferred compensation and other benefit amounts due at the time of such death or disability at levels provided to his or her peer employees and at least as favorable as those in place immediately prior to the change of control.

If (i) the Company terminates an executive for cause following a change of control, (ii) an executive voluntarily terminates employment without good reason following a change of control or (iii) an executive who is otherwise eligible to receive severance benefits fails to execute the noncompetition and release agreement, then that executive will receive only a lump-sum payment of accrued but unpaid salary, bonus, deferred compensation and other benefit amounts due at the time of the termination.

TAXES

Subject to limitations specified in the agreements, the Company will reimburse an executive on an after-tax (grossed-up) basis for any “parachute” excise taxes incurred by that executive because of any payments or other amounts under the agreement or otherwise provided which are considered to be contingent upon a change of control.

TERM OF THE AGREEMENTS

The agreements have an initial term of three years. However, one year after the date of the agreements, they are automatically extended in order to perpetually retain a two-year term until terminated by the Company with a minimum of two years’ notice.

EXECUTIVE RETENTION PLAN

The Company maintains an Executive Retention Plan (Retention Plan) under which select participants, including all of the Named Officers, become entitled to certain benefits if they remain employed by the Company as an officer for a specified “retention period.” To receive these benefits, the participant must enter into and comply with an agreement that includes a covenant not to compete, a covenant not to solicit employees, a nondisparagement covenant, a nondisclosure covenant and a release of claims. The benefits are generally the same for all participants, but with specific differences as noted below.

Once a participant covered by the plan has completed his or her retention period, he or she may elect to enter the “transition period,” which continues for the lesser of 18 months or a number of months equal to the participant’s total years of service. With the exception of Mr. Cantalupo, this election can only be made if a participant has reached the age of 62 or has a designated successor who has been approved by the Chief Executive Officer. During the transition period, the participant must agree to devote substantially all of his or her normal business time and efforts to the business of the Company in an officer position. During the transition period, the participant is entitled to receive: (1) base salary at the highest rate received by the participant before the transition period, (2) a target-level annual incentive for any calendar year or years that end during the transition period and a prorated target-level incentive for any partial year at the end of the transition period, and (3) prorated performance-based payouts for any partial LTIP cycles at the end of the retention period.

For a period of five years following the transition period, the participant must devote such time to the business of the Company as the Company may reasonably request. During this “continued employment period,” the participant is entitled to receive: (1) base salary at a rate equal to 35% of the base salary paid during the transition period (50% in the case of Mr. Cantalupo), and (2) prorated performance-based payouts for any partial LTIP cycles at the end of the retention period. Participants will not receive annual or LTIP incentives during the continued employment period.

30    McDonald’s Corporation

During both the transition period and the continued employment period, the participant will continue to participate in employee benefit plans, but will not be eligible to receive additional stock option grants, LTIP grants or other incentive compensation awards. Stock options granted prior to the commencement of the transition period, however, will continue to vest and become exercisable in accordance with their original terms.

If a participant’s employment is terminated by the Company during the retention period for any reason other than death, disability or “cause” (as defined in the plan), subject to the execution of an agreement as described above, the participant shall be entitled to payment of: (1) accrued but unpaid base salary and any annual incentive earned for prior years that has not been paid, (2) an amount equal to the present value of salary and target-level incentives that would have been payable to the participant during his transition period and the present value of salary that would have been payable to the participant during the remainder of his continued employment period, and (3) an amount equal to the estimated value of the participant’s health and welfare benefits for the remainder of the transition and continued employment periods. Messrs. Cantalupo and Skinner and one other Executive Officer would also receive five years of accelerated stock option vesting and exercisability for stock options, while Messrs. Bell, Paull and Roberts and all other participants would receive three years of accelerated stock option vesting and exercisability for stock options. In addition, Mr. Cantalupo has the right to terminate his employment for “good reason” (as defined in the plan) at any time during his retention and transition periods and receive the severance benefits described in this paragraph. During both the transition period and continued employment period, a participant’s employment can only be terminated by the Company for cause or disability.

The plan is in effect until the later of October 24, 2007 or two years after the Company gives notice to all participants of its intention to terminate the plan. No additional employees will be added to this plan.

Messrs. Cantalupo and Skinner and one other Executive Officer have already completed their retention periods. The retention period for Messrs. Bell, Paull and Roberts and all other participants ends on October 29, 2005.

Prior to January 1, 2003, Mr. Cantalupo was serving as a transition officer pursuant to the terms of the Retention Plan as in effect at that time, and received benefits thereunder, including an annual incentive award for 2002 and an LTIP payout for the performance cycle ended December 31, 2002 (both computed at target). Upon becoming Chief Executive Officer, Mr. Cantalupo ceased receiving benefits under the Retention Plan. However, when he ceases to serve as Chairman and Chief Executive Officer and enters a new transition period, he will qualify to receive the full amount of pay and benefits previously described (without deduction for payments made under the Retention Plan in 2002) during the transition period and continued employment period, assuming that he executes and complies with an agreement as described above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The McDonald’s System has more than 30,000 restaurants worldwide, many of which are independently owned and operated. Within this extensive System, it is not unusual for our business to touch many companies in many industries, including suppliers of food and paper products. The Board reviews any relationship involving Board members in accordance with the Board’s Standards on Director Independence, which is attached as Appendix A. Based on the Board’s review of the pertinent facts and circumstances and taking into consideration all applicable laws, regulations and stock exchange listing requirements, the Board determined that the following transactions are not material and do not affect the independence of the Directors involved.

In 2003, the Company and its subsidiaries purchased approximately $1.9 million worth of paper and other printed products (principally tray liners, french fry bags and hash brown bags) from Schwarz Paper Company. Mr. McKenna is Chairman and Chief Executive Officer of Schwarz Paper Company, as well as a 63% shareholder of Schwarz. Members of Mr. McKenna’s family are also shareholders of Schwarz. Schwarz’s business with the Company and its subsidiaries represents less than 1% of Schwarz’s total revenues. The Company believes that these purchases were made on terms at least as favorable as would have been available from other parties and intends to continue its dealings with Schwarz in 2004 on similar terms.

In 2003, the Company and its subsidiaries purchased approximately $3.8 million worth of salad packaging, forks and parfait cups from Prairie Packaging, Inc. Mr. Stone is a director of Prairie Packaging as well as a 6.39% shareholder. In addition, Mr. Stone’s children are shareholders of Prairie Packaging. The Company believes that these purchases, which represent less than 1.5% of the revenues of Prairie Packaging, were made on terms at least as favorable as would have been available from other parties, and intends to continue its dealings with Prairie Packaging in 2004 on similar terms.

In 2003, as part of its ongoing share repurchase program, the Company purchased 7,500 shares of its common stock at the New York Stock Exchange closing price on the date of purchase from Mr. Skinner for $195,750. Mr. Skinner acquired these shares through the exercise of stock options for $95,011 within two years prior to their sale.

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AUDIT COMMITTEE MATTERS

AUDIT COMMITTEE REPORT

Dear Fellow Shareholders:

The Audit Committee is composed of five Directors, each of whom meets the independence and other requirements of the New York Stock Exchange. As stated previously, Enrique Hernandez, Jr., Cary D. McMillan and Roger W. Stone qualify as the “audit committee financial experts.” The Committee has the responsibilities set out in its charter, which has been adopted by the Board of Directors and is reviewed annually.

Management is primarily responsible for the Company’s financial statements, including the Company’s internal control over financial reporting. Ernst & Young LLP, the Company’s independent auditors, is responsible for performing an audit of the Company’s annual consolidated financial statements in accordance with generally accepted accounting principles (GAAP) and for issuing a report on those statements. Ernst & Young also reviews the Company’s interim financial statements in accordance with Statement on Auditing Standards No.100 (interim financial information). The Committee oversees the Company’s financial reporting process and internal control structure on behalf of the Board of Directors. The Committee met 10 times during 2003, including meeting regularly with Ernst & Young and the internal auditors, both privately and with management present.

In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management and Ernst & Young the audited financial statements, including Management’s Discussion and Analysis, included in the Company’s Annual Report on Form 10-K and the results of Ernst & Young’s review of the Company’s interim financial statements. These reviews included a discussion of:

>	critical accounting policies of the Company;

>	the reasonableness of significant financial reporting judgments made in connection with the financial statements, including the quality (and not just the acceptability) of the Company’s accounting principles;

>	the clarity and completeness of financial disclosures;

>	the adequacy of internal controls that could have a material effect on the accuracy of the Company’s financial statements and any material changes in the Company’s internal control over financial reporting;

>	items that could be accounted for using alternative treatments within GAAP, the ramifications thereof and the treatment preferred by Ernst & Young;

>	the annual management letter issued by Ernst & Young, management’s response thereto and other material written communications between management and Ernst & Young;

>	unadjusted audit differences noted by Ernst & Young during its audit of the Company’s annual financial statements; and

>	the potential effects of regulatory and accounting initiatives on the Company’s financial statements.

In connection with its review of the Company’s annual consolidated financial statements, the Committee also discussed with Ernst & Young other matters required to be discussed with the auditors under Statement on Auditing Standards No. 61, as modified or supplemented (communication with audit committees) and those addressed by Ernst & Young’s written disclosures and its letter provided under Independence Standards Board Standard No. 1, as modified or supplemented (independence discussions with audit committees).

The Committee is responsible for the engagement of the independent auditors and appointed Ernst & Young to serve in that capacity during 2003 and 2004. In that connection, the Committee:

>	reviewed Ernst & Young’s independence from the Company and management, including Ernst & Young’s written disclosures described above;

>	reviewed periodically the level of fees approved for payment to Ernst & Young and the pre-approved non-audit services it has provided to the Company to ensure their compatibility with Ernst & Young’s independence; and

>	reviewed Ernst & Young’s performance, qualifications and quality control procedures.

Among other matters, the Committee also:

>	reviewed the scope of and overall plans for the annual audit and the internal audit program;

>	consulted with management and Ernst & Young with respect to the Company’s processes for risk assessment and risk management;

>	reviewed the adequacy of certain of the Company’s financial policies;

>	reviewed and approved the Company’s policies for the pre-approval of audit and permitted non-audit services by the independent auditors and the hiring of former employees of the independent auditors;

32    McDonald’s Corporation

>	established a policy for the submission and confidential treatment of communications received from employees and third parties about accounting, internal controls and auditing matters, and reviewed a report of such communications in accordance with the policy;

>	reviewed with management the scope and effectiveness of the Company’s disclosure controls and procedures, including for purposes of evaluating the accuracy and fair presentation of the Company’s financial statements in connection with certifications made by the Chief Executive Officer and Chief Financial Officer; and

>	reviewed significant legal developments and the Company’s processes for monitoring compliance with law and Company policies.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Respectfully submitted,

The Audit Committee

Enrique Hernandez, Jr., Chairperson

Walter E. Massey

Cary D. McMillan

Roger W. Stone

Robert N. Thurston

POLICY FOR PRE-APPROVAL OF AUDIT AND PERMITTED NON-AUDIT SERVICES

The Audit Committee has implemented a policy for the pre-approval of all audit and permitted non-audit services proposed to be provided to the Company by its independent auditors. Under the policy, the Audit Committee may preapprove engagements on a case-by-case basis or on a class basis if the relevant services are predictable and recurring. In addition to those services that the auditor is prohibited from providing under applicable law, the policy prohibits the provision of tax services in any case in which the fees payable are contingent on the results of the services provided.

Pre-approvals for classes of services are granted at the start of each fiscal year. In considering pre-approvals on a class basis, the Audit Committee reviews a description of the scope of services falling within each class and imposes specific budgetary guidelines that are largely based on historical costs. Pre-approvals granted on a class basis are effective for the applicable fiscal year.

Any audit or permitted non-audit service that is not included in an approved class, or for which total fees are expected to exceed the relevant budgetary guideline, must be pre-approved on an individual basis. Pre-approval of any individual engagement may be granted not more than one year before commencement of the relevant service. Pre-approvals of services that may be provided over a period of years must be reconsidered each year in light of all the facts and circumstances, including compliance with the pre-approval policy and the compatibility of the services with the auditor’s independence.

The Corporate Controller monitors services provided by the independent auditors and overall compliance with the pre-approval policy. The Corporate Controller reports periodically to the Audit Committee about the status of outstanding engagements, including actual services provided and associated fees, and must promptly report any noncompliance with the pre-approval policy to the Chairperson of the Audit Committee.

The complete policy is available on the Company’s website at www.mcdonalds.com.

AUDITOR FEES AND SERVICES

The following table presents fees billed for professional services rendered for the audit of the Company’s annual financial statements for 2003 and 2002 and fees billed for other services provided by our independent auditors in each of the last two years:

IN MILLIONS	2003	2002
Audit fees (a)	$6.3	$4.8
Audit-related fees (b)	.3	1.9
Tax fees (c)	2.3	2.4
All other fees (d)	.1	.1

Total	$9.0	$9.2

(a)	Fees for services associated with the annual audit, statutory audits required internationally, reviews of the Company’s quarterly reports on Form 10-Q, preliminary planning and initial review activities related to internal control reporting under Section 404 of the Sarbanes-Oxley Act, and accounting consultations.
(b)	Fees for employee benefit plan audits, certain attestation services not required by statute or regulation and documentation assistance related to internal control reporting under Section 404 of the Sarbanes-Oxley Act. In 2002, fees also included internal audit services.
(c)	Primarily fees for tax compliance in various international markets including expatriate tax services.
(d)	Fees for miscellaneous advisory services.

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SOLICITATION OF PROXIES AND VOTING

RECORD DATE AND VOTING AT THE ANNUAL MEETING

Shareholders owning McDonald’s Common Stock at the close of business on March 22, 2004 (the record date), may vote at the 2004 Annual Meeting. On that date, 1,259,840,922 shares of Common Stock were outstanding. Each share is entitled to one vote on each matter to be voted upon at the Annual Meeting.

Most shareholders have a choice of voting over the internet, by telephone or by using a traditional proxy card. Refer to your proxy or voting instruction card to see which options are available to you and how to use them.

The internet and telephone voting procedures are designed to authenticate shareholders’ identities and to confirm that their instructions have been properly recorded.

If you properly sign and return your proxy card or complete your proxy via the telephone or the internet, your shares will be voted as you direct. If you sign and return your proxy but do not specify how you want your shares voted, they will be voted FOR the election of all nominees for Director as set forth under “Election of Directors,” FOR the approval of auditors, FOR the approval of McDonald’s Corporation Amended and Restated 2001 Omnibus Stock Ownership Plan and FOR the approval of McDonald’s Corporation 2004 Cash Incentive Plan. You may revoke your proxy and change your vote at any time before the Annual Meeting by submitting written notice to the Secretary, by submitting a later-dated and properly executed proxy (including by means of a telephone or internet vote) or by voting in person at the Annual Meeting.

All votes cast at this year’s Annual Meeting will be tabulated by EquiServe Trust Company, N.A. (EquiServe), which has been appointed independent inspector of election. EquiServe will determine whether or not a quorum is present.

With respect to the election of Directors, shareholders may vote (a) in favor of all nominees, (b) to withhold votes as to all nominees, or (c) to withhold votes as to specific nominees. Directors are elected by a plurality vote so the five nominees named on page 9 of the Proxy Statement receiving the greatest number of votes will be elected. EquiServe will treat votes withheld as shares present for purposes of determining a quorum. Withheld votes will not affect the outcome of the election.

With respect to the approval of auditors, the proposal to approve McDonald’s Corporation Amended and Restated 2001 Omnibus Stock Ownership Plan, and the proposal to approve McDonald’s Corporation 2004 Cash Incentive Plan, shareholders may vote (a) in favor of the matter, (b) against the matter, or (c) abstain from voting on the matter. EquiServe will treat abstentions as shares present for purposes of determining a quorum. Since a majority of the shares represented at the meeting and entitled to vote is required for approval of these matters, abstentions will have the effect of a vote against approval.

Under New York Stock Exchange rules, the proposals to elect Directors, approve the appointment of independent auditors, and approve McDonald’s Corporation Cash Incentive Plan are considered “discretionary” items. This means that brokerage firms may vote in their discretion on these matters on behalf of clients who have not furnished voting instructions at least fifteen days before the date of the Annual Meeting.

In contrast, the proposal to approve McDonald’s Corporation Amended and Restated Omnibus Stock Ownership Plan is a “non-discretionary” item. This means brokerage firms that have not received voting instructions from their clients on this matter may not vote on this proposal. These so-called “broker non-votes” will not be considered in determining the number of votes necessary for approval, and, therefore, will have no effect on the outcome of the vote for this proposal.

To satisfy the listing requirements of the New York Stock Exchange, the total votes cast on the proposal to approve McDonald’s Corporation Amended and Restated 2001 Omnibus Stock Ownership Plan must represent over 50% of the outstanding Common Stock entitled to vote.

PROXY SOLICITATION

The 2004 Proxy Statement and proxy card were mailed to shareholders beginning on or about April 8, 2004 in connection with the solicitation of proxies by the Board of Directors to be used at the 2004 Annual Meeting.

The cost of soliciting proxies will be paid by the Company. The Company has retained Innisfree M&A Incorporated to aid in the solicitation at a fee of $15,000 plus reasonable out-of-pocket expenses. Proxies may also be solicited by employees and Directors of the Company by mail, by telephone, by facsimile, by e-mail or in person.

CONFIDENTIAL VOTING

It is the Company’s policy to protect the confidentiality of shareholder votes throughout the voting process. In this regard, your vote will not be disclosed to the Company, its Directors, officers or employees, except to meet legal requirements or to assert or defend claims for or against the Company or except in those limited circumstances where (1) a proxy solicitation is contested; (2) you write comments on a proxy card; or (3) you authorize disclosure. The inspector of election has been and will remain independent of the Company.

Nothing in this policy prohibits you from disclosing the nature of your vote to the Company, its Directors, officers or employees, or impairs voluntary communication between you and the Company, nor does this policy prevent the Company from ascertaining which shareholders have voted or from making efforts to encourage shareholders to vote.

34    McDonald’s Corporation

ADDITIONAL INFORMATION

CODE OF ETHICS FOR THE CHIEF EXECUTIVE OFFICER AND SENIOR FINANCIAL OFFICERS

The Code of Ethics for the Chief Executive Officer and Senior Financial Officers is attached as Appendix F.

EXECUTIVE OFFICERS

As stated in the Corporate Governance Principles, the Chief Executive Officer selects other Executive Officers with the approval of the Board of Directors. The following list sets forth the names of our Executive Officers, their ages and their positions.

James R. Cantalupo

Age: 60. Chairman and Chief Executive Officer

Claire H. Babrowski

Age: 46. Corporate Senior Executive Vice President and Chief Restaurant Operations Officer

Charles H. Bell

Age: 43. President and Chief Operating Officer

M. Lawrence Light

Age: 62. Corporate Executive Vice President–Global Chief Marketing Officer

Matthew H. Paull

Age: 52. Corporate Executive Vice President and Chief Financial Officer

David M. Pojman

Age: 44. Corporate Senior Vice President–Controller

Michael J. Roberts

Age: 53. President–McDonald’s USA

Gloria Santona

Age: 53. Corporate Executive Vice President, General Counsel and Secretary

James A. Skinner

Age: 59. Vice Chairman

Russell P. Smyth

Age: 47. President–McDonald’s Europe

McDONALD’S CORPORATION ANNUAL REPORT ON FORM 10-K, OTHER REPORTS AND POLICIES

Shareholders may access financial and other information on the investor section of the Company’s website at www.mcdonalds.com. Also available, free of charge, are copies of the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after filing such material electronically or otherwise furnishing it to the SEC. Copies of financial and other information are available free of charge by calling 630-623-7428 or by sending a request to McDonald’s Corporation, Investor Relations Service Center, Department 300, McDonald’s Plaza, Oak Brook, IL 60523.

Also posted on McDonald’s website are the Company’s Corporate Governance Principles, the charters of McDonald’s Audit Committee, Compensation Committee and Governance Committee, the Company’s Standards of Business Conduct, the Code of Ethics for the Chief Executive Officer and Senior Financial Officers, the Code of Conduct for the Board of Directors and the Policy for Pre-Approval of Audit and Permitted Non-Audit Services. Copies of these documents are also available free of charge by calling 630-623-7428 or by sending a request to McDonald’s Corporation, Investor Relations Service Center, Department 300, McDonald’s Plaza, Oak Brook, IL 60523.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

We are sending only one copy of the Company’s Summary Annual Report, Financial Report and Notice of Annual Meeting and Proxy Statement to shareholders who share the same last name and address unless they have notified us that they wish to continue receiving multiple copies. This method of delivery, known as “householding,” will help ensure that shareholder households do not receive multiple copies of the same document and will help reduce our printing and postage costs, as well as save natural resources.

Upon written or oral request, we will deliver promptly a separate copy of the Summary Annual Report, Financial Report and/or the Notice of the Annual Meeting and Proxy Statement to shareholders sharing the same address who did not receive separate copies. If you would like additional copies of the Summary Annual Report, Financial Report and/or Notice of Annual Meeting and Proxy Statement, please go to www.investor.mcdonalds.com or call 630-623-7428. If you would like to opt out of this practice for future mailings and your shares are held in street name, please contact your broker or bank. If you are a MCDirect Shares participant, hold McDonald’s stock certificates or have shares in safekeeping at EquiServe, you can opt out by calling 1-800-621-7825 (toll-free) from the U.S. and Canada, or 1-781-575-2731 (collect) from other countries, or write to McDonald’s Corporation, Shareholder Services, c/o EquiServe, P.O. Box 43074, Providence, RI 02940-3074.

If you are receiving multiple copies of the Summary Annual Report, Financial Report and/or Notice of Annual Meeting and Proxy Statement at your household and would prefer to receive a single copy of these materials, please contact EquiServe at the above numbers or address. If your shares are held in street name, contact your bank or broker.

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Appendix A. STANDARDS ON DIRECTOR INDEPENDENCE

As stated in McDonald’s Corporation’s Corporate Governance Principles, it is the policy of the Board of Directors that a substantial majority of Directors shall be independent of management. An independent Director is one who is free of any material relationship with the Company or its management. Each Director’s independence status shall be disclosed annually in the proxy statement for the Annual Meeting of Shareholders.

The Board of Directors shall determine whether a Director is independent each year after reviewing pertinent facts and circumstances and taking into consideration all applicable laws, regulations and stock exchange listing requirements. In making its determination of independence, the Board of Directors shall also apply the following standards:

>	A Director who is an employee, or whose immediate family member is an executive officer, of the Company may not be deemed independent until three years after the end of such employment relationship.

>	A Director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than Director and Committee fees and deferred compensation for prior service, may not be deemed independent until three years after he or she ceases to receive more than $100,000 per year in compensation. (Compensation received by an immediate family member for service as a non-executive officer or employee of the Company will not be considered in determining independence under this test.)

>	A Director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company may not be deemed independent until three years after the end of the affiliation or the employment or auditing relationship.

>	A Director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s current executive officers serve on that company’s compensation committee may not be deemed independent until three years after the end of such service or the employment relationship.

>	A Director who is an executive officer or employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, may not be deemed independent until three years after falling below that threshold.

>	A Director who provides professional services (including, but not limited to, accounting, consulting, legal, investment banking or financial advisory services) to the Company within the preceding twelve-month period may not be deemed independent.

For purposes of these standards, the terms:

>	“Company” means McDonald’s Corporation and any of its consolidated subsidiaries; and

>	“immediate family member” means a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than employees) sharing a person’s home, but excluding any person who is no longer an immediate family member as a result of legal separation or divorce, or death or incapacitation.

To help maintain the independence of the Board, all Directors are required to deal at arm’s length with the Company and to disclose circumstances material to the Director that might be perceived as a conflict of interest. As provided in the Corporate Governance Principles, if a change in circumstance affects an independent Director’s continuing independence, that Director shall offer to submit his or her resignation to the Chairperson of the Governance Committee. The Governance Committee shall determine whether to accept or reject such offer.

Annual contributions made by the Company in excess of $200,000 to any charitable, educational, civic or other not-for-profit organization (excluding those made under the Company’s matching gift program) on which a Director serves as a director, trustee or executive officer will require consideration by the disinterested Directors and shall not be permitted if the contribution may impair, or appear to impair, the Director’s ability to make independent judgments.

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Appendix B. McDONALD’S CORPORATION AUDIT COMMITTEE CHARTER

I. STATEMENT OF PURPOSE

The Audit Committee is a standing committee of the Board of Directors. The purpose of the Committee is to assist the Board of Directors in fulfilling its oversight responsibility relating to (i) the integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls; (ii) the performance of the internal audit services function; (iii) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance; (iv) the compliance by the Company with legal and regulatory requirements, including the Company’s disclosure controls and procedures; (v) the evaluation of enterprise risk issues; and (vi) the fulfillment of the other responsibilities set out herein. The Committee shall also prepare the report of the Committee required to be included in the Company’s annual proxy statement.

In discharging its responsibilities, the Committee is not itself responsible for the planning or conduct of audits or for any determination that the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

II. ORGANIZATION

A. Charter. At least annually, this charter shall be reviewed and reassessed by the Committee and any proposed changes shall be submitted to the Board of Directors for approval.

B. Members. The members of the Committee shall be appointed by the Board of Directors and shall number at least three Directors, who meet the independence, experience and expertise requirements of the New York Stock Exchange and applicable law. The Board of Directors shall also designate a Committee Chairperson.

C. Meetings. In order to discharge its responsibilities, the Committee shall each year establish a schedule of meetings; additional meetings may be scheduled as required. In planning the annual schedule of meetings, the Committee shall ensure that sufficient opportunities exist for its members to meet separately with the independent auditors, the head of internal audit (and/or internal audit service providers), management, and to meet in private with only the Committee members present.

D. Agenda, Minutes and Reports. An agenda, together with materials relating to the subject matter of each meeting, shall be sent to members of the Committee prior to each meeting. Minutes for all meetings of the Committee shall be prepared to document the Committee’s discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, shall be approved at a subsequent meeting of the Committee and shall be distributed periodically to the full Board of Directors. The Committee shall make regular reports to the Board of Directors.

E. Performance Evaluation. The Committee shall evaluate its performance on an annual basis and establish criteria for such evaluation.

III. RESPONSIBILITIES

The following shall be the principal responsibilities of the Audit Committee:

A. Engagement of Independent Auditors. The Committee shall directly appoint, retain, compensate, evaluate and terminate the Company’s independent auditors. The Committee shall have the sole authority to approve all engagement fees to be paid to the independent auditors. The independent auditor shall report directly to the Committee.

B. Determination as to Independence and Performance of Independent Auditors. The Committee shall receive periodic reports from the independent auditors as required by the Independence Standards Board (or any successor body) regarding the auditors’ independence, which shall be not less frequently than annually. The Committee shall discuss such reports with the auditors, and if so determined by the Committee, take appropriate action to satisfy itself of the independence of the auditors. The Committee shall review the performance of the Company’s independent auditors annually. In doing so, the Committee shall consult with management and the Company’s internal auditors and shall obtain and review a report by the independent auditors describing their internal control procedures, material issues raised by their most recent internal quality control review, or peer review (if applicable), or by any inquiry or investigation by governmental or professional authorities within the preceding five years and the response of the independent auditors. The Committee shall consider whether or not there should be a regular rotation of the lead audit partner or the independent audit firm. Any selection of the auditors by the Committee may be subject to shareholders’ approval, as determined by the Board of Directors.

C. Determination as to Performance of Internal Auditors. With respect to any internal audit services that may be outsourced, the Committee shall be responsible for the engagement, evaluation and termination of the internal audit service providers and shall approve fees to be paid to the internal audit service providers. The Committee shall annually review the experience and qualifications of the senior members of the internal audit function and the quality control procedures of the internal auditors. As part of its responsibility to evaluate any internal audit service providers, the Committee shall review the quality control procedures applicable to the service providers. The Committee shall also obtain not less frequently than annually a report of the service providers addressing such service

McDonald’s Corporation    37

providers’ internal control procedures, issues raised by their most recent internal quality control review or by any inquiry or investigation by governmental or professional authorities for the preceding five years and the response of the service providers.

D. Audits by Internal and Independent Auditors. The Committee shall discuss with the internal auditors, the internal audit service providers and the independent auditors the overall scope, plans and budget for their respective audits, including the adequacy of staffing and other factors that may affect the effectiveness and timeliness of such audits. In this connection, the Committee shall discuss with financial management, the internal audit service providers and the independent auditors the Company’s major risk exposures (whether financial, operating or otherwise), the adequacy and effectiveness of the accounting and financial controls, and the steps financial management has taken to monitor and control such exposures and manage legal compliance programs, among other considerations that may be relevant to their respective audits. The Committee shall review with financial management and the independent auditors management’s annual internal control report, including any attestation of same by the independent auditors. The internal audit service providers shall report periodically to the Committee regarding any significant deficiencies in the design or operation of the Company’s internal controls, material weaknesses in internal controls and any fraud (regardless of materiality) involving persons having a significant role in the internal controls, as well as any significant changes in internal controls implemented by management during the most recent reporting period of the Company.

E. Pre-Approval of Audit and Non-Audit Services. The Committee shall establish and maintain guidelines for the retention of the independent auditors for any non-audit service and the fee for such service and shall determine procedures for the approval of audit and non-audit services in advance. The Committee shall, in accordance with such procedures, approve in advance any audit or non-audit service provided to the Company by the independent auditors, all as required by applicable law or listing standards.

F. Review of Annual SEC Filings. The Committee shall review with management and the independent auditors the Company’s Annual Report on Form 10-K, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the financial statements and the adequacy of internal controls. The Committee shall also discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, applicable law or listing standards, including matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90. The Committee may discuss with the national office of the independent auditors issues on which it was consulted by the Company’s audit team and matters of audit quality and consistency. Based on such review and discussion, the Committee shall make a determination whether to recommend to the Board of Directors that the audited financial statements be included in the Company’s Form 10-K.

G. Review of Quarterly SEC Filings and Other Communications. The Committee shall review and discuss with management and the independent auditors the quarterly financial information to be included in the Company’s Quarterly Reports on Form 10-Q, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and shall discuss any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, applicable law or listing standards. The Committee shall also review and discuss the Company’s earnings press releases as well as the types of financial information periodically provided to analysts and rating agencies. The Committee shall also discuss the results of the independent auditors’ review of the Company’s quarterly financial information conducted in accordance with Statement on Auditing Standards No. 71.

H. Review of Disclosure Controls and Procedures. The Committee shall review with the Chief Executive Officer, the Chief Financial Officer and the General Counsel the Company’s disclosure controls and procedures and shall review periodically, but in no event less frequently than quarterly, management’s conclusions about the effectiveness of such disclosure controls and procedures, including any significant deficiencies in, or material non-compliance with, such controls and procedures.

I. Review of Certain Matters with Internal and Independent Auditors. The Committee shall review periodically with financial management, the internal audit service providers and independent auditors the effect of new or proposed regulatory and accounting initiatives on the Company’s financial statements and other public disclosures.

38    McDonald’s Corporation

J. Consultation with Independent Auditors. The Committee shall review with the independent auditors any problems or difficulties the auditors may have encountered in connection with the annual audit or otherwise, any management letters provided to the Committee and the Company’s responses. Such review shall address any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, any disagreements with management regarding generally accepted accounting principles and other matters, material adjustments to the financial statements recommended by the independent auditors and adjustments that were proposed but “passed,” regardless of materiality.

K. Preparation of Report for Proxy Statement. The Committee shall prepare the report required to be included in the Company’s annual proxy statement, all in accordance with applicable rules and regulations.

L. Employment of Former Audit Staff. The Committee shall establish and maintain guidelines for the Company’s hiring of former employees of the independent auditors, which shall meet the requirements of applicable law and listing standards.

M. “Whistleblowing” Procedures. The Committee shall establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

N. Review of Legal and Regulatory Compliance. The Committee shall periodically review with management, including the General Counsel, and the independent auditors any correspondence with, or other action by, regulators or governmental agencies and any employee complaints or published reports that raise concerns regarding the Company’s financial statements, accounting or auditing matters or compliance with the Company’s Standards of Business Conduct. The Committee shall also meet periodically, and may request to meet separately, with the General Counsel and other appropriate legal staff of the Company to review material legal affairs of the Company and the Company’s compliance with applicable law and listing standards.

O. Review of Certain Transactions with Directors and Related Parties. The Committee shall review periodically, but no less frequently than annually, a summary of the Company’s transactions with Directors and executive officers of the Company and with firms that employ Directors, as well as any other material related party transactions, for the purpose of recommending to the disinterested members of the Board of Directors that the transactions are fair, reasonable and within Company policy, and should be ratified and approved.

P. Grant of Franchises. The Committee shall approve the appropriateness of an initial grant of franchise(s) to a Company officer or a former Company officer in accordance with the Company’s policy with regard to such grants of franchises. The Committee shall also approve the purchase of restaurants from a franchisee who immediately thereafter becomes a Company officer.

Q. Compliance with Standards of Business Conduct. The Committee shall review annually a summary of employees’ compliance with the Company’s Standards of Business Conduct. The Committee shall be responsible for determining whether and on what terms to grant to any executive officer a waiver from the Company’s Standards of Business Conduct.

R. Access to Records, Consultants and Others. The Committee shall have the full resources and authority (i) to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company; (ii) to retain outside legal, accounting or other consultants to advise the Committee; and (iii) to request any officer or employee of the Company, the Company’s outside counsel, internal auditor, internal audit service providers or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

S. Delegation. The Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Committee. The Committee shall also carry out such other duties that may be delegated to it by the Board of Directors from time to time.

McDonald’s Corporation    39

Appendix C. McDONALD’S CORPORATION COMPENSATION COMMITTEE CHARTER

I. STATEMENT OF PURPOSE

The Compensation Committee is a standing committee of the Board of Directors. The Committee shall have the authority to determine the compensation of the Company’s executive officers and such other employees as the Committee may decide. The Committee shall also prepare a report on executive compensation for inclusion in the Company’s annual proxy statement.

II. ORGANIZATION

A. Charter. At least annually, this charter shall be reviewed and reassessed by the Committee and any proposed changes shall be submitted to the Board of Directors for approval.

B. Members. The members of the Committee shall be appointed by the Board of Directors and shall meet the independence requirements of applicable law and the listing standards of the New York Stock Exchange. The Committee shall be composed of at least three members. Committee members may be removed by the Board of Directors. The Board of Directors shall also designate a Committee Chairperson.

C. Meetings. In order to discharge its responsibilities, the Committee shall each year establish a schedule of meetings. Additional meetings may be scheduled as required.

D. Agenda, Minutes and Reports. The Chairperson of the Committee shall be responsible for establishing the agendas for meetings of the Committee. An agenda, together with materials relating to the subject matter of each meeting, shall be sent to members of the Committee prior to each meeting. Minutes for all meetings of the Committee shall be prepared to document the Committee’s discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, shall be approved at a subsequent meeting of the Committee and shall be distributed periodically to the full Board of Directors. The Committee shall make regular reports to the Board of Directors.

III. RESPONSIBILITIES

The following shall be the principal responsibilities of the Committee:

A. Compensation Philosophy and Program. In consultation with senior management, the Committee shall establish the Company’s general compensation philosophy, and oversee the development and implementation of executive compensation programs. The Committee shall review on a periodic basis the Company’s executive compensation programs and make any modifications that the Committee may deem necessary or advisable, in its sole discretion.

B. Chief Executive Officer Compensation. The Committee shall annually review and approve the Company’s goals and objectives relevant to the compensation of the Chief Executive Officer and shall evaluate the performance of the Chief Executive Officer in light of those goals and objectives. Based on such evaluation, the Committee shall have the sole authority to set the compensation (including base salary, incentive compensation and equity-based awards) of the Chief Executive Officer. In determining incentive compensation, the Committee shall consider, among other factors it deems appropriate from time to time, the Company’s performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to management in prior years.

C. Officer Compensation. The Committee shall also review and approve the compensation (including base salary, incentive compensation and equity-based awards) of officers above the level of Vice President, review and approve compensation guidelines for all other officers, and annually review the compensation of all officers, International Joint-Venture Partners and Managing Directors.

D. Benefit Plans. The Committee shall review the terms of the Company’s incentive compensation plans, equity-based plans, retirement plans, deferred compensation plans and welfare benefit plans. Unless otherwise delegated in accordance with the provisions of Article III.K., the Committee shall administer such plans, including determining any incentive or equity-based awards to be granted to members of senior management under any such plan.

40    McDonald’s Corporation

E. Post-Service Arrangements and Perquisites. The Committee shall review periodically policies with respect to post-service arrangements and perquisites provided to officers, including the Chief Executive Officer.

F. Appointment and Monitoring of Named Fiduciaries. With respect to any funded employee benefit plan covering employees of the Company subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, the Committee shall have the authority to appoint and terminate the named fiduciary or named fiduciaries of such plan and shall monitor their performance, unless such fiduciaries are specified in the constituent plan documents.

G. Annual Compensation Committee Report. The Committee shall produce an annual report on executive compensation for inclusion in the Company’s annual proxy statement, all in accordance with applicable rules and regulations.

H. Committee Performance Evaluation. The Committee shall evaluate its own performance on an annual basis and develop criteria for such evaluation.

I. Access to Consultants. The Committee shall have the resources and authority to discharge its duties and responsibilities as described herein, including the authority to select, retain and terminate counsel, consultants and other experts. The Committee shall have the sole authority to select, retain and terminate a compensation consultant and approve the consultant’s fees and other retention terms.

J. Delegation. When appropriate, as permitted under applicable law and the listing standards of the New York Stock Exchange, the Board or the Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Committee, the Board or members of management.

K. Other Duties. The Committee shall also carry out such other duties as may be delegated to it by the Board of Directors from time to time.

Appendix D. McDONALD’S CORPORATION GOVERNANCE COMMITTEE CHARTER

I. STATEMENT OF PURPOSE

The Governance Committee is a standing committee of the Board of Directors. The purpose of the Committee is to identify individuals qualified to become members of the Board, to recommend director nominees for each annual meeting of shareholders and nominees for election to fill any vacancies on the Board of Directors, to advise the Board with respect to the structure and composition of committees of the Board, and to address related matters. The Committee shall have the responsibility to recommend the compensation of the Company’s Directors. The Committee shall also develop and recommend to the Board of Directors corporate governance principles and be responsible for leading the annual review of the Board’s performance.

II. ORGANIZATION

A. Charter. At least annually, this charter shall be reviewed and reassessed by the Committee and any proposed changes shall be submitted to the Board of Directors for approval.

B. Members. The members of the Committee shall be appointed by the Board of Directors and shall meet the independence requirements of applicable law and the listing standards of the New York Stock Exchange. The Committee shall be comprised of at least three members, one of whom shall be the Chairperson of the Board’s Compensation Committee. Committee members may be removed by the Board of Directors. The Board of Directors shall also designate a Committee Chairperson.

C. Meetings. In order to discharge its responsibilities, the Committee shall each year establish a schedule of meetings; additional meetings may be scheduled as required.

D. Agenda, Minutes and Reports. The Chairperson of the Committee shall be responsible for establishing the agendas for meetings of the Committee. An agenda, together with materials relating to the subject matter of each meeting, shall be sent to members of the Committee prior to each meeting. Minutes for all meetings of the Committee shall be prepared to document the Committee’s discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, shall be approved at a subsequent meeting of the Committee and shall be distributed periodically to the full Board of Directors. The Committee shall make regular reports to the Board of Directors.

McDonald’s Corporation    41

III. RESPONSIBILITIES

The following shall be the principal responsibilities of the Committee:

A. Director Selection Criteria. The Committee shall establish criteria for selecting new directors, which shall reflect, among other factors, a candidate’s integrity and business ethics, strength of character, judgment, experience and independence, as well as factors relating to the composition of the Board, including its size and structure, the relative strengths and experience of current Board members and principles of diversity.

B. Director Recruitment. The Committee shall consider and recruit candidates to fill new positions on the Board of Directors and shall review any candidate recommended by the shareholders of the Company in accordance with the Company’s By-Laws. As part of this responsibility, the Committee shall be responsible for conducting appropriate inquiries to establish such candidate’s compliance with the independence and other qualification requirements established by the Committee.

C. Consideration of Directors for Reelection. In connection with its annual recommendation of a slate of nominees, the Committee shall assess the contributions of those Directors slated for re-election, and shall at that time review its criteria for Board candidates in the context of the Board evaluation process and other perceived needs of the Board.

D. Recommendation to Board. The Committee shall recommend the director nominees for approval by the Board of Directors and the shareholders.

E. Governance Principles. The Committee shall recommend to the Board of Directors corporate governance principles addressing, among other matters, the size, composition and responsibilities of the Board of Directors and its committees, which shall be reviewed not less frequently than annually by the Committee. The Committee shall make recommendations to the Board of Directors with respect to changes to the corporate governance principles.

F. Advice as to Committee Membership and Operations. The Committee shall advise the Board of Directors with respect to the charters, structure and operations of the various committees of the Board of Directors and qualifications for membership thereon, including policies for rotation of members among committees of the Board of Directors.

G. Evaluation of Board, Directors and Committee. The Committee shall evaluate the performance of the Board of Directors on an annual basis. In discharging this responsibility, the Committee shall solicit comments from all Directors and report annually to the Board on its assessment of the Board’s performance. The Committee shall periodically evaluate the performance of individual Directors. The Committee shall also evaluate its own performance on an annual basis and establish criteria for such evaluation.

H. Director Compensation. The Committee shall recommend to the Board of Directors proposed changes in Board compensation, including retainer and meeting attendance fees, as well as other Director compensation program and policies.

I. Evaluation of Executive Management. The Committee shall oversee the evaluation of executive management of the Company.

J. Access to Records, Consultants and Others. In discharging its responsibilities, the Committee shall have the resources and sole authority to engage any outside consultant or search firm to be used to identify director candidates for nomination to the Board of Directors, to retain outside consultants to advise the Committee and to approve the terms of any such engagement and the fees of any such consultant or search firm. The Committee shall have full access to any relevant records of the Company and may also request that any officer or other employee of the Company, the Company’s outside counsel or any other person meet with any members of, or consultants to, the Committee.

K. Delegation. The Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Committee. The Committee shall also carry out such other duties that may be delegated to it by the Board of Directors from time to time.

42    McDonald’s Corporation

Appendix E. CODE OF CONDUCT FOR THE BOARD OF DIRECTORS OF McDONALD’S CORPORATION

The members of the Board of Directors of McDonald’s Corporation acknowledge and accept the scope and extent of our duties as Directors. We have a responsibility to carry out our duties in an honest and businesslike manner and within the scope of our authority, as set forth in the General Corporation Laws of the State of Delaware and in the Certificate of Incorporation and By-Laws of McDonald’s Corporation. We are entrusted with and responsible for the oversight of the assets and business affairs of McDonald’s Corporation in an honest, fair, diligent and ethical manner. As Directors we must act within the bounds of the authority conferred upon us and with the duty to make and enact informed decisions and policies in the best interests of McDonald’s and its shareholders. The Board of Directors has adopted the following Code of Conduct and our Directors are expected to adhere to the standards of loyalty, good faith and the avoidance of conflict of interest that follow:

BOARD MEMBERS WILL:

>	Act in the best interests of, and fulfill their fiduciary obligations to, McDonald’s shareholders;

>	Act honestly, fairly, ethically and with integrity;

>	Conduct themselves in a professional, courteous and respectful manner;

>	Comply with all applicable laws, rules and regulations;

>	Act in good faith, responsibly, with due care, competence and diligence, without allowing their independent judgment to be subordinated;

>	Act in a manner to enhance and maintain the reputation of McDonald’s;

>	Disclose potential conflicts of interest that they may have regarding any matters that may come before the Board, and abstain from discussion and voting on any matter in which the Director has or may have a conflict of interest;

>	Make available to and share with fellow Directors information as may be appropriate to ensure proper conduct and sound operation of McDonald’s and its Board of Directors;

>	Respect the confidentiality of information relating to the affairs of the Company acquired in the course of their service as Directors, except when authorized or legally required to disclose such information; and

>	Not use confidential information acquired in the course of their service as Directors for their personal advantage.

A Director who has concerns regarding compliance with this Code should raise those concerns with the Chairman of the Board and the Chairperson of the Governance Committee, who will determine what action shall be taken to deal with the concern. In the extremely unlikely event that a waiver of this Code for a Director would be in the best interest of the Company, it must be approved by the Governance Committee.

Directors will annually sign a confirmation that they have read and will comply with this Code.

Appendix F. McDONALD’S CORPORATION CODE OF ETHICS FOR THE CHIEF EXECUTIVE OFFICER AND SENIOR FINANCIAL OFFICERS

As the [specify office] of McDonald’s Corporation (the “Company”), I acknowledge that the Company is committed to honesty and ethical conduct in all areas of its business and that officers with responsibility for the conduct or supervision of the Company’s financial affairs play a special role in preserving and protecting shareholders’ interests.

In furtherance of the above and to the best of my ability, I will adhere to the following principles and responsibilities:

>	Act at all times in accordance with the Company’s Standards of Business Conduct, a copy of which has been provided to me and with which I will comply;

>	Act at all times with integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships;

>	Address any apparent conflict of interest in personal and professional relationships in accordance with the highest ethical standards and promptly disclose to the General Counsel of the Company the nature of any such conflict of interest or any material transaction or relationship that reasonably could be expected to give rise to such a conflict of interest;

>	Provide, in the Company’s reports filed with the Securities and Exchange Commission and other public communications, disclosure that is full, fair, accurate, complete, objective, timely and understandable;

>	Comply with applicable rules and regulations of all U.S. and non-U.S. governmental entities and other private and public regulatory agencies, including any exchanges on which the Company’s securities may be listed;

>	Act in good faith, responsibly, with due care, competence and diligence, and without misrepresenting material facts or circumstances and without seeking improperly to influence or hinder the Company’s independent auditors in any way in the performance of their engagement;

>	Act objectively, without allowing my independent judgment to be subordinated;

>	Maintain the confidentiality of Company information, except when authorized or otherwise required to make any disclosure, and avoid the use of any Company information for personal advantage;

>	Consistent with applicable law, share my knowledge with others within the Company to the extent appropriate to improve communications to the Company’s shareholders and other constituents;

>	Keep abreast of emerging financial issues relevant to shareholders and other constituents;

>	Promote ethical behavior among employees under my supervision;

>	Accept accountability for adherence to this Code of Ethics and the Company’s Standards of Business Conduct; and

>	Achieve responsible use of and control over all assets and resources of the Company entrusted to me.

The Chief Executive Officer, the Chief Financial Officer and other senior financial officers will annually sign a confirmation that they have read and will comply with the Code.

McDonald’s Corporation    43

INFORMATION ABOUT ATTENDING THE ANNUAL MEETING

Date

Thursday, May 20, 2004

Time

9:00 a.m. Central Time

Place

Prairie Ballroom, The Lodge, McDonald’s Office Campus, Oak Brook, Illinois 60523

Parking

Limited parking is available on campus.

Webcast

Watch a live webcast of the Annual Meeting by going to www.investor.mcdonalds.com and clicking “Webcast.” (A replay of the Annual Meeting will also be available for a limited time.)

If you plan to attend

As seating in the Prairie Ballroom is very limited, we encourage shareholders to participate in the meeting via the live webcast. However, if you do decide to attend, please bring the top, tear-off portion of your proxy card or your brokerage statement reflecting your McDonald’s holdings as proof of share ownership. Admission tickets will be given to shareholders on a first-come, first-served basis. Overflow rooms will be available for viewing the meeting. The registration desk will open at 7:30 a.m.

Please be aware that all items will be subject to inspection. Cameras and other recording devices will not be permitted at the meeting.

[GRAPHIC APPEARS HERE]

Directions

From downtown Chicago (and near west suburbs)—

I-290 west (Eisenhower Expressway) to I-88 west (to Aurora). Exit I-88 at Cermak Road/22nd Street (first exit immediately after York Road tollbooth). At Cermak Road/22nd Street (stoplight), turn right. Go two stoplights to Jorie Boulevard, turn right. Go three stoplights to Kroc Drive, turn left. At stop sign, Ronald Lane, turn left. The Lodge is on left, parking is on right.

From I-294 (south suburbs)—

I-294 north to I-88 west (to Aurora). Exit I-88 at Cermak Road/22nd Street (first exit immediately after York Road tollbooth). At Cermak Road/22nd Street (stoplight), turn right. Go two stoplights to Jorie Boulevard, turn right. Go three stoplights to Kroc Drive, turn left. At stop sign, Ronald Lane, turn left. The Lodge is on left, parking is on right.

From O’Hare Airport/I-294 (north suburbs)—

I-294 south to I-88 west (to Aurora). Exit I-88 at Cermak Road/22nd Street (first exit immediately after York Road tollbooth). At Cermak Road/22nd Street (stoplight), turn right. Go two stoplights to Jorie Boulevard, turn right. Go three stoplights to Kroc Drive, turn left. At stop sign, Ronald Lane, turn left. The Lodge is on left, parking is on right.

From I-355 North or South or I-88 West (far west suburbs)—

From either direction, take I-88 east (to Chicago). Exit at Midwest Road and turn left (stoplight). Take Midwest Road to 31st Street (stoplight), turn left. Take 31st Street to Jorie Boulevard (stoplight), turn left. Go to Kroc Drive (stoplight), turn right. At stop sign, Ronald Lane, turn left. The Lodge is on left, parking is on right.

44    McDonald’s Corporation

Home office

McDonald’s Corporation

McDonald’s Plaza

Oak Brook IL 60523

630-623-3000

www.mcdonalds.com

The following trademarks used

herein are property of McDonald’s

Corporation and its affiliates:

McDonald’s; the Golden Arches

Logo; i’m lovin’ it; MCDirect Shares;

and www.mcdonalds.com.

Printed on recycled paper with

10% post-consumer content.

© 2004 McDonald’s Corporation

McD 03-4287

Exhibit A. McDONALD’S CORPORATION AMENDED AND RESTATED 2001 OMNIBUS STOCK OWNERSHIP PLAN

The Plan

McDonald’s Corporation, a Delaware corporation (the “Company”), established the McDonald’s Corporation 2001 Omnibus Stock Ownership Plan (the “Plan”) effective as of May 17, 2001, and the Plan was approved by the Company’s stockholders at the May 17, 2001 Annual Meeting. The Plan as originally so established permitted the grant of stock options, restricted stock, stock appreciation rights, performance units, stock bonuses and other stock-based awards.

The Plan has been amended and restated effective as of March 18, 2004 (the “Effective Date”), subject to the approval of the Company’s stockholders at the May 20, 2004 Annual Meeting. The Plan as so amended permits the grant of stock options, restricted stock, stock appreciation rights, stock bonuses, dividend equivalents and other stock-based awards.

The terms and conditions of the Plan as in effect before the Effective Date shall continue to apply to Awards granted before the Effective Date.

1. PURPOSE

The purpose of this Plan is to advance the interest of the Company by encouraging and enabling the acquisition of a larger personal financial interest in the Company by those employees and non-employee directors and senior directors upon whose judgment and efforts the Company is largely dependent for the successful conduct of its operations. It is anticipated that the acquisition of such financial interest and Stock ownership will stimulate the efforts of such employees and directors on behalf of the Company, strengthen their desire to continue in the service of the Company, and encourage shareholder and entrepreneurial perspectives through Stock ownership. It is also anticipated that the opportunity to obtain such financial interest and Stock ownership will prove attractive to promising new employees and will assist the Company in attracting such employees.

2. DEFINITIONS

As used in this Plan, the terms set forth below shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

(a)	“Affiliate Service” of a Grantee who is an employee of the Company means the Grantee’s Company Service plus the Grantee’s aggregate number of years of employment with any Subsidiary during the period before it became a Subsidiary, unless the Committee determines otherwise in connection with an entity’s becoming a Subsidiary.

(b)	“Award” means any stock options, shares of restricted stock, stock appreciation rights, stock bonuses, dividend equivalents and other stock-based awards granted under this Plan. In addition, for purposes of Section 3(d) only, “Award” means any award granted under any Prior Plan.

(c)	“Award Agreement” has the meaning specified in Section 4(c)(iv).

(d)	“Board” means the Board of Directors of the Company.

(e)	“Business Combination” has the meaning specified in Section 2(g)(iii).

(f)	“Cause” means (i) in the case of a Grantee who is an employee of the Company or a Subsidiary, the Grantee’s commission of any act or acts involving dishonesty, fraud, illegality or moral turpitude, and (ii) in the case of a Grantee who is a non-employee director or senior director of the Company, cause pursuant to Article Thirteenth (c) of the Company’s Restated Certificate of Incorporation.

(g)	“Change in Control” means the happening of any of the following events:

(i)	the acquisition by any Person of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of either (A) the then-outstanding shares of Stock (“Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2(g)(i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (4) any acquisition by any entity pursuant to a transaction that complies with Sections 2(g)(iii)(A), (B) and (C); or

(ii)	individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding,

Exhibit A     1

for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)	consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company and/or any entity controlled by the Company, or a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any entity controlled by the Company (each, a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)	approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(h)	“Code” means the Internal Revenue Code of 1986, as amended, and regulations and rulings thereunder. References to a particular section of, or rule under, the Code shall include references to successor provisions.

(i)	“Committee” has the meaning specified in Section 4(a).

(j)	“Company” has the meaning specified in the first paragraph.

(k)	“Company Service” of a Grantee who is an employee of the Company or a Subsidiary means the Grantee’s aggregate number of years of employment with the Company and its Subsidiaries during periods when those entities were Subsidiaries.

(l)	“Disability” as it regards employees means, a “disability” within the meaning of the Company’s Profit Sharing and Savings Program, as amended from time to time.

“Disability”as it regards non-employee directors and senior directors means a physical or mental condition that prevents the director from performing his or her duties as a member of the Board or a senior director, as applicable, and that is expected to be permanent or for an indefinite duration exceeding one year.

(m)	“Disaffiliation” of a Subsidiary means the Subsidiary’s ceasing to be a Subsidiary for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary).

(n)	“dividend equivalent” means an Award made pursuant to Section 6(g).

(o)	“Effective Date” means March 18, 2004.

(p)	“Fair Market Value” of any security of the Company means, as of any applicable date, the closing price of the security at the close of normal trading hours on the New York Stock Exchange, or, if no such sale of the security shall have occurred on such date, on the next preceding date on which there was such a sale.

(q)	“Foreign Equity Incentive Plan” has the meaning specified in Section 14.

(r)	“Grant Date” has the meaning specified in Section 6(a)(i).

(s)	“Grantee” means an individual who has been granted an Award.

(t)	“Immediate Family” means a Grantee’s spouse, children, grandchildren, stepchildren, parents, stepparents, grandparents, siblings, nieces, nephews and in-laws.

(u)	“including” or “includes” means “including, without limitation,” or “includes, without limitation.”

2    Exhibit A

(v)	“Incumbent Board” has the meaning specified in Section 2(g)(ii).

(w)	“Minimum Consideration” means $.01 per share or such larger amount determined pursuant to resolution of the Board to be “capital” (within the meaning of Section 154 of the Delaware General Corporation Law).

(x)	“Minimum Vesting Requirement” means a requirement that (A) in the case of Awards to which the Minimum Vesting Requirement applies covering up to an aggregate of 2.5 million shares (subject to adjustment as provided in Section 22), that such Awards become nonforfeitable not sooner than the first anniversary of the Grant Date; and (B) in the case of all other Awards to which the Minimum Vesting Requirement applies, that such Awards become nonforfeitable not more rapidly than in three equal installments on each of the first three anniversaries of the Grant Date; in either case, subject to Sections 12, 13 and 21.

(y)	“1934 Act” means the Securities Exchange Act of 1934, as amended, and regulations and rulings thereunder. References to a particular section of, or rule under, the 1934 Act shall include references to successor provisions.

(z)	“non-employee director” means a member of the Board who is not an employee of the Company.

(aa)	“Option Price” means the per-share purchase price of Stock subject to a stock option.

(bb)	“other stock-based award” means an Award made pursuant to Section 6(h).

(cc)	“Outstanding Company Common Stock” has the meaning specified in Section 2(g)(i).

(dd)	“Outstanding Company Voting Securities” has the meaning specified in Section 2(g)(i).

(ee)	“Performance Percentage” has the meaning specified in Section 6(f)(i)(C).

(ff)	“Permissible Transferee” has the meaning specified in Section 8.

(gg)	“Person” means any “individual,” “entity” or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(hh)	“Plan” means this McDonald’s Corporation Amended and Restated 2001 Omnibus Stock Ownership Plan.

(ii)	“Prior Plan” means the McDonald’s Corporation 1992 Stock Ownership Incentive Plan, as amended and restated, and the McDonald’s Corporation 1975 Stock Ownership Option Plan, as amended and restated.

(jj)	“Qualified Performance-Based Award” means any Award that is intended to qualify for the Section 162(m) Exemption, as provided in Section 23.

(kk)	“Qualified Performance Goal” means a performance goal established by the Committee in connection with the grant of a Qualified Performance-Based Award, which (i) is based on the attainment of specified levels of one or more Specified Performance Goals, and (ii) is set by the Committee within the time period prescribed by Section 162(m) of the Code; provided, that in the case of a stock option or stock appreciation right, the Qualified Performance Goal shall be considered to have been established without special action by the Committee, by virtue of the fact that the Stock subject to such Award must increase in value over its Fair Market Value on the Grant Date (or over a higher value) in order for the Grantee to realize any compensation from exercising the stock option or stock appreciation right.

(ll)	“Retirement” as it regards employees means a Termination of Employment any time after attaining either (i) age 60 with at least 20 years of Affiliate Service, or (ii) combined age and years of Affiliate Service equal to or greater than 70, other than a Termination of Employment for Cause.

“Retirement” as it regards non-employee directors and senior directors means Termination of Directorship with at least 10 years of service as a member of the Board and/or a senior director or after age 70.

(mm)	“Section 16 Grantee” means an individual subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions involving equity securities of the Company.

(nn)	“Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(oo)	“Service-Vesting Award” means an Award, the vesting of which is contingent solely on the continued service of the Grantee as an employee of the Company and its Subsidiaries or as a non-employee director or a senior director of the Company.

(pp)	“Special Circumstances” for a Termination of Employment of a Grantee means (i) the Grantee’s employment was terminated by the Company or a Subsidiary without Cause, or (ii) the Grantee becomes an owner-operator of a McDonald’s restaurant in connection with the Termination of Employment.

(qq)	“Specified Performance Goal” means any of the following measures as applied to the Company as a whole or to any Subsidiary, division or other unit of the Company: revenue; operating income; net income; basic or diluted earnings per share; return on revenue; return on assets; return on equity; return on total capital; or total shareholder return.

Exhibit A     3

(rr)	“Stock” means the common stock of the Company, par value $.01 per share.

(ss)	“Subsidiary” means any entity in which the Company directly or through intervening subsidiaries owns 25% or more of the total combined voting power or value of all classes of stock, or, in the case of an unincorporated entity, a 25% or more interest in the capital and profits.

(tt)	“Tendered Restricted Stock” has the meaning specified in Section 9(a).

(uu)	“Termination of Directorship” means the first date upon which a non-employee director or a senior director is neither a member of the Board nor a senior director.

(vv)	“Termination of Employment” of a Grantee means the termination of the Grantee’s employment with the Company and the Subsidiaries. A Grantee employed by a Subsidiary also shall be deemed to incur a Termination of Employment if there occurs a Disaffiliation of that Subsidiary, unless either (i) the Grantee is, immediately after the Disaffiliation, an employee of the Company or one of the remaining Subsidiaries, or (ii) in connection with the Disaffiliation, the Awards held by the Grantee are assumed, or replaced with new awards, by the former Subsidiary or an entity that controls the former Subsidiary following the Disaffiliation.

(ww)	“Unit Value” has the meaning specified in Section 9(c)(iii).

3. SCOPE OF THIS PLAN

(a)	The total number of shares of Stock delivered to Grantees pursuant to this Plan shall not exceed 116,511,331 shares (including 2,511,331 shares available as of the Effective Date under the McDonald’s Corporation 1975 Stock Ownership Option Plan, as amended and restated), subject to the other provisions of this Section 3 and to adjustment as provided in Section 22. Such shares may be treasury shares or newly-issued shares or both, as may be determined from time to time by the Board or by the Committee appointed pursuant to Section 4.

(b)	Subject to adjustment as provided in Section 22, the maximum number of shares of Stock for which stock options and stock appreciation rights may be granted to any Grantee in any one-year period shall be 2 million, and the maximum number of shares of Stock that may be granted to any Grantee in any one-year period in the form of restricted stock, dividend equivalents (other than dividend equivalents that are part of another Award), and other stock-based awards, in each case that are Qualified Performance-based Awards, shall be 500,000 (provided, that in the case of dividend equivalents, the number of shares taken into account for this purpose shall be the number of shares with respect to which the dividend equivalents are calculated). Subject to the other provisions of this Section 3 and subject to adjustment as provided in Section 22, not more than 500,000 bonus shares of Stock may be granted under this Plan.

(c)	If and to the extent an Award granted under this Plan shall, after the Effective Date, expire or terminate for any reason without having been exercised in full, or shall be forfeited or settled for cash, the shares of Stock (including restricted stock) associated with the expired, terminated or forfeited portion of such Award shall become available for other Awards. In no event shall the number of shares of Stock considered to be delivered pursuant to the exercise of a stock appreciation right include the shares that represent the grant or exercise price thereof, which shares are not delivered to the Grantee upon exercise.

(d)	If and to the extent an Award granted under a Prior Plan shall, after the Effective Date, expire or terminate for any reason without having been exercised in full, or shall be forfeited or settled for cash, the shares of Stock (including restricted stock) associated with the expired, terminated or forfeited portion of such Award shall become available for Awards under this Plan. If, after the Effective Date, a Grantee uses shares of Stock owned by the Grantee (by either actual delivery or by attestation) to pay the Option Price of any stock option granted under this Plan or a Prior Plan or to satisfy any tax-withholding obligation with respect to an Award granted under this Plan or a Prior Plan, the number of shares of Stock delivered or attested to shall be added to the number of shares of Stock available for delivery under this Plan. To the extent any shares of Stock subject to a stock option granted under this Plan are withheld, after the Effective Date, to satisfy the Option Price of that stock option, or any shares of Stock subject to an Award granted under this Plan are withheld to satisfy any tax-withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under this Plan. To the extent any shares of Stock subject to an Award granted under a Prior Plan are withheld, after the Effective Date, to satisfy any tax-withholding obligation, such shares shall be added to the maximum number of shares of Stock available for delivery under this Plan. Notwithstanding the foregoing, no shares of Stock that become available for Awards granted under this Plan pursuant to the foregoing provisions of this Section 3(d) shall be available for grants of incentive stock options pursuant to Section 6(c).

4    Exhibit A

4. ADMINISTRATION

(a)	Subject to Section 4(b), this Plan shall be administered by a committee appointed by the Board (the “Committee”). All members of the Committee shall be “outside directors” (as defined or interpreted for purposes of the Section 162(m) Exemption). The composition of the Committee also shall be subject to such limitations as the Board deems appropriate to permit transactions in Stock pursuant to this Plan to be exempt from liability under Rule 16b-3 under the 1934 Act and to satisfy the “independence” requirements of any national securities exchange on which the Stock is listed.

(b)	The Board may, in its discretion, reserve to itself any or all of the authority and responsibility of the Committee. To the extent that the Board has reserved to itself the authority and responsibility of the Committee, all references to the Committee in this Plan shall be deemed to refer to the Board.

(c)	The Committee shall have full and final authority, in its discretion, but subject to the express provisions of this Plan (including without limitation Section 23(e)), as follows:

(i)	to grant Awards,

(ii)	to determine (A) when Awards may be granted, and (B) whether or not specific Awards shall be identified with other specific Awards, and, if so, whether they shall be exercisable cumulatively with or alternatively to such other specific Awards,

(iii)	to interpret this Plan and to make all determinations necessary or advisable for the administration of this Plan,

(iv)	to determine all terms and provisions of all Awards, including without limitation any restrictions or conditions (including specifying such performance criteria as the Committee deems appropriate, and imposing restrictions with respect to Stock acquired upon exercise of a stock option, which restrictions may continue beyond the Grantee’s Termination of Employment or Termination of Directorship, as applicable), which shall be set forth in a written agreement for each Award (the “Award Agreements”), which need not be identical, and, with the consent of the Grantee, to modify any such Award Agreement at any time,

(v)	to authorize foreign Subsidiaries to adopt Foreign Equity Incentive Plans as provided in Section 14,

(vi)	to delegate any or all of its duties and responsibilities under this Plan to any individual or group of individuals it deems appropriate, except its duties and responsibilities with respect to Section 16 Grantees and with respect to Qualified Performance-Based Awards, and (A) the acts of such delegates shall be treated hereunder as acts of the Committee and (B) such delegates shall report to the Committee regarding the delegated duties and responsibilities,

(vii)	to accelerate the exercisability of, and to accelerate or waive any or all of the restrictions and conditions applicable to, any Award or any group of Awards, other than the Minimum Vesting Requirement, for any reason,

(viii)	subject to Section 6(a)(ii), to extend the time during which any Award or group of Awards may be exercised or earned,

(ix)	to make such adjustments or modifications to Awards to Grantees working outside the United States as are necessary and advisable to fulfill the purposes of this Plan,

(x)	to impose such additional conditions, restrictions and limitations upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including requiring simultaneous exercise of related identified Awards and limiting the percentage of Awards that may from time to time be exercised by a Grantee, and

(xi)	to prescribe rules and regulations concerning the transferability of any Awards, and to make such adjustments or modifications to Awards transferable pursuant to Section 8 as are necessary and advisable to fulfill the purposes of this Plan.

(d)	The determination of the Committee on all matters relating to this Plan or any Award Agreement shall be made in its sole discretion, and shall be conclusive and final. No member of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Award.

Exhibit A     5

5. ELIGIBILITY

Awards may be granted to any employee (including any officer) of the Company or any of its domestic Subsidiaries, any employee, officer or director of any of the Company’s foreign Subsidiaries, and to any non-employee director or senior director of the Company. In selecting the individuals to whom Awards may be granted, as well as in determining the number of shares of Stock subject to, and the other terms and conditions applicable to, each Award, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of this Plan.

6. CONDITIONS TO GRANTS

(a)	General conditions.

(i)	The “Grant Date” of an Award shall be the date on which the Committee grants the Award or such later date as specified in advance by the Committee.

(ii)	The term of each Award shall be a period of 10 years from the Grant Date; provided, that the Committee may determine that the term of an Award will be a different period, not longer than 15 years from the Grant Date; and provided, further, that in any event the term of each Award shall be subject to earlier termination as herein provided.

(iii)	A Grantee may, if otherwise eligible, be granted additional Awards in any combination.

(b)	Grant of Stock Options and Option Price. A stock option represents the right to purchase a share of Stock at a predetermined Option Price. No later than the Grant Date of any stock option, the Committee shall establish the Option Price of such stock option. The per-share Option Price of a stock option shall not be less than 100% of the Fair Market Value of a share of the Stock on the Grant Date. Such Option Price shall be subject to adjustment as provided in Section 22. The applicable Award Agreement may provide that the stock option shall be exercisable for restricted stock.

(c)	Grant of Incentive Stock Options. At the time of the grant of any stock option, the Committee may designate such stock option as an “incentive stock option” as defined in Section 422 of the Code. Any stock option not so designated shall not be an incentive stock option, even if it otherwise meets the requirements of Section 422 of the Code. Any stock option so designated that nevertheless fails (either at the time of grant or at any time thereafter as a result of accelerated vesting or otherwise) to meet the requirements of Section 422 of the Code, in whole or in part, shall be treated as a stock option that is not an incentive stock option to the extent of such failure. The terms of any incentive stock option shall require the Grantee to notify the Committee or its designee of any “disqualifying disposition” (as defined in Section 421(b) of the Code) of any Stock issued pursuant to the exercise of the incentive stock option within 10 days after such disposition.

(d)	Grant of Shares of Restricted Stock.

(i)	Shares of restricted stock are shares of Stock that are awarded to a Grantee and that, during a restricted period, may be forfeitable to the Company upon such conditions as may be set forth in the applicable Award Agreement. Restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the restricted period.

(ii)	The Committee shall, in its discretion, determine the amount, if any, that a Grantee shall pay for shares of restricted stock, subject to the following sentence. Except with respect to shares of restricted stock that are treasury shares, for which no payment need be required, the Committee shall require the Grantee to pay at least the Minimum Consideration for each share of restricted stock granted to such Grantee. Such payment shall be made in full by the Grantee before the delivery of the shares and in any event no later than 10 days after the Grant Date for such shares.

(iii)	The Committee may, but need not, provide that all or any portion of a Grantee’s Award of restricted stock, or restricted stock acquired upon exercise of a stock option, shall be forfeited:

(A)	except as otherwise specified in the Award Agreement, upon the Grantee’s Termination of Employment as provided in Section 12, or

(B)	if the Company or the Grantee does not achieve specified performance goals (if any) within a specified time period after the Grant Date and before the Grantee’s Termination of Employment, or

(C)	upon failure to satisfy such other conditions as the Committee may specify in the applicable Award Agreement;

provided, that each such Award that is a Service-Vesting Award shall be subject to the Minimum Vesting Requirement.

6    Exhibit A

(iv)	If a share of restricted stock is forfeited, then, if the Grantee was required to pay for such share or acquired such share upon the exercise of a stock option: (A) the Grantee shall be deemed to have resold such share to the Company at the lesser of (1) the amount paid or, if the restricted stock was acquired on exercise of a stock option, the Option Price paid by the Grantee for such share, or (2) the Fair Market Value of a share of Stock on the date of such forfeiture; (B) the Company shall pay to the Grantee the amount determined under clause (A) of this sentence as soon as is administratively practical; and (C) such share shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the later of the date the event causing the forfeiture occurred or the date of the Company’s tender of the payment specified in clause (B) of this sentence, whether or not such tender is accepted by the Grantee.

(v)	The Committee may provide that any share of restricted stock shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such share becomes nonforfeitable or is forfeited. Any share of restricted stock shall bear an appropriate legend specifying that such share is non-transferable and subject to the restrictions set forth in this Plan and the applicable Award Agreement. If any share of restricted stock becomes nonforfeitable, the Company shall cause the certificate for such share to be issued or reissued without such legend.

(e)	Grant of Stock Appreciation Rights. A stock appreciation right represents the right to receive a payment, in cash, shares of Stock or both (as determined by the Committee) equal to the excess of the Fair Market Value, on the date such Fair Market Value is determined, of a specified number of shares of Stock, over the Award’s grant or exercise price, if any. When granted, stock appreciation rights may, but need not, be identified with shares of Stock subject to a specific stock option or specific shares of restricted stock of the Grantee (including any stock option or shares of restricted stock granted on or before the Grant Date of the stock appreciation rights) in a number equal to or different from the number of shares of Stock subject to the stock appreciation rights so granted. If stock appreciation rights are identified with shares of Stock subject to a stock option or with shares of restricted stock then, unless otherwise provided in the applicable Award Agreement, the Grantee’s associated stock appreciation rights shall terminate upon, and to the extent of, (i) the expiration, termination, forfeiture or cancellation of such stock option or shares of restricted stock, or (ii) the date such shares of restricted stock become nonforfeitable.

(f)	Grant of Stock Bonuses. The Committee may, in its discretion, grant shares of Stock to any employee eligible under Section 5 to receive Awards, other than executive officers of the Company.

(g)	Grant of Dividend Equivalents. The Committee may, in its discretion, grant dividend equivalents, which represent the right to receive cash payments or shares of Stock measured by the dividends payable with respect to specific shares of Stock or a specified number of shares of Stock. Dividend equivalents may be granted as part of another type of Award or as a separate Award, and shall be subject to such terms and conditions as the Committee shall determine.

(h)	Grant of Other Stock-Based Awards. The Committee may, in its discretion, grant other stock-based awards. These are Awards, other than stock options, stock appreciation rights, restricted stock, stock bonuses, and dividend equivalents, that are denominated in, valued, in whole or in part, by reference to, or otherwise based on or related to, Stock (such as restricted stock units). The purchase, exercise, exchange or conversion of other stock-based awards granted under this Section 6(h) shall be on such terms and conditions and by such methods as shall be specified by the Committee. If the value of an other stock-based award is based on the difference between the excess of the Fair Market Value, on the date such Fair Market Value is determined, over such Award’s exercise or grant price, the exercise or grant price for such an Award will not be less than 100% of the Fair Market Value on the Grant Date. If the value of such an Award is based on the full value of a share of Stock, and the Award is a Service-Vesting Award, then such Award shall be subject to the Minimum Vesting Requirement.

7. GRANTEE’S AGREEMENT TO SERVE

The Committee may, in its discretion, require each Grantee who is granted an Award to, execute such Grantee’s Award Agreement, and to agree that such Grantee will remain in the employ of the Company or any of its Subsidiaries or remain as a non-employee director or senior director, as applicable, for at least one year after the Grant Date. No obligation of the Company or any of its Subsidiaries as to the length of any Grantee’s employment or service as a non-employee director or senior director shall be implied by the terms of this Plan, any grant of an Award hereunder or any Award Agreement. The Company and its Subsidiaries reserve the same rights to terminate employment of any Grantee as existed before the Effective Date.

Exhibit A     7

8. NON-TRANSFERABILITY

Each Award (other than restricted stock) granted hereunder shall not be assignable or transferable other than by will or the laws of descent and distribution; provided, however, that a Grantee may, in a manner set forth in rules established by the Committee: (a) designate in writing a beneficiary to exercise his or her Award after the Grantee’s death; (b) transfer a stock option (other than an incentive stock option), stock appreciation right or other stock-based award to a revocable inter vivos trust as to which the Grantee is both the settlor and the trustee; and (c) if permitted by the Committee pursuant to its rules, transfer an Award (other than restricted stock or an incentive stock option) for no consideration to any of the following permissible transferees (each a “Permissible Transferee”): (i) any member of the Immediate Family of the Grantee to whom such Award was granted, (ii) any trust for the benefit of members of the Grantee’s Immediate Family, (iii) any partnership whose partners are members of the Grantee’s Immediate Family or (iv) Ronald McDonald House Charities or any Ronald McDonald House; and further provided that (A) the transferee shall remain subject to all of the terms and conditions applicable to such Award prior to such transfer; (B) any such transfer shall be subject to and in accordance with the rules and regulations prescribed by the Committee in accordance with Section 4(c)(xi), and (C) except as otherwise expressly provided for in this Plan or in the Transfer Rules, a Permissible Transferee shall have all the rights and obligations of the Grantee hereunder and the Grantee shall not retain any rights with respect to the transferred Award, and further provided that the payment of any tax attributable to the exercise of an Award shall remain the obligation of the Grantee and the period during which an Award shall remain exercisable under Section 12 shall depend upon the time and nature of the Grantee’s Termination of Employment. Notwithstanding the foregoing, the Committee may, from time to time, in its sole discretion designate additional individuals, persons or classes as Permissible Transferees, and permit other transfers as the Committee determines to be appropriate.

Each share of restricted stock shall be non-transferable until such share becomes nonforfeitable.

9. EXERCISE

(a)	Exercise of Stock Options. Subject to Sections 4(c)(vii), 12, 13 and 21 and such terms and conditions as the Committee may impose, each stock option shall be exercisable as and when determined by the Committee; provided that, unless the Committee determines otherwise, each stock option shall be exercisable in one or more installments commencing not earlier than the first anniversary of the Grant Date of such stock option.

Each stock option shall be exercised by delivery of notice of intent to purchase a specific number of shares of Stock subject to such stock option. Such notice shall be in a manner specified by and satisfactory to the Company. The Option Price of any shares of Stock or shares of restricted stock as to which a stock option shall be exercised shall be paid in full at the time of the exercise. Payment may, at the election of the Grantee, be made in any one or any combination of the following:

(i)	cash,

(ii)	Stock owned by the Grantee, valued at its Fair Market Value at the time of exercise,

(iii)	with the approval of the Committee, shares of restricted stock held by the Grantee, each valued at the Fair Market Value of a share of Stock at the time of exercise, or

(iv)	unless otherwise determined by the Committee, through simultaneous sale through a broker of shares acquired on exercise, as permitted under Regulation T of the Board of Governors of the Federal Reserve System.

If shares of Stock or restricted stock are used to pay the Option Price, such shares of Stock or restricted stock must have been held by the Grantee for more than six months prior to exercise of the stock option, unless otherwise determined by the Committee. Such payment may be made by actual delivery or attestation.

If restricted stock is used to pay the Option Price for Stock subject to a stock option (“Tendered Restricted Stock”), then the Committee shall specify which of the following two rules applies: either (i) all the shares of Stock acquired on exercise of the stock option shall be subject to the same restrictions as the Tendered Restricted Stock, determined as of the date of exercise of the stock option, or (ii) a number of shares of Stock acquired on exercise of the stock option equal to the number of shares of Tendered Restricted Stock shall be subject to the same restrictions as the Tendered Restricted Stock, determined as of the date of exercise of the stock option.

(b)	Exercise of Stock Appreciation Rights. Subject to Sections 4(c)(vii), 12, 13 and 21 and such terms and conditions as the Committee may impose, each stock appreciation right shall be exercisable as and when determined by the Committee; provided that, unless the Committee determines otherwise, each stock appreciation right shall be exercisable not earlier than the first anniversary of the Grant Date of such stock appreciation right, to the extent the stock option with which it is identified, if any, may be exercised, or to the extent the restricted stock with which it is identified, if any, has become nonforfeitable. Stock appreciation rights shall be exercised by delivery to the Company of written notice of intent to exercise a specific number of stock appreciation rights.

8    Exhibit A

Unless otherwise provided in the applicable Award Agreement, the exercise of stock appreciation rights that are identified with shares of Stock subject to a stock option or shares of restricted stock shall result in the cancellation or forfeiture of such stock option or shares of restricted stock, as the case may be, to the extent of such exercise.

The benefit for each share as to which a stock appreciation right is exercised shall be equal to:

(i)	the Fair Market Value of a share of Stock on the date of such exercise, reduced by

(ii)	an amount equal to:

(A)	for any stock appreciation right identified with shares of Stock subject to a stock option, the Option Price of such stock option, unless the Committee in the grant of the stock appreciation right specified a higher amount or

(B)	for any other stock appreciation right, the Fair Market Value of a share of Stock on the Grant Date of such stock appreciation right, unless the Committee in the grant of the stock appreciation right specified a higher amount; provided that the Committee, in its discretion, may provide that the benefit for any stock appreciation right shall not exceed such percentage of the Fair Market Value of a share of Stock on such Grant Date as the Committee shall specify.

The benefit upon the exercise of a stock appreciation right shall be payable in cash, except that the Committee, may, in its discretion, provide in the Award Agreement that benefits, with respect to any particular exercise, may be paid wholly or partly in Stock.

10. NOTIFICATION UNDER SECTION 83(B)

The Committee may, on the Grant Date or any later date, prohibit a Grantee from making the election described below. If the Committee has not prohibited such Grantee from making such election, and the Grantee shall, in connection with the exercise of any stock option, or the grant of any share of restricted stock, make the election permitted under Section 83(b) of the Code (i.e., an election to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code), such Grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to complying with any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

11. WITHHOLDING TAXES

(a)	Whenever, under this Plan, cash or Stock is to be delivered upon exercise or payment of an Award or a share of restricted stock becomes nonforfeitable, or any other event occurs that results in taxation of a Grantee with respect to an Award, the Company shall be entitled to require (i) that the Grantee remit an amount sufficient to satisfy all U.S. federal, state and local withholding tax requirements related thereto, (ii) the withholding of such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under this Plan or (iii) any combination of the foregoing; provided, however, that no amount shall be withheld from any cash payment or shares of Stock relating to an Award that was transferred by the Grantee in accordance with this Plan and such cash payment or delivery to such Permissible Transferee shall in no way be conditioned upon the Grantee’s remittance obligation described herein. The Grantee shall be permitted to remit such amount in the form of Stock owned by the Grantee, valued at its Fair Market Value at the time of the remittance (by actual delivery or by attestation).

(b)	If any disqualifying disposition (as defined in Section 421(b) of the Code) is made with respect to shares of Stock acquired under an incentive stock option granted pursuant to this Plan or any election described in Section 10 is made, then the individual making such disqualifying disposition or election shall remit to the Company an amount sufficient to satisfy all U.S. federal, state and local withholding taxes thereby incurred; provided, that in lieu of or in addition to the foregoing, the Company shall have the right to withhold such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under this Plan.

(c)	Notwithstanding the foregoing, in no event shall the amount withheld or remitted in the form of shares of Stock due to a Grantee under this Plan exceed the minimum required by applicable law.

Exhibit A     9

12. TERMINATION OF EMPLOYMENT

(a)	For Cause. If a Grantee has a Termination of Employment for Cause,

(i)	the Grantee’s shares of restricted stock that are forfeitable shall thereupon be forfeited, subject to the provisions of Section 6(d)(iv) regarding repayment of certain amounts to the Grantee;

(ii)	any unexercised stock option or stock appreciation right shall terminate immediately upon such Termination of Employment for Cause; and

(iii)	any other Award that has not previously vested shall thereupon be forfeited.

(b)	On Account of Death or Disability. If a Grantee has a Termination of Employment on account of the Grantee’s death or Disability, then:

(i)	the Grantee’s shares of restricted stock that are Service-Vesting Awards and that were forfeitable shall thereupon become nonforfeitable;

(ii)	any unexercised stock option or stock appreciation right (other than a stock appreciation right identified with a share of restricted stock), whether or not exercisable on the date of such Termination of Employment may be exercised, in whole or in part, at any time within three years after such Termination of Employment (or until the 15th anniversary of the Grant Date, if sooner) by the Grantee, or after the Grantee’s death, by (A) his or her personal representative or by the person to whom the stock option or stock appreciation right is transferred by will or the applicable laws of descent and distribution, (B) the Grantee’s beneficiary designated in accordance with Section 8, (C) the then-acting trustee of the trust described in Section 8(b); or (D) a Permissible Transferee of an Award assigned or transferred in accordance with Section 8; and

(iii)	any other Awards held by the Grantee shall be treated as specified in the applicable Award Agreement.

(c)	On Account of Retirement.

(i)	If a Grantee has a Termination of Employment on account of Retirement after age 60 with 20 years or more of Affiliate Service, any unexercised stock option or stock appreciation right (other than a stock appreciation right identified with a share of restricted stock) that is then exercisable or that would have become exercisable within three years of such Retirement if the Grantee had remained employed by the Company or a Subsidiary throughout such three-year period, may be exercised, in whole or in part, by the Grantee or Permissible Transferee of an Award assigned or transferred in accordance with Section 8, at any time within three years after the Grantee’s Retirement or until the 15th anniversary of the Grant Date, if sooner.

(ii)	If a Grantee has a Termination of Employment on account of Retirement with combined age and years of Affiliate Service equal to or greater than 70, any unexercised stock option or stock appreciation right (other than a stock appreciation right identified with a share of restricted stock) that is then exercisable or that would have become exercisable within three years of such Retirement if the Grantee had remained employed by the Company or a Subsidiary throughout such three-year period may be exercised, in whole or in part, by the Grantee or Permissible Transferee of an Award assigned or transferred in accordance with Section 8, at any time within three years after the Grantee’s Retirement or until the end of the stated term of the Award, if sooner; provided, that if and to the extent the Committee or its delegee so determines, the Grantee shall be required, in order to receive the foregoing treatment, (A) to provide six months’ prior written notice of the Grantee’s intention to retire to the officer in charge of the Benefits and Compensation Department in Oak Brook, Illinois, and/or (B) to execute and deliver to the Company a non-competition agreement (in a form reasonably satisfactory to the Committee or such delegee). If a Grantee is required to, and does, execute and deliver such a non-competition agreement, and then violates the provisions thereof, all unexercised stock options and stock appreciation rights (other than stock appreciation rights identified with restricted stock) will immediately terminate and will not be exercisable.

(iii)	The nonforfeitability and exercisability of restricted stock that is a Service-Vesting Award (and any stock appreciation rights identified therewith) held by a Grantee who has a Termination of Employment on account of Retirement shall be determined under Section 12(f), and any other Awards held by the Grantee shall be treated as specified in the applicable Award Agreement.

10    Exhibit A

(d)	On Account of Termination of Employment After Age 60. If a Grantee has a Termination of Employment after attaining age 60, other than a Termination of Employment for Cause or on account of death, Disability or Retirement, any unexercised stock option or stock appreciation right (other than a stock appreciation right identified with a share of restricted stock) to the extent exercisable on the date of such Termination of Employment, may be exercised, in whole or in part, by the Grantee or Permissible Transferee of an Award assigned or transferred in accordance with Section 8, at any time within one year after the Grantee’s Termination of Employment or until the 15th anniversary of the Grant Date, if sooner. The nonforfeitability and exercisability of the Grantee’s restricted stock (and any stock appreciation rights identified therewith) that is a Service-Vesting Award shall be determined under Section 12(f), and any other Awards held by the Grantee shall be treated as specified in the applicable Award Agreement.

(e)	Special Circumstances; Disaffiliation.

(i)	If a Grantee has a Termination of Employment under Special Circumstances, the Grantee or Permissible Transferee of an Award assigned or transferred in accordance with Section 8 will receive an extension of time to exercise any unexercised stock options and stock appreciation rights (other than stock appreciation rights identified with restricted stock) and accelerated vesting of these stock options and stock appreciation rights based on the following rules that incorporate age and years of Affiliate Service (in the case of a Termination of Employment without Cause) or Company Service (in other Special Circumstances):

Age and Years of Company or Affiliate Service	Additional Vesting and Time to Exercise
70 plus years	3 years
60 to 69 years	2 years
50 to 59 years	1 year

provided, that the Committee or its delegee may require, in the case of a Termination of Employment without Cause, that the Grantee execute and deliver to the Company a non-competition agreement (in a form reasonably satisfactory to the Committee or such delegee) in order to receive the foregoing treatment; and further provided, that in no event may a stock option or stock appreciation right be exercised after the 15th anniversary of the Grant Date. If a Grantee is required to, and does, execute and deliver such a non-competition agreement, and then violates the provisions thereof, all unexercised stock options and stock appreciation rights (other than stock appreciation rights identified with restricted stock) will immediately terminate and will not be exercisable.

(ii)	If a Grantee has a Termination of Employment because of a Disaffiliation, the provisions of this Section 12(e)(ii) and Section 12(e)(iii) (and no other provision of this Section 12 that might otherwise apply) shall determine the consequences for such Grantee’s Awards. In such a case, the Grantee or Permissible Transferee of an Award assigned or transferred in accordance with Section 8 will be permitted to exercise any stock options and stock appreciation rights (other than stock appreciation rights identified with restricted stock) that are unexercised and vested immediately before the Grantee’s Termination of Employment for one year following the Grantee’s Termination of Employment (or until the 15th anniversary of the Grant Date, if sooner).

(iii)	In addition, if a Grantee has a Termination of Employment because of Special Circumstances or Disaffiliation, the nonforfeitability and exercisability of restricted stock (and any stock appreciation rights identified therewith) held by the Grantee that is a Service-Vesting Award shall be determined under Section 12(f)(i), and any other Awards held by the Grantee shall be treated as specified in the applicable Award Agreement.

(f)	Any Other Reason. If a Grantee has a Termination of Employment for a reason other than those specified in this Section 12,

(i)	the Grantee’s shares of restricted stock (and any stock appreciation rights identified therewith), to the extent forfeitable on the date of the Grantee’s termination of employment, shall be forfeited on such date;

(ii)	any unexercised stock option or stock appreciation right (other than a stock appreciation right identified with a share of restricted stock) to the extent exercisable on the date of the Grantee’s Termination of Employment, may be exercised, in whole or in part, by the Grantee or Permissible Transferee of an Award assigned or transferred in accordance with Section 8, not later than the 30th day following the Grantee’s termination of employment; provided that, if such 30th day is not a business day, such stock option or stock appreciation right may be exercised not later than the first business day following such 30th day;

Exhibit A     11

and provided, further, that in no event may a stock option or stock appreciation right be exercised after the 15th anniversary of the Grant Date; and

(iii)	any other Award that has not previously vested shall thereupon be forfeited.

(g)	Selection of Rule. If a particular Grantee’s Termination of Employment is covered by more than one of the foregoing rules, then except as specifically provided in Section 12(e)(ii), for each Award held by the Grantee, the applicable rule that is the most favorable to the Grantee shall apply.

(h)	Committee Discretion. Notwithstanding the foregoing, the Committee may determine that the consequences of a Termination of Employment or a Termination of Directorship for a particular Award will differ from those outlined above, either (i) in connection with the grant of the Award, or (ii) if the change is favorable to the Grantee, after it is granted.

13. TERMINATION OF DIRECTORSHIP

(a)	For Cause. If a Termination of Directorship occurs for Cause, any unexercised stock option or other Awards shall thereupon terminate.

(b)	Retirement. If a Termination of Directorship occurs because of Retirement, any unexercised stock option or stock appreciation right (other than a stock appreciation right identified with a share of restricted stock), whether or not exercisable on the date of Retirement, may be exercised, in whole or in part, for a period of three years from the Grantee’s Retirement, or until the end of its stated term, if sooner. Any other unvested Awards shall become vested and payable to the Grantee.

(c)	Death or Disability. If Termination of Directorship occurs because of the death or Disability of the Grantee, any unexercised stock option or stock appreciation right (other than a stock appreciation right identified with a share of restricted stock), whether or not exercisable on the date of such Termination of Directorship, may be exercised by the Grantee, a Permissible Transferee or by the Grantee’s personal representative after the Grantee’s death, in whole or in part, at any time within three years after such Termination of Directorship or until the 15th anniversary of the Grant Date, if sooner. Any other unvested Awards shall become vested and payable to the Grantee, a Permissible Transferee or by the Grantee’s personal representative after the Grantee’s death.

(d)	Other Termination. If a Termination of Directorship occurs for any reason other than for Cause (as described in Section 13(a)) or the death, Disability or Retirement of a Grantee, any unexercised stock option or stock appreciation right (other than a stock appreciation right identified with a share of restricted stock), to the extent exercisable on the date of the Termination of Directorship, may be exercised, in whole or in part, at any time within one year after the Termination of Directorship, or until the end of its stated term, if sooner. Any other Awards to the extent the Awards are unvested on the date of Termination of Directorship shall be forfeited and cancelled.

14. EQUITY INCENTIVE PLANS OF FOREIGN SUBSIDIARIES

The Committee may authorize any foreign Subsidiary to adopt a plan for granting Awards (a “Foreign Equity Incentive Plan”). All awards granted under such Foreign Equity Incentive Plans shall be treated as grants under this Plan. Such Foreign Equity Incentive Plans shall have such terms and provisions as the Committee permits not inconsistent with the provisions of this Plan.

15. SECURITIES LAW MATTERS

(a)	If the Committee deems it necessary to comply with the Securities Act of 1933, as amended, and the regulations and rulings thereunder, the Committee may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for shares of Stock.

(b)	If, based upon the opinion of counsel for the Company, the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of (i) U.S. federal or state securities law or (ii) the listing requirements of any national securities exchange on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as the case may be, but the Company shall use its best efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

12    Exhibit A

16. FUNDING

Benefits payable under this Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of, benefits under this Plan.

17. NO EMPLOYMENT RIGHTS

Neither the establishment of this Plan, nor the granting of any Award, shall be construed to (a) give any Grantee the right to remain employed by the Company or any of its Subsidiaries or to any benefits not specifically provided by this Plan or (b) in any manner modify the right of the Company or any of its Subsidiaries to modify, amend, or terminate any of its employee benefit plans.

18. RIGHTS AS A STOCKHOLDER

A Grantee shall not, by reason of any Award (other than restricted stock), have any right as a stockholder of the Company with respect to the shares of Stock that may be deliverable upon exercise or payment of such Award until such shares have been delivered to him or her. Shares of restricted stock held by a Grantee or held in escrow by the Secretary of the Company shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in this Plan. The Committee, in its discretion, at the time of grant of restricted stock, may permit or require the payment of cash dividends thereon to be deferred, and, if the Committee so determines, reinvested in additional restricted stock to the extent shares are available under Section 3 or otherwise reinvested. Stock dividends, other non-cash dividends and distributions, and deferred cash dividends issued with respect to restricted stock shall be treated as additional shares of restricted stock that are subject to the same restrictions and other terms as apply to the shares with respect to which such dividends are issued. The Committee may, in its discretion, provide for crediting to and payment of interest on deferred cash dividends.

19. NATURE OF PAYMENTS

Any and all grants, payments of cash, or deliveries of shares of Stock hereunder shall constitute special incentive payments to the Grantee, and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purposes of determining any pension, retirement, death or other benefits under (a) any pension, retirement, profit-sharing, bonus, life insurance or other employee benefit plan of the Company or any of its Subsidiaries or (b) any agreement between the Company or any Subsidiary, on the one hand, and the Grantee, on the other hand, except as such plan or agreement shall otherwise expressly provide.

20. NON-UNIFORM DETERMINATIONS

Neither the Committee’s nor the Board’s determinations under this Plan need be uniform, and may be made by the Committee or the Board selectively among individuals who receive, or are eligible to receive, Awards (whether or not such individuals are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, to enter into non-uniform and selective Award Agreements as to (a) the identity of the Grantees, (b) the terms and provisions of Awards, and (c) the treatment, under Section 12, of Terminations of Employment.

21. CHANGE IN CONTROL PROVISIONS

Notwithstanding any other provision of this Plan to the contrary, the provisions of this Section 21 shall apply in the event of a Change in Control, unless otherwise determined by the Committee in connection with the grant of an Award (as reflected in the applicable Award Agreement).

(a)	Upon a Change in Control, all then-outstanding stock options and stock appreciation rights shall become fully vested and exercisable, and all other then-outstanding Awards that are Service-Vesting Awards shall vest in full and be free of restrictions, except to the extent that another Award meeting the requirements of Section 21(b) (a “Replacement Award”) is provided to the Grantee pursuant to Section 22 to replace such Award (the “Replaced Award”). The treatment of any other Awards shall be as determined by the Committee in connection with the grant thereof, as reflected in the applicable Award Agreement.

(b)	An Award shall meet the conditions of this Section 21(b) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award; (ii) it has a value at least equal to the value of the Replaced Award; (iii) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; (iv) its terms and conditions comply with Section 23(c) below; and (v) its other terms and conditions are not less favorable to the Grantee than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control).

Exhibit A     13

Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 21(b) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion. Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options by reference to either their intrinsic value or their fair value.

(c)	Upon a Termination of Employment or Termination of Directorship of a Grantee occurring in connection with or during the period of two years after such Change in Control, other than for Cause, (i) all Replacement Awards held by the Grantee shall become fully vested and (if applicable) exercisable and free of restrictions, and (ii) all stock options and stock appreciation rights held by the Grantee immediately before the Termination of Employment or Termination of Directorship that the Grantee held as of the date of the Change in Control or that constitute Replacement Awards shall remain exercisable for not less than two years following such termination or until the expiration of the stated term of such stock option, whichever period is shorter (provided, that if Section 12 or the applicable Award Agreement provides for a longer period of exercisability, that provision shall control).

22. ADJUSTMENTS

The Committee shall make such adjustments (if any) as it deems appropriate and equitable, in its discretion, to the following:

(a)	the various numbers of shares of Stock referred to in the limitations imposed under Section 2(x) and Section 3,

(b)	the number of shares of Stock covered by an outstanding Award,

(c)	the Option Price of an outstanding stock option,

(d)	the Fair Market Value of Stock to be used to determine the amount of the benefit payable upon exercise of outstanding stock appreciation rights, and

(e)	such other adjustments to outstanding Awards as the Committee may determine to be appropriate and equitable,

to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, Disaffiliation of a Subsidiary or similar event of or by the Company. Such adjustments may include, without limitation, (i) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, (ii) the substitution of other property (including, without limitation, other securities and securities of entities other than the Company that agree to such substitution) for the Stock available under this Plan and/or the Stock covered by outstanding Awards, and (iii) in connection with any Disaffiliation of a Subsidiary, arranging for the assumption, or replacement with new awards, of Awards held by Grantees employed by the affected Subsidiary by the Subsidiary or an entity that controls the Subsidiary following the Disaffiliation.

23. QUALIFIED PERFORMANCE-BASED AWARDS.

(a)	The provisions of this Plan are intended to ensure that all stock options and stock appreciation rights granted hereunder to any Grantee who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) at the time of exercise qualify for the Section 162(m) Exemption, and all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention. The provisions referred to in the preceding sentence include without limitation the limitation on the total amount of such Awards to any Grantee set forth in Section 3(b); the requirement of Section 4(a) that the Committee satisfy the requirements for being “outside directors” for purposes of the Section 162(m) Exemption; the limitations on the discretion of the Committee with respect to Qualified Performance-Based Awards; and the requirements of Sections 6(b) and 6(e) that the Option Price of stock options and the base price for determining the value of stock appreciation rights be not less than the Fair Market Value of the Stock on the Grant Date (which requirement constitutes the Qualified Performance Goal).

(b)	The Committee may designate any Award (other than a stock option or stock appreciation right) as a Qualified Performance-Based Award upon grant, in each case based upon a determination that (i) the Grantee is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption. The provisions of this Section 23 shall apply to all such Qualified Performance-Based Awards, notwithstanding any other provision of this Plan, other than Section 21.

14    Exhibit A

(c)	Each Qualified Performance-Based Award (other than a stock option or stock appreciation right) shall be earned, vested and payable (as applicable) only upon the achievement of one or more Qualified Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided that (i) the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such Performance Goals will be waived upon the death or Disability of the Grantee, and (ii) the provisions of Section 21 shall apply notwithstanding this sentence.

(d)	Qualified Performance Goals may take the form of absolute goals or goals relative to the performance of one or more other companies comparable to the Company or of an index covering multiple companies. In establishing Qualified Performance Goals, the Committee may specify that there shall be excluded the effect of restructuring charges, discontinued operations, extraordinary items, cumulative effects of accounting changes, and other unusual or nonrecurring items, and asset impairment and the effect of foreign currency fluctuations, in each case as those terms are defined under generally accepted accounting principles and provided in each case that such excluded items are objectively determinable by reference to the Company’s financial statements, notes to the Company’s financial statements and/or management’s discussion and analysis in the Company’s financial statements.

(e)	Except as specifically provided in Section 23(d), no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under this Plan with respect to a Qualified Performance-Based Award under this Plan, in any manner to waive the achievement of the applicable Qualified Performance Goals or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

24. AMENDMENT OF THIS PLAN

The Board may from time to time in its discretion amend this Plan or Awards, and the Committee may from time to time in its discretion amend Awards, without the approval of the stockholders of the Company, except (i) to the extent required under the listing requirements of any national securities exchange on which are listed any of the Company’s equity securities and (ii) to the extent the amendment would result in the reduction of the Option Price of any Option or of the exercise price of any stock appreciation right. No such amendment shall adversely affect any previously-granted Award without the consent of the Grantee, except for (x) amendments made to comply with applicable law, stock exchange rules or accounting rules, and (y) amendments that do not materially decrease the value of such Awards. In addition, no such amendment may be made that would cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

25. TERMINATION OF THIS PLAN

This Plan shall terminate on the 10th anniversary of the Effective Date or at such earlier time as the Board may determine. Any termination, whether in whole or in part, shall not affect any Award then outstanding under this Plan.

26. NO ILLEGAL TRANSACTIONS

This Plan and all Awards granted pursuant to it are subject to all laws and regulations of any governmental authority that may be applicable thereto; and, notwithstanding any provision of this Plan or any Award, Grantees shall not be entitled to exercise Awards or receive the benefits thereof and the Company shall not be obligated to deliver any Stock or pay any benefits to a Grantee if such exercise, delivery, receipt or payment of benefits would constitute a violation by the Grantee or the Company of any provision of any such law or regulation.

27. CONTROLLING LAW

The law of the State of Illinois, except its law with respect to choice of law, shall be controlling in all matters relating to this Plan.

28. SEVERABILITY

If all or any part of this Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

Exhibit A     15

Exhibit B. McDONALD’S CORPORATION 2004 CASH INCENTIVE PLAN

The Plan

McDonald’s Corporation, a Delaware corporation (the “Company”), established the McDonald’s Corporation 2004 Cash Incentive Plan (the “Plan”) effective as of January 1, 2004. This Plan is subject to approval by the Company’s stockholders at the May 20, 2004 Annual Meeting.

1. PURPOSE

The purpose of this Plan is to advance the interest of the Company by providing a means to pay performance-based short-term and long-term incentive cash compensation designed to qualify for the Section 162(m) Exemption (as defined below) to those employees upon whose judgment and efforts the Company is largely dependent for the successful conduct of its operations. It is anticipated that the opportunity to earn such cash compensation will stimulate the efforts of such employees on behalf of the Company, strengthen their desire to continue in the service of the Company, and will prove attractive to promising new employees and will assist the Company in attracting such employees. It is intended that compensatory awards to employees based on equity securities of the Company will be granted under the Company’s 2001 Omnibus Stock Ownership Plan and any successors thereto, rather than under this Plan.

2. DEFINITIONS

As used in this Plan and in connection with any Award, the terms set forth below shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

(a)	“Affiliate Service” means a Participant’s Company Service plus the Participant’s aggregate number of years of employment with any Subsidiary during the period before it became a Subsidiary, unless the Committee determines otherwise in connection with an entity’s becoming a Subsidiary.

(b)	“Award” means the opportunity to earn cash compensation under this Plan, subject to the achievement of one or more Performance Goals and such other terms and conditions as the Committee may impose.

(c)	“Board” means the Board of Directors of the Company.

(d)	“Cause” means a Participant’s commission of any act or acts involving dishonesty, fraud, illegality or moral turpitude.

(e)	“Change in Control” means the happening of any of the following events:

(i)	the acquisition by any Person of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of either (A) the then-outstanding shares of Stock (“Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2(e)(i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (4) any acquisition by any entity pursuant to a transaction that complies with Sections 2(e)(iii)(A), (B) and (C); or

(ii)	individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)	consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company and/or any entity controlled by the Company, or a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any entity controlled by the Company (each, a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and Outstanding

16    Exhibit B

Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)	approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(f)	“Code” means the Internal Revenue Code of 1986, as amended, and regulations and rulings thereunder. References to a particular section of, or rule under, the Code shall include references to successor provisions.

(g)	“Committee” has the meaning specified in Section 3(a).

(h)	“Company” has the meaning specified in the first paragraph.

(i)	“Company Service” means the Participant’s aggregate number of years of employment with the Company and its Subsidiaries during periods when those entities were Subsidiaries.

(j)	“Disability” means a “disability” within the meaning of the Company’s Profit Sharing and Savings Plan, as amended from time to time.

(k)	“Disaffiliation” of a Subsidiary means the Subsidiary’s ceasing to be a Subsidiary for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary).

(l)	“Effective Date” means January 1, 2004.

(m)	“Job Loss” means a Termination of Employment resulting from a corporate restructuring or reorganization, job restructuring, reduction in force, outsourcing or replacement of jobs by technology.

(n)	“Participant” means any employee of the Company or its Subsidiaries who has been granted an Award.

(o)	“Performance Goal” means any of the following measures as applied to the Company as a whole or to any Subsidiary, division or other unit of the Company: revenue; operating income; net income; basic or diluted earnings per share; return on revenue; return on assets; return on equity; return on total capital; or total shareholder return.

(p)	The “Performance Period” for an Award means the period of time for the measurement of the extent to which the applicable Performance Goals are attained.

(q)	“Plan” means this McDonald’s Corporation 2004 Cash Incentive Plan.

(r)	“Retirement” means a Termination of Employment any time after attaining either (i) age 60 with at least 20 years of Affiliate Service, or (ii) combined age and years of Affiliate Service equal to or greater than 70, other than a Termination of Employment for Cause.

(s)	“Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(t)	“Special Circumstances” for a Termination of Employment of a Participant means (i) Job Loss or (ii) the Participant becomes an owner-operator of a McDonald’s restaurant in connection with the Termination of Employment.

Exhibit B     17

(u)	“Subsidiary” means any entity in which the Company directly or through intervening subsidiaries owns 25% or more of the total combined voting power or value of all classes of stock, or, in the case of an unincorporated entity, a 25% or more interest in the capital and profits.

(v)	“Termination of Employment” of a Participant means the termination of the Participant’s employment with the Company and the Subsidiaries. A Participant employed by a Subsidiary also shall be deemed to incur a Termination of Employment if there occurs a Disaffiliation of that Subsidiary, unless either (i) the Participant is, immediately after the Disaffiliation, an employee of the Company or one of the remaining Subsidiaries, or (ii) in connection with the Disaffiliation, the Awards held by the Participant are assumed, or replaced with new awards, by the former Subsidiary or an entity that controls the former Subsidiary following the Disaffiliation.

3. ADMINISTRATION

(a)	This Plan shall be administered by a committee appointed by the Board (the “Committee”). All members of the Committee shall be “outside directors” (as defined or interpreted for purposes of the Section 162(m) Exemption). The Committee shall have full and final authority, in its discretion, but subject to the express provisions of this Plan, to establish the terms and conditions of Awards, to determine the extent to which cash payments are actually earned pursuant to Awards and the amounts to be paid, and to interpret this Plan and to make all determinations necessary or advisable for the administration of this Plan. The Committee may delegate any or all of its administrative duties and responsibilities under this Plan to any individual or group of individuals it deems appropriate, but no such delegation shall be made to the extent it would cause an Award not to qualify for the Section 162(m) Exemption.

(b)	The determination of the Committee on all matters relating to this Plan and all Awards shall be made in its sole discretion, and shall be conclusive and final. No member of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Award.

4. ELIGIBILITY; MAXIMUM AWARDS

Awards may be granted to any employee of the Company or any of its domestic Subsidiaries, and to any employee, officer or director of any of the Company’s foreign Subsidiaries. The maximum amount of cash that may be payable with respect to any one Award shall be $8 million times the number of years and fractions thereof in the applicable Performance Period. The maximum number of Performance Periods that end in any single calendar year for which any one Participant shall be eligible to earn Awards shall be three.

5. ESTABLISHMENT OF AWARDS

(a)	Basic Terms of Awards. In connection with the grant of each Award, the Committee shall, within the time period required to qualify for the Section 162(m) Exemption, (i) determine the Performance Goal(s) and Performance Period applicable to such Award, (ii) establish the formula for determining the amounts payable based upon achievement of the applicable Performance Goal, (iii) determine the consequences for the Award of the Participant’s Termination of Employment for various reasons or the Participant’s demotion or promotion during the Performance Period, (iv) specify the consequences for the Award of the occurrence of a Change in Control during the Performance Period (if such consequences are to be different from those provided in Section 6 below) and (v) establish such other terms and conditions for the Award as it may deem appropriate.

(b)	Performance Goals may take the form of absolute goals or goals relative to the performance of one or more other companies comparable to the Company or of an index covering multiple companies. In establishing Performance Goals, the Committee may specify that there shall be excluded the effect of restructuring charges, discontinued operations, extraordinary items, cumulative effects of accounting changes, and other unusual or nonrecurring items, and asset impairment and the effect of foreign currency fluctuations, in each case as those terms are defined under generally accepted accounting principles and provided in each case that such excluded items are objectively determinable by reference to the Company’s financial statements, notes to the Company’s financial statements and/or management’s discussion and analysis in the Company’s financial statements.

(c)	A cash payment may be made to a Participant pursuant to an Award only upon the achievement of the applicable Performance Goal(s), except that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such Performance Goals will be waived in whole or in part upon the death or Disability of the Participant, in the event of a Change in Control, or such other event as the Committee may deem appropriate.

18    Exhibit B

Notwithstanding the foregoing, however, the Committee may not exercise any discretionary authority it may otherwise have under this Plan with respect to an Award, in any manner to waive the achievement of the applicable Performance Goals or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Award to cease to qualify for the Section 162(m) Exemption.

6. CHANGE IN CONTROL

Unless otherwise determined by the Committee in connection with the grant of an Award, upon a Change in Control during the Performance Period for any Award, the Participant shall be entitled to receive, promptly following the Change in Control (and in any event within 30 days thereafter), a payment with respect thereto equal to (i) the amount that would be payable with respect to such Award, if the applicable Performance Goals for the Performance Period were achieved at the level achieved during the portion of the Performance Period that precedes the Change in Control times (ii) a fraction, the numerator of which is the number of days in the portion of the Performance Period that precedes the Change in Control and the denominator of which is the total number of days in the Performance Period; provided, that the Participant shall forfeit his or her right to receive such payment if he or she experiences a Termination of Employment for Cause before the payment is made. The amount paid with respect to any Award under this Section 6 shall offset the amount (if any) that becomes payable with respect thereto following completion of the Performance Period of the Award.

7. NON-TRANSFERABILITY

Awards granted hereunder shall not be assignable or transferable other than by will or the laws of descent and distribution.

8. WITHHOLDING TAXES

The Company may withhold or cause to be withheld from any or all cash payments made under this Plan such amounts as are necessary to satisfy all U.S. federal, state and local withholding tax requirements related thereto.

9. FUNDING

Benefits payable under this Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of, benefits under this Plan.

10. NO EMPLOYMENT RIGHTS

Neither the establishment of this Plan, nor the granting of any Award, shall be construed to (a) give any Participant the right to remain employed by the Company or any of its Subsidiaries or to any benefits not specifically provided by this Plan or (b) in any manner modify the right of the Company or any of its Subsidiaries to modify, amend, or terminate any of its employee benefit plans.

11. NATURE OF PAYMENTS

Any and all grants of Awards and payments of cash hereunder shall constitute special incentive payments to the Participant, other than payments pursuant to Awards with Performance Periods of one year or less, and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purposes of determining any pension, retirement, death or other benefits under (a) any qualified, non-qualified or supplemental pension, retirement or profit-sharing plan of the Company or any of its Subsidiaries, (b) any bonus, life insurance or other employee benefit plan of the Company or any of its Subsidiaries, or (c) any agreement between the Company or any Subsidiary, on the one hand, and the Participant, on the other hand, except as such plan or agreement shall otherwise expressly provide. Without limiting the generality of the foregoing, payments of cash hereunder may be deferred under any such plan if and to the extent such plan so provides.

12. NON-UNIFORM DETERMINATIONS

The Committee’s determinations under this Plan need not be uniform, and may be made by the Committee selectively among individuals who receive, or are eligible to receive, Awards (whether or not such individuals are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, to enter into non-uniform and selective Award Agreements as to (a) the identity of the Participants, (b) the terms and provisions of Awards, and (c) the treatment of Terminations of Employment.

Exhibit B     19

13. AMENDMENT OF THIS PLAN AND AWARDS

The Board may from time to time in its discretion amend or modify this Plan or Awards without the approval of the stockholders of the Company; provided that except as provided in the next sentence, no such amendment shall adversely affect any previously-granted Award without the consent of the Participant. Notwithstanding the foregoing, the Board may from time to time amend this Plan or Awards, and the Committee may from time to time amend Awards, without the consent of affected Participants, (i) to comply with applicable law, stock exchange rules or accounting rules, and (ii) to make changes that do not materially decrease the value of such Awards. In no event may any Award be amended in any manner that would cause it to cease to qualify for the Section 162(m) Exemption.

14. TERMINATION OF THIS PLAN

This Plan shall terminate immediately before the first meeting of the Company’s stockholders that occurs during 2009 or at such earlier time as the Board may determine. Any termination, whether in whole or in part, shall not affect any Award then outstanding under this Plan.

15. CONTROLLING LAW

The law of the State of Illinois, except its law with respect to choice of law, shall be controlling in all matters relating to this Plan.

20    Exhibit B

McDonald's Corporation

2003 Financial Report

i'm lovin' it

CONTENTS
1	11-year summary
2	Management’s discussion and analysis
17	Consolidated statement of income
18	Consolidated balance sheet
19	Consolidated statement of cash flows
20	Consolidated statement of shareholders’ equity
21	Notes to consolidated financial statements
32	Quarterly results (unaudited)
33	Management’s report
33	Report of independent auditors

McDONALD’S ANNUAL REPORT

ON FORM 10-K

Shareholders may obtain a copy of the Company’s 2003 Annual Report to the Securities and Exchange Commission (SEC) on Form 10-K by going to the investor section of McDonald’s website at www.mcdonalds.com, by going to the SEC’s website at www.sec.gov or by calling us at 1-630-623-7428. This information is also available at no charge by sending a request to the Company’s Investor Relations Service Center, Department 300, Kroc Drive, Oak Brook, Illinois 60523.

HOME OFFICE

McDonald’s Corporation

McDonald’s Plaza

Oak Brook IL 60523

1-630-623-3000

www.mcdonalds.com

The following trademarks used herein are property of McDonald’s Corporation and its affiliates: Boston Market; i’m lovin’ it; Made For You; McDonald’s; McGriddles; mcdonalds.com.

Printed on recycled paper with 10% post-consumer content.

© 2004 McDonald’s Corporation

McD 03-4286

11-YEAR SUMMARY

DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA	2003		2002		2001		2000	1999	1998		1997	1996	1995	1994	1993
Company-operated sales	$12,795		11,500		11,041		10,467	9,512	8,895		8,136	7,571	6,863	5,793	5,157
Franchised and affiliated revenues	$4,345		3,906		3,829		3,776	3,747	3,526		3,273	3,116	2,932	2,528	2,251

Total revenues	$17,140		15,406		14,870		14,243	13,259	12,421		11,409	10,687	9,795	8,321	7,408

Operating income	$2,832	(1)	2,113	(2)	2,697	(3)	3,330	3,320	2,762	(4)	2,808	2,633	2,601	2,241	1,984
Income before taxes and cumulative effect of accounting changes	$2,346	(1)	1,662	(2)	2,330	(3)	2,882	2,884	2,307	(4)	2,407	2,251	2,169	1,887	1,676
Net income	$1,471	(1,5)	893	(2,6)	1,637	(3)	1,977	1,948	1,550	(4)	1,642	1,573	1,427	1,224	1,083

Cash provided by operations	$3,269		2,890		2,688		2,751	3,009	2,766		2,442	2,461	2,296	1,926	1,680
Capital expenditures	$1,307		2,004		1,906		1,945	1,868	1,879		2,111	2,375	2,064	1,539	1,317
Treasury stock
purchases	$439		687		1,090		2,002	933	1,162		765	605	321	500	628

Financial position at year end:
Total assets	$25,525		23,971		22,535		21,684	20,983	19,784		18,242	17,386	15,415	13,592	12,035
Total debt	$9,731		9,979		8,918		8,474	7,252	7,043		6,463	5,523	4,836	4,351	3,713
Total shareholders’ equity	$11,982		10,281		9,488		9,204	9,639	9,465		8,852	8,718	7,861	6,885	6,274
Shares outstanding In millions	1,262		1,268		1,281		1,305	1,351	1,356		1,371	1,389	1,400	1,387	1,415

Per common share:
Net income–basic	$1.16	(1,5)	.70	(2,6)	1.27	(3)	1.49	1.44	1.14	(4)	1.17	1.11	.99	.84	.73
Net income–diluted	$1.15	(1,5)	.70	(2,6)	1.25	(3)	1.46	1.39	1.10	(4)	1.15	1.08	.97	.82	.71
Dividends declared	$.40		.24		.23		.22	.20	.18		.16	.15	.13	.12	.11
Market price at year end	$24.83		16.08		26.47		34.00	40.31	38.41		23.88	22.69	22.56	14.63	14.25

Company-operated restaurants	8,959		9,000		8,378		7,652	6,059	5,433		4,887	4,294	3,783	3,216	2,733
Franchised restaurants	18,132		17,864		17,395		16,795	15,949	15,086		14,197	13,374	12,186	10,944	9,918
Affiliated restaurants	4,038		4,244		4,320		4,260	4,301	3,994		3,844	3,216	2,330	1,739	1,476

Total Systemwide restaurants	31,129		31,108		30,093		28,707	26,309	24,513		22,928	20,884	18,299	15,899	14,127

Franchised and affiliated sales(7)	$33,137		30,026		29,590		29,714	28,979	27,084		25,502	24,241	23,051	20,194	18,430

(1)	Includes pretax charges (substantially all noncash) of $408 million ($323 million after tax or $0.25 per share) primarily related to the disposition of certain non-McDonald’s brands and asset/goodwill impairment. See other operating expense, net note to the consolidated financial statements for further details.
(2)	Includes pretax charges of $853 million ($700 million after tax or $0.55 per share) primarily related to restructuring certain international markets and eliminating positions, restaurant closings/asset impairment and the write-off of technology costs. (The cash portion of these charges was approximately $100 million after tax.) See other operating expense, net note to the consolidated financial statements for further details.
(3)	Includes pretax operating charges of $378 million primarily related to the U.S. business reorganization and other global change initiatives, and restaurant closings/asset impairment as well as net pretax nonoperating income of $125 million primarily related to a gain on the initial public offering of McDonald’s Japan, for a total pretax expense of $253 million ($143 million after tax or $0.11 per share). (The cash portion of this net expense was approximately $100 million after tax.) See other operating expense, net note to the consolidated financial statements for further details. Net income also reflects an effective tax rate of 29.8 percent, primarily due to the benefit of tax law changes in certain international markets ($147 million).
(4)	Includes pretax charges of $322 million ($219 million after tax or $0.16 per share) consisting of $162 million of Made For You costs and $160 million related to a home office productivity initiative.
(5)	Includes a $37 million after-tax charge ($0.03 per share) to reflect the cumulative effect of the adoption of SFAS No. 143 “Accounting for Asset Retirement Obligations,” which requires legal obligations associated with the retirement of long-lived assets to be recognized at their fair value at the time the obligations are incurred. See summary of significant accounting policies note to the consolidated financial statements for further details.
(6)	Includes a $99 million after-tax charge ($0.08 per share–basic and $0.07 per share–diluted) to reflect the cumulative effect of the adoption of SFAS No. 142 “Goodwill and Other Intangible Assets,” which eliminates the amortization of goodwill and instead subjects it to annual impairment tests. See summary of significant accounting policies note to the consolidated financial statements for further details. Adjusted for the nonamortization provisions of SFAS No. 142, net income per common share would have been $0.02 higher in 2001 and 2000 and $0.01 higher in 1996-1999.
(7)	While franchised and affiliated sales are not recorded as revenues by the Company, management believes they are important in understanding the Company’s financial performance because these sales are the basis on which the Company calculates and records franchised and affiliated revenues and are indicative of the financial health of the franchisee base.

McDonald’s Corporation    1

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

DESCRIPTION OF THE BUSINESS

The Company primarily operates and franchises McDonald’s restaurants. In addition, the Company operates certain non-McDonald’s brands that are not material to the Company’s overall results. Of the more than 30,000 McDonald’s restaurants in over 100 countries, more than 8,000 are operated by the Company, approximately 18,000 are operated by franchisees and about 4,000 are operated by affiliates under license agreements. Regardless of who operates the restaurant, the Company generally owns the land and building or secures long-term leases for restaurant sites. This ensures long-term occupancy rights and helps control related costs.

Revenues consist of sales by Company-operated restaurants and fees from restaurants operated by franchisees and affiliates. These fees primarily include rent, service fees and/or royalties that are based on a percent of sales, with specified minimum rent payments. Fees vary by type of site, investment by the Company and local business conditions. These fees, along with occupancy and operating rights, are stipulated in franchise agreements that generally have 20-year terms.

We manage the business based on geographic segments: United States; Europe; Asia/Pacific, the Middle East and Africa (APMEA); Latin America and Canada. In addition, throughout this report we present a segment entitled “Other” that includes non-McDonald’s brands. The U.S. and Europe segments account for approximately 70% of total revenues. France, Germany and the United Kingdom account for about 65% of Europe’s revenues; Australia, China and Japan (a 50%-owned affiliate accounted for under the equity method) account for about 45% of APMEA’s revenues; and Brazil accounts for about 40% of Latin America’s revenues. These seven markets along with the U.S. and Canada are referred to as “major markets” throughout this report and comprise approximately 70% of total revenues.

In analyzing business trends, management considers a variety of performance and financial measures including Systemwide sales growth, comparable sales growth and Company-operated margins. Systemwide sales include sales by all restaurants, whether operated by the Company, by franchisees or by affiliates. While sales by franchisees and affiliates are not recorded as revenues by the Company, management believes the information is important in understanding the Company’s financial performance because they are the basis on which the Company calculates and records franchised and affiliated revenues and are indicative of the financial health of our franchisee base. Comparable sales are a key performance indicator used within the retail industry and are indicative of acceptance of the Company’s initiatives as well as local economic and consumer trends. Increases or decreases in comparable sales represent the percent change in constant currency sales from the same period in the prior year for all Systemwide restaurants in operation at least thirteen months. Constant currency results exclude the effects of foreign currency translation and are calculated by translating current year results at prior year average exchange rates. Management reviews and analyzes business results in constant currencies and bases certain compensation plans on these results because the Company believes they better represent the underlying business trends.

STRATEGIC DIRECTION AND 2003 FINANCIAL PERFORMANCE

In 2001 and 2002, the Company’s results reflected a focus on growth through adding new restaurants, with associated high levels of capital expenditures and increasing levels of debt financing. This strategy, combined with challenging economic conditions and increased competition in certain key markets, adversely affected results and returns on investment.

In 2003, the Company introduced a comprehensive revitalization plan to increase McDonald’s relevance to today’s consumers as well as improve our financial discipline. We redefined our strategy to emphasize growth through adding more customers to existing restaurants. In line with this, we took a more disciplined approach to capital allocation and put a greater emphasis on controlling expenses. We aligned the System around our customer-focused Plan to Win, designed to deliver operational excellence and leadership marketing. This Plan contains aggressive goals and measures for success based on the five drivers of exceptional customer experiences—people, products, place, price and promotion.

Our near-term goal was to fortify the foundation of our business. Our long-term goal is to create a differentiated customer experience—one that builds brand loyalty—and enables us to deliver attractive top- and bottom-line growth and returns on a sustained basis. For 2005 and beyond, McDonald’s is targeting annual Systemwide sales and revenue growth of 3 percent to 5 percent, annual operating income growth of 6 percent to 7 percent and annual returns on incremental invested capital in the high teens. (Return on incremental invested capital is the change in operating income plus depreciation divided by the change in gross assets.) These targets exclude the impact of foreign currency translation.

We made significant progress in 2003 in operational excellence and leadership marketing. We improved our core menu and added several successful new products. We used more consistent, rigorous measurements such as evaluations by Company personnel, independent mystery shoppers and customer research to evaluate restaurant performance. Using this information, along with enhanced training and other processes, we have strengthened our operations. We have expanded our everyday value offerings, attracting more customer visits. We began to create more relevant

2    McDonald’s Corporation

restaurant environments by updating, rebuilding and relocating some of our restaurants. We also introduced our first global marketing strategy, embodied by the “i’m lovin’ it” theme, which emphasizes more contemporary music and images and is connecting with both our customers and our employees.

From a financial perspective, our results also improved in 2003. In concert with the Company’s strategic shift to emphasize growth from existing restaurants, management is focusing in particular on comparable sales and Company-operated margin trends, both of which gained momentum during the year. Performance in the U.S. was impressive, with robust annual comparable sales and margin increases. In Europe, while comparable sales were slightly negative for the year, they improved sequentially each quarter, as did Company-operated margins, compared with the prior year. APMEA’s comparable sales and Company-operated margins declined for the year, but both showed significant improvement in the second half.

As part of the Company’s revitalization plan, we eliminated projects not directly affecting our customers’ experience and narrowed non-McDonald’s brand activities. These actions along with the write down of a portion of our goodwill and restaurant assets resulted in the Company recording $408 million of pretax charges (primarily noncash) in 2003.

Highlights from the year included:

•	Comparable sales increased 2.4%, a significant improvement over the 2.1% decline in 2002.

•	Consolidated revenues increased 11% to a new record high of $17 billion. Excluding the positive impact of currency translation, revenues increased 6%.

•	Systemwide sales increased 11%. Excluding the positive impact of currency translation, Systemwide sales increased 5%.

•	Net income per common share totaled $1.15, compared with $0.70 in 2002.

•	Company-operated margins as a percent of sales improved 10 basis points, progressing toward our goal of increasing margins by 35 basis points per year beginning in 2005.

•	Cash from operations increased $400 million to $3.3 billion, primarily driven by higher sales at existing restaurants and stronger foreign currencies.

•	Capital expenditures were reduced by $700 million to $1.3 billion.

•	Debt pay-down totaled approximately $900 million.

•	The annual dividend increased 70% to more than $500 million.

•	Share repurchases totaled about $440 million.

OUTLOOK FOR 2004

We expect 2004 to be a year of ongoing progress in operational excellence, leadership marketing and key financial metrics. We will continue to focus our revitalization efforts on improving our customers’ experiences by providing better service, enhancing food taste, menu variety and value offerings, and creating more relevant marketing. While we are confident in our plans for 2004, we also are conscious of the challenges we face. For example, we must continue to deliver solid results in the U.S., a very competitive marketplace, despite sequentially more difficult sales comparisons. We believe that the combination of initiatives that benefited our U.S. business in 2003 will continue to create positive momentum in 2004.

Outside the U.S., some key markets must increase customer relevance, while others have economic challenges. We believe that we are in a better position to overcome these issues today than we have been for some time. Our plan is to leverage successes in the U.S. and other markets like Australia—such as more relevant menus, strong value platforms, creative marketing and better restaurant-level execution—to improve results in additional markets around the world.

While the Company does not provide specific guidance on earnings per share, the following information is provided to assist in analyzing the Company’s results.

>	Changes in constant currency Systemwide sales are driven by restaurant unit expansion and changes in comparable sales. The Company expects net restaurant additions to add approximately one percentage point to sales and operating income growth in 2004 (in constant currencies). Most of this anticipated growth will result from restaurants opened in 2003. The Company does not provide specific guidance on changes in comparable sales. However, as a perspective, assuming no change in cost structure a one percentage point increase in U.S. comparable sales would impact annual earnings per share by about 2 cents. Similarly, an increase of one percentage point in Europe’s comparable sales would impact annual earnings per share by about 1.5 cents.

>	The Company expects full year 2004 selling, general & administrative expenses to be relatively flat to up slightly in constant currencies and to decline as a percent of revenues and Systemwide sales, compared with 2003. However, due to the timing of certain expenses, the Company expects selling, general & administrative expenses to increase in the first half of 2004 and to decline in the second half, compared with 2003.

>	A significant part of the Company’s operating income is from outside the U.S., and more than 70% of its total debt is denominated in foreign currencies. Accordingly, earnings are affected by changes in foreign currency exchange rates, particularly the Euro and the British Pound. If the Euro and the British Pound both move 10% in the same direction (compared with 2003 average rates),

McDonald’s Corporation    3

the Company’s annual earnings per share would change by about 5 cents to 6 cents. In 2003, foreign currency translation benefited earnings per share by 7 cents.

>	For 2004, the Company expects its net debt principal repayments to be approximately $400 million to $700 million. However, despite lower average debt balances, the Company expects interest expense to be relatively flat compared with 2003 due to stronger foreign currencies.

>	The Company expects the effective income tax rate for 2004 to be between 32.5% and 33.5%.

>	The Company expects capital expenditures for 2004 to be approximately $1.5 billion to $1.6 billion.

>	The Company expects to return about $1 billion to shareholders through dividends and share repurchases in 2004.

A number of factors can affect our business, including effectiveness of operating initiatives and changes in global and local business and economic conditions. These and other risks are noted in the Forward-looking statements at the end of Management’s discussion and analysis.

CONSOLIDATED OPERATING RESULTS

Operating results

	2003		2002		2001
DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA	Amount	Increase/ (decrease)	Amount	Increase/ (decrease)	Amount
Revenues
Sales by Company-operated restaurants	$12,795	11%	$11,500	4%	$11,041
Revenues from franchised and affiliated restaurants	4,345	11	3,906	2	3,829

Total revenues	17,140	11	15,406	4	14,870

Operating costs and expenses
Company-operated restaurants	11,006	11	9,907	5	9,454
Franchised restaurants	938	12	840	5	800
Selling, general & administrative expenses	1,833	7	1,713	3	1,662
Other operating expense, net	531	(36)	833	nm	257

Total operating costs and expenses	14,308	8	13,293	9	12,173

Operating income	2,832	34	2,113	(22)	2,697

Interest expense	388	4	374	(17)	452
McDonald’s Japan IPO gain				nm	(137)
Nonoperating expense, net	98	27	77	48	52

Income before provision for income taxes and cumulative effect of accounting changes	2,346	41	1,662	(29)	2,330

Provision for income taxes	838	25	670	(3)	693

Income before cumulative effect of accounting changes	1,508	52	992	(39)	1,637
Cumulative effect of accounting changes, net of tax	(37)	nm	(99)	nm

Net income	$1,471	65%	$893	(45)%	$1,637

Per common share–diluted:
Income before cumulative effect of accounting changes	$1.18	53%	$.77	(38)%	$1.25
Cumulative effect of accounting changes	(.03)	nm	(.07)	nm
Net income	$1.15	64%	$.70	(44)%	$1.25

nm Not meaningful.

STRATEGIC ACTIONS

In 2003, the Company eliminated projects not directly impacting its customers’ experience, narrowed its non-McDonald’s brand activities, aligned its System around a single action plan (Plan to Win), and reestablished McDonald’s marketing leadership through the introduction of its first ever global brand strategy embodied by the “i’m lovin’ it” theme. These actions were consistent with management’s strategy of concentrating the Company’s capital and resources on the best near-term opportunities and avoiding those that distract from restaurant-level execution.

In 2002, the Company initiated actions designed to optimize restaurant operations and improve the business. They included the restructuring of certain international markets, the closing of a significant number of underperforming restaurants, the decision to terminate a long-term technology project, and the consolidation of certain home office facilities and elimination of positions to control costs, streamline operations and reallocate resources.

4    McDonald’s Corporation

In 2001, the Company also implemented structural changes and restaurant initiatives, primarily in the U.S. The changes included streamlining operations by reducing the number of U.S. regions and divisions, enabling the Company to combine staff functions and improve efficiency.

The Company recorded charges associated with certain of the above actions as “special items.” Special items generally represent actions or transactions related to the implementation of strategic initiatives of the Company, items that are unusual or infrequent in nature (such as the dispositions of certain non-McDonald’s brands in 2003 and the Japan IPO gain in 2001), and charges resulting from annual goodwill and asset impairment testing. McDonald’s management does not include these items when reviewing business performance trends because they do not believe these items are indicative of expected ongoing results.

On a pretax basis, the Company recorded $408 million of special charges in 2003, $853 million of special charges in 2002 and $253 million of special items in 2001. All special items were recorded in other operating expense, except as noted in the discussion that follows.

Special items–expense/(income)

	Pretax			After tax(2)			Per common share–diluted
IN MILLIONS, EXCEPT PER SHARE DATA	2003	2002	2001	2003	2002	2001	2003	2002	2001
Restructuring	$272	$267	$200	$183	$244	$136	$.14	$.19	$.11
Restaurant closings/asset impairment	136	402	135	140	336	107	.11	.26	.08
Other		184	55		120	37		.10	.03
McDonald’s Japan IPO gain			(137)			(137)			(.11)

Total special items(1)	$408	$853	$253	$323	$700	$143	$.25	$.55	$.11

(1)	See other operating expense, net note to the consolidated financial statements for a summary of the activity in the related liabilities. The Company expects to use cash provided by operations to fund the remaining employee severance and lease obligations associated with the special charges.
(2)	Certain special items were not tax-effected.

Restructuring

In 2003, the Company recorded $272 million of pretax charges consisting of: $237 million related to the loss on the sale of Donatos Pizzeria, the closing of all Donatos and Boston Market restaurants outside the U.S. and the exit of a domestic joint venture with Fazoli’s; and $35 million related to revitalization plan actions of McDonald’s Japan, including headcount reductions, the closing of Pret A Manger stores in Japan, and the early termination of a long-term management services agreement.

In 2002, the Company recorded $267 million of net pretax charges consisting of: $201 million related to the anticipated transfer of ownership in five countries in the Middle East and Latin America to developmental licensees and ceasing operations in two countries in Latin America; $81 million primarily related to eliminating approximately 600 positions (about half of which were in the U.S. and half of which were in international markets), reallocating resources and consolidating certain home office facilities to control costs; and a $15 million favorable adjustment to the 2001 restructuring charge due to lower employee-related costs than originally anticipated. Under the developmental license business structure, which the Company successfully employs in about 30 markets outside the U.S. (approximately 400 restaurants), the licensee owns the business, including the real estate interest. While the Company generally does not have any capital invested in these markets, it receives a royalty based on a percent of sales.

In 2001, the Company recorded $200 million of pretax restructuring charges related to initiatives designed to improve the restaurant experience, primarily in the U.S. These initiatives included streamlining operations by reducing the number of regions and divisions, enabling the Company to combine staff functions and improve efficiency. In connection with these initiatives, the Company eliminated approximately 850 positions (700 in the U.S., primarily in the divisions and regions, and 150 in international markets).

Restaurant closings/asset impairment

In 2003, the Company recorded $136 million of net pretax charges consisting of: $148 million primarily related to asset/goodwill impairment, mainly in Latin America; $30 million for about 50 restaurant closings associated with strategic actions in Latin America; and a $42 million favorable adjustment to the 2002 charge for restaurant closings, primarily due to about 85 fewer closings than originally anticipated. The lower closings were primarily due to management’s reassessment of the plans as a result of the new strategic direction of the Company.

In 2002, the Company recorded $402 million of pretax charges consisting of: $302 million related to management’s decision to close 751 underperforming restaurants primarily in the U.S. and Japan; and $100 million primarily related to the impairment of assets for certain existing restaurants in Europe and Latin America. Most of the restaurants identified for closing had negative cash flows and/or very low annual sales volumes. Also, in many cases they would have required significant capital investment to remain financially viable.

McDonald’s Corporation    5

In 2001, the Company recorded $135 million of pretax charges consisting of: $91 million related to the closing of 163 underperforming restaurants in international markets; a $24 million asset impairment charge in Turkey; and $20 million related to the disposition of Aroma Café in the U.K.

Although restaurant closings occur each year, these restaurant closing charges in each year were identified as “special charges” because they were the result of separate intensive reviews by management in conjunction with other strategic actions.

Other

In 2002, the Company recorded $184 million of pretax charges consisting of: $170 million primarily related to the write-off of software development costs as a result of management’s decision to terminate a long-term technology project; and $14 million primarily related to the write-off of receivables and inventory in Venezuela as a result of the temporary closure of all McDonald’s restaurants due to a national strike. Although the terminated technology project was expected to deliver long-term benefits, it was no longer viewed as the best use of capital, as the anticipated Systemwide cost over several years was expected to be more than $1 billion.

In 2001, the Company recorded $55 million of pretax charges consisting of: $18 million primarily related to the write-off of certain technology costs; $12 million (recorded in nonoperating expense) primarily related to the write-off of a corporate investment; and $25 million primarily related to the unrecoverable costs incurred in connection with the theft of winning game pieces from the Company’s Monopoly and certain other promotional games over an extended period of time, and the related termination of the supplier of the game pieces. Fifty individuals (none of whom were Company employees) were convicted of conspiracy and/or mail fraud charges.

McDonald’s Japan IPO gain

In 2001, McDonald’s Japan, the Company’s 50%-owned affiliate, completed an IPO of 12 million shares. The Company recorded a $137 million gain (pre and after tax) in nonoperating income to reflect an increase in the carrying value of its investment as a result of the cash proceeds from the IPO received by McDonald’s Japan.

IMPACT OF FOREIGN CURRENCIES ON REPORTED RESULTS

While changing foreign currencies affect reported results, McDonald’s lessens exposures, where practical, by financing in local currencies, hedging certain foreign-denominated cash flows, and by purchasing goods and services in local currencies.

In 2003, foreign currency translation had a positive impact on consolidated revenues, operating income and earnings per share due to the strengthening of several major currencies, primarily the Euro. In 2002, foreign currency translation had a minimal impact on revenues as the stronger Euro and British Pound were offset by weaker Latin American currencies (primarily the Argentine Peso, Brazilian Real and Venezuelan Bolivar). Operating income in 2002 was positively impacted by foreign currency translation primarily due to the stronger Euro and British Pound.

Impact of foreign currency translation on reported results

	Reported amount			Currency translation benefit (loss)
IN MILLIONS, EXCEPT PER SHARE DATA	2003	2002	2001	2003	2002	2001
Revenues	$17,140	$15,406	$14,870	$886	$15	$(457)
Company-operated margins(1)	1,695	1,513	1,525	101	29	(49)
Franchised margins(1)	3,405	3,064	3,028	195	39	(65)
Selling, general & administrative expenses	1,833	1,713	1,662	(68)	8	35
Operating income	2,832	2,113	2,697	189	90	(78)
Income before cumulative effect of accounting changes	1,508	992	1,637	89	42	(50)
Net income	1,471	893	1,637	89	42	(50)

Per common share–diluted:
Income before cumulative effect of accounting changes	1.18	.77	1.25	.07	.03	(.04)
Net income	1.15	.70	1.25	.07	.04	(.04)

(1)	Includes McDonald’s restaurants only.

6    McDonald’s Corporation

REVENUES

Consolidated revenue growth in 2003 was driven by stronger foreign currencies and a strong performance in the U.S. In 2002, consolidated revenue growth was driven by expansion and a higher percentage of Company-operated restaurants compared with 2001.

Revenues

	Amount			Increase (decrease)		Increase (decrease) excluding currency translation
DOLLARS IN MILLIONS	2003	2002	2001	2003	2002	2003	2002
Company-operated sales:
U.S.	$3,594	$3,172	$3,139	13%	1%	13%	1%
Europe	4,498	3,982	3,727	13	7	—	2
APMEA	2,158	2,115	1,938	2	9	(3)	8
Latin America	774	696	821	11	(15)	20	12
Canada	632	505	478	25	6	11	7
Other	1,139	1,030	938	11	10	10	10

Total	$12,795	$11,500	$11,041	11%	4%	6%	4%

Franchised and affiliated revenues:
U.S.	$2,445	$2,251	$2,257	9%	—	9%	—
Europe	1,377	1,154	1,025	19	13%	1	6%
APMEA	289	253	265	14	(5)	—	(6)
Latin America	85	118	150	(28)	(21)	(20)	(8)
Canada	146	128	130	14	(2)	1	—
Other	3	2	2	33	—	33	—

Total	$4,345	$3,906	$3,829	11%	2%	5%	1%

Total revenues:
U.S.	$6,039	$5,423	$5,396	11%	1%	11%	1%
Europe	5,875	5,136	4,752	14	8	—	3
APMEA	2,447	2,368	2,203	3	7	(3)	7
Latin America	859	814	971	6	(16)	14	9
Canada	778	633	608	23	4	9	6
Other	1,142	1,032	940	11	10	11	10

Total	$17,140	$15,406	$14,870	11%	4%	6%	4%

In the U.S., ongoing menu, service and value initiatives drove the increase in revenues in 2003 as the U.S. achieved its highest annual comparable sales increase since 1987. These initiatives included the introduction of premium salads and McGriddles breakfast sandwiches, the Dollar Menu, extended hours, a heightened focus on operations, more disciplined measurements and a new marketing direction. Results also reflected improvement in the U.S. economy in 2003. In 2002, revenues increased slightly due to restaurant expansion. Results in 2002, in part, reflected the overall slowdown in the restaurant industry and increased competition.

In 2003 and 2002, Europe’s revenues reflected strong performance in Russia driven by expansion and positive comparable sales, along with expansion in France. These results were partly offset by weak results in the U.K. and Germany, although Germany’s performance improved in the second half of 2003.

In 2003 and 2002, APMEA’s revenues benefited from positive comparable sales in Australia and expansion in China. Revenues were negatively affected in 2003 by weak results in Hong Kong, South Korea and Taiwan, compounded by consumer concerns about Severe Acute Respiratory Syndrome (SARS) in several markets in the first half of the year. In addition, Japan had negative comparable sales for 2003 and 2002, although the market’s performance improved in the fourth quarter of 2003. In 2002, revenues reflected a benefit from the restructuring of our ownership in the Philippines, effective July 2001, that resulted in the reclassification of franchised restaurants to Company-operated.

In Latin America, revenues in 2003 increased in constant currencies primarily due to a higher percentage of Company-operated restaurants. The increase in revenues in 2002 was primarily due to positive comparable sales in Brazil and expansion in Mexico.

McDonald’s Corporation    7

The following tables present Systemwide sales growth rates and the increase or decrease in comparable sales.

Systemwide sales

	Increase (decrease)			Increase (decrease) excluding currency translation
	2003	2002	2001	2003	2002	2001
U.S.	9%	1%	2%	9%	1%	2%
Europe	18	11	1	2	5	5
APMEA	6	(3)	(6)	(2)	(3)	3
Latin America	(4)	(17)	(3)	4	4	6
Canada	17	1	—	4	2	5
Other	10	9	61	10	9	62

Total	11%	2%	1%	5%	2%	4%

Comparable sales–McDonald’s restaurants

	Increase (decrease)
	2003	2002	2001
U.S.	6.4%	(1.5)%	0.1%
Europe	(0.9)	1.0	(1.4)
APMEA	(4.2)	(8.5)	(4.8)
Latin America	2.3	1.0	(3.9)
Canada	—	(2.5)	1.3

Total	2.4%	(2.1)%	(1.3)%

OPERATING INCOME

Consolidated operating income in 2003 included higher combined operating margin dollars, higher selling, general & administrative expenses and lower gains on sales of restaurant businesses compared with 2002. Operating income in 2002 included higher combined operating margin dollars, higher selling, general & administrative expenses and a net loss from our Japanese affiliate compared with earnings in 2001. In all three years, the Company recorded special charges that are included in these results.

Operating income

	Amount			Increase (decrease)		Increase (decrease) excluding currency translation
DOLLARS IN MILLIONS	2003	2002	2001	2003	2002	2003	2002
U.S.	$1,982	$1,673	$1,622	18%	3%	18%	3%
Europe	1,339	1,022	1,063	31	(4)	13	(8)
APMEA	226	64	325	nm	(80)	nm	(81)
Latin America	(171)	(133)	11	(28)	nm	(7)	nm
Canada	163	125	124	30	1	15	3
Other	(295)	(66)	(66)	nm	—	nm	—
Corporate	(412)	(572)	(382)	28	(50)	28	(50)

Total	$2,832	$2,113	$2,697	34%	(22)%	25%	(25)%

nm Not meaningful.

8    McDonald’s Corporation

The following table presents the special charges included in operating income by segment for 2003, 2002 and 2001.

Special charges

IN MILLIONS	U.S.	Europe	APMEA	Latin America	Canada	Other	Corporate	Consolidated
2003
Restructuring			$35			$237		$272
Restaurant closings/asset impairment(1)	$(11)	$(20)	20	$109	$(1)	29	$10	136

Total	(11)	(20)	55	109	(1)	266	10	408
Currency translation benefit (loss)		3	(5)	(20)		(11)		(33)

Total excluding currency translation	$(11)	$(17)	$50	$89	$(1)	$255	$10	$375

2002
Restructuring	$25	$9	$141	$66	$2	$3	$21	$267
Restaurant closings/asset impairment	74	135	81	62	4	31	15	402
Other		4		14	4		162	184

Total	99	148	222	142	10	34	198	853
Currency translation benefit (loss)		(17)	(3)	23				3

Total excluding currency translation	$99	$131	$219	$165	$10	$34	$198	$856

2001
Restructuring	$156	$7	$3	$3	$6	$5	$20	$200
Restaurant closings/asset impairment		39	35	37	4	20		135
Other	25		4				14	43

Total	181	46	42	40	10	25	34	378
Currency translation benefit (loss)		(1)	1	6				6

Total excluding currency translation	$181	$45	$43	$46	$10	$25	$34	$384

(1)	Bracketed amounts resulted from favorable adjustments to 2002 charges primarily due to fewer than anticipated restaurant closings.

In 2003, U.S. operating income included higher combined operating margin dollars, higher selling, general & administrative expenses and higher other operating expenses (excluding special charges). U.S. operating income in 2002 included lower combined operating margin dollars, lower selling, general & administrative expenses and lower other operating income (excluding special charges).

Europe’s constant currency results in 2003 and 2002 benefited from strong performances in France and Russia. However, difficult economic conditions in Germany and weak results in the U.K. negatively impacted results in both years. Despite the difficult economic conditions, Germany’s performance improved in the second half of 2003.

APMEA’s constant currency results in 2003 reflected strong results in Australia. However, weak results in most other markets, compounded by concerns about SARS in certain markets, negatively impacted the segment. In 2002, strong results in Australia were more than offset by weak results in Japan and Hong Kong.

Latin America’s operating income in constant currencies significantly declined in both 2003 and 2002 due to the continuing difficult economic conditions experienced by several key markets in the segment. In addition, Latin America’s results for both years were negatively impacted by higher provisions for uncollectible receivables. The Company is currently in litigation with about one-third of the franchisees in Brazil, which is negatively impacting the Company’s results in Latin America. We expect this to continue in the near term.

McDonald’s Corporation    9

OPERATING MARGINS

Operating margin information and discussions relate to McDonald’s restaurants only and exclude non-McDonald’s brands.

Company-operated margins

Company-operated margin dollars represent sales by Company-operated restaurants less the operating costs of these restaurants. Company-operated margin dollars increased $182 million or 12% (5% in constant currencies) in 2003 and declined $12 million or 1% (3% in constant currencies) in 2002. The constant currency increase in 2003 was primarily due to strong comparable sales in the U.S. The constant currency decrease in 2002 was primarily due to negative comparable sales and higher labor rates, partly offset by restaurant expansion.

Company-operated margins–McDonald’s restaurants

IN MILLIONS	2003	2002	2001
U.S.	$635	$507	$501
Europe	708	631	626
APMEA	213	239	240
Latin America	47	66	83
Canada	92	70	75

Total	$1,695	$1,513	$1,525

PERCENT OF SALES
U.S.	17.7%	16.0%	16.0%
Europe	15.7	15.9	16.8
APMEA	9.9	11.3	12.4
Latin America	6.1	9.4	10.1
Canada	14.6	13.7	15.6

Total	14.5%	14.4%	15.1%

Operating cost trends as a percent of sales were as follows: food & paper costs decreased in 2003 and 2002, payroll costs were flat in 2003 and increased in 2002, and occupancy & other operating expenses increased in both years.

The U.S. Company-operated margin percent increased in 2003 primarily due to positive comparable sales and lower payroll as a percent of sales due to improved productivity and lower wage inflation. Higher commodity costs partly offset these trends. In 2002, the U.S. Company-operated margin percent benefited from the elimination of goodwill amortization and a lower advertising contribution rate, while weak comparable sales and higher labor costs negatively impacted the margin.

In 2003, Europe’s Company-operated margin percent reflected weak performance in the U.K. (which has the largest number of Company-operated restaurants in Europe), partly offset by improved margin performance in Germany and France. In 2002, Europe’s Company-operated margin percent reflected higher labor costs and an increase in occupancy & other operating expenses.

Franchised margins

Franchised margin dollars represent revenues from franchised and affiliated restaurants less the Company’s occupancy costs (rent and depreciation) associated with those sites. Franchised margin dollars represented more than 65% of the combined operating margins in 2003, 2002 and 2001. Franchised margin dollars increased $341 million or 11% (5% in constant currencies) in 2003 and $36 million or 1% (flat in constant currencies) in 2002.

Franchised margins–McDonald’s restaurants

IN MILLIONS	2003	2002	2001
U.S.	$1,945	$1,781	$1,799
Europe	1,044	885	792
APMEA	248	217	229
Latin America	54	79	103
Canada	114	102	105

Total	$3,405	$3,064	$3,028

PERCENT OF REVENUES
U.S.	79.5%	79.1%	79.7%
Europe	75.8	76.7	77.2
APMEA	85.6	85.8	86.2
Latin America	64.3	66.9	68.4
Canada	78.2	79.2	80.4

Total	78.4%	78.5%	79.1%

The consolidated franchised margin percent declined slightly in 2003 as positive comparable sales were offset by higher occupancy costs, due in part to an increased proportion of leased sites. The decline in the consolidated franchised margin percent in 2002 reflected negative comparable sales, higher rent assistance to franchisees primarily in the U.S. and Europe, and higher occupancy costs, due in part to an increased proportion of leased sites.

SELLING, GENERAL & ADMINISTRATIVE EXPENSES

Consolidated selling, general & administrative expenses increased 7% in 2003 and 3% in 2002 (3% and 4% in constant currencies). The constant currency increase in 2003 was primarily due to higher performance-based incentive compensation, as well as severance and other costs associated with the strategic decision to reduce restaurant openings. The constant currency increase in 2002 was primarily due to higher spending on technology in the Corporate segment, higher advertising expenses in the U.S. primarily related to the introduction of the Dollar Menu, and higher expenses for non-McDonald’s brands.

10    McDonald’s Corporation

Selling, general & administrative expenses as a percent of revenues declined to 10.7% in 2003 compared with 11.1% in 2002 and 11.2% in 2001, and selling, general & administrative expenses as a percent of Systemwide sales declined to 4.0% in 2003 compared with 4.1% in 2002 and 2001. Management believes that analyzing selling, general & administrative expenses as a percent of Systemwide sales as well as revenues is meaningful because these costs are incurred to support Systemwide restaurants.

Selling, general & administrative expenses

	Amount			Increase (decrease)		Increase (decrease) excluding currency translation
DOLLARS IN MILLIONS	2003	2002	2001	2003	2002	2003	2002
U.S.	$567	$558	$563	2%	(1)%	2%	(1)%
Europe	424	359	328	18	9	2	4
APMEA	173	158	152	10	4	2	3
Latin America	102	102	126	—	(19)	8	3
Canada	54	49	51	9	(3)	(3)	(2)
Other	115	114	102	1	13	—	12
Corporate(1)	398	373	340	7	10	7	10

Total	$1,833	$1,713	$1,662	7%	3%	3%	4%

(1)	Corporate expenses consist of home office support costs in areas such as facilities, finance, human resources, information technology, legal, marketing, supply chain management and training.

OTHER OPERATING EXPENSE, NET

Other operating (income) expense, net

DOLLARS IN MILLIONS	2003	2002	2001
Gains on sales of restaurant businesses	$(55)	$(114)	$(112)
Equity in earnings of unconsolidated affiliates	(37)	(24)	(63)
Special charges(1)	408	853	378
Other expense	215	118	54

Total	$531	$833	$257

(1)	See other operating expense, net note to the consolidated financial statements for a discussion of the special charges and a summary of the activity in the related liabilities.

Gains on sales of restaurant businesses

Gains on sales of restaurant businesses include gains from sales of Company-operated restaurants as well as gains from exercises of purchase options by franchisees with business facilities lease arrangements (arrangements where the Company leases the businesses, including equipment, to franchisees who have options to purchase the businesses). The Company’s purchases and sales of businesses with its franchisees and affiliates are aimed at achieving an optimal ownership mix in each market. Resulting gains or losses are recorded in operating income because the transactions are a recurring part of our business. The Company expects lower gains on sales of restaurant businesses in 2004 compared with 2003.

Equity in earnings of unconsolidated affiliates

Equity in earnings of unconsolidated affiliates—businesses in which the Company actively participates but does not control—is reported after interest expense and income taxes, except for U.S. restaurant partnerships, which are reported before income taxes. The increase in 2003 was primarily due to strong results in the U.S. The decrease in 2002 was due to a net loss from our Japanese affiliate compared with earnings in 2001.

Other expense

Other expense in 2003 reflected higher losses on asset dispositions, higher provisions for uncollectible receivables (primarily in Latin America), and costs in the U.S. related to sites that will no longer be developed as a result of management’s decision to significantly reduce capital expenditures. Other expense in 2002 reflected payments to U.S. owner/operators to facilitate the introduction of a new front counter service system and higher provisions for uncollectible receivables (primarily in Europe and Latin America), partly offset by a benefit from the elimination of goodwill amortization. The Company expects lower other expense in 2004 compared with 2003.

INTEREST EXPENSE

Interest expense increased in 2003 due to stronger foreign currencies, partly offset by lower average debt levels and interest rates. Interest expense decreased in 2002 due to lower average interest rates, partly offset by higher average debt levels and stronger foreign currencies.

NONOPERATING EXPENSE, NET

Nonoperating expense includes miscellaneous income and expense items such as interest income, minority interests, and gains and losses related to other investments, financings and foreign currency translation. Nonoperating expense in 2003 reflected an $11 million loss on the early extinguishment of $200 million of debt as well as higher foreign currency translation losses compared with 2002. Nonoperating expense in 2002 reflected higher minority interest expense and foreign currency translation losses in 2002 compared with foreign currency translation gains

McDonald’s Corporation    11

in 2001. In addition, nonoperating expense in 2001 included $12 million primarily related to the write-off of a corporate investment as well as minority interest expense related to the sale of real estate in Singapore.

PROVISION FOR INCOME TAXES

The following table presents the reported effective income tax rates as well as the effective income tax rates before special items.

	2003	2002	2001
Reported effective income tax rates	35.7%	40.3%	29.8%
Impact of special items(1)	(2.2)	(7.6)	1.3

Effective income tax rates before special items	33.5%	32.7%	31.1%

(1)	Certain special items were not tax-effected.

The 2001 effective income tax rate reflected a benefit from the impact of tax law changes in certain international markets.

Consolidated net deferred tax liabilities included tax assets, net of valuation allowance, of $1,032 million in 2003 and $867 million in 2002. Substantially all of the net tax assets arose in the U.S. and other profitable markets.

CUMULATIVE EFFECT OF ACCOUNTING CHANGES

Effective January 1, 2003, the Company adopted SFAS No.143, Accounting for Asset Retirement Obligations, which requires legal obligations associated with the retirement of long-lived assets to be recognized at their fair value at the time that the obligations are incurred. Effective January 1, 2002, the Company adopted SFAS No.142, Goodwill and Other Intangible Assets, which eliminates the amortization of goodwill and instead subjects it to annual impairment tests. See summary of significant accounting policies note to the consolidated financial statements for further discussion.

CASH FLOWS

The Company generates significant cash from operations and has substantial credit capacity to fund operating and discretionary spending. Cash from operations totaled $3.3 billion and exceeded capital expenditures by $2.0 billion in 2003, while cash from operations totaled $2.9 billion and exceeded capital expenditures by $0.9 billion in 2002. Cash provided by operations, along with borrowings and other sources of cash, is used for capital expenditures, debt repayments, dividends and share repurchases.

Cash provided by operations

DOLLARS IN MILLIONS	2003	2002	2001
Cash provided by operations	$3,269	$2,890	$2,688
Cash provided by operations as a percent of capital expenditures	250%	144%	141%

In addition to its cash provided by operations, the Company can meet short-term funding needs through commercial paper borrowings and line of credit agreements. Accordingly, the Company purposefully maintains a relatively low current ratio, which was .76 at year-end 2003.

RESTAURANT DEVELOPMENT AND CAPITAL EXPENDITURES

As a result of the Company strategically shifting its focus from adding new restaurants to building sales at existing restaurants, the Company significantly reduced capital expenditures and restaurant openings in 2003 compared with 2002 and 2001.

In 2003, the Company opened 513 traditional McDonald’s restaurants and 319 satellite restaurants (small, limited-menu restaurants for which the land and building are generally leased), and closed 486 traditional restaurants and 184 satellite restaurants. In 2002, the Company opened 1,247 traditional McDonald’s restaurants and 392 satellite restaurants, and closed 474 traditional restaurants and 158 satellite restaurants. About 65% of McDonald’s restaurant additions occurred in the major markets in 2003.

Systemwide restaurants at year end(1)

	2003	2002	2001
U.S.	13,609	13,491	13,099
Europe	6,186	6,070	5,794
APMEA	7,475	7,555	7,321
Latin America	1,578	1,605	1,581
Canada	1,339	1,304	1,223
Other	942	1,083	1,075

Total	31,129	31,108	30,093

(1)	Includes satellite units at December 31, 2003, 2002 and 2001 as follows: U.S.–1,307, 1,159, 1,004; Europe–150, 102, 63; APMEA (primarily Japan)–1,841, 1,923, 1,879; Latin America–20, 19, 46; and Canada–350, 330, 307.

In 2004, the Company expects to open about 550 traditional McDonald’s restaurants and 300 satellite restaurants and close about 300 traditional restaurants and 100 satellite restaurants.

Approximately 60% of Company-operated restaurants and more than 85% of franchised restaurants were located in the major markets at the end of 2003. Franchisees and affiliates operated 73% of McDonald’s restaurants at year-end 2003. Non-McDonald’s brand restaurants are primarily Company-operated.

Capital expenditures decreased $697 million or 35% in 2003 and increased $98 million or 5% in 2002. The decrease in capital expenditures in 2003 was primarily due to lower restaurant openings, consistent with our shift in strategic focus, partly offset by stronger foreign currencies (foreign currency translation increased capital expenditures by $73 million). The increase in 2002 was primarily due to higher spending in the U.S. and Canada, partly offset by lower capital expenditures for new restaurants in Latin America. Capital expenditures for McDonald’s restaurants

12    McDonald’s Corporation

in 2003, 2002 and 2001 reflected the leasing of a higher proportion of new sites and a program that gave U.S. franchisees the option to purchase new restaurant buildings.

During 2003, the Company began to phase out the option for U.S. franchisees to purchase new restaurant buildings. Consequently, the Company is currently purchasing most buildings and, as a result, collects additional rent from the franchisees.

Capital expenditures invested in major markets excluding Japan represented approximately 70% of the total in 2003 and 2002 and 60% in 2001. Japan is accounted for under the equity method, and accordingly its capital expenditures are not included in consolidated amounts.

Capital expenditures

IN MILLIONS	2003	2002	2001
New restaurants	$617	$1,161	$1,198
Existing restaurants(1)	564	659	571
Other properties(2)	126	184	137

Total	$1,307	$2,004	$1,906

Total assets	$25,525	$23,971	$22,535

(1)	Includes technology to improve service and food quality and enhancements to facilities to achieve higher levels of customer satisfaction.
(2)	Primarily computer equipment and furnishings for office buildings.

Capital expenditures for new restaurants decreased $544 million or 47% in 2003 because the Company opened fewer restaurants and concentrated new restaurant investments in markets with acceptable returns or opportunities for long-term growth. While capital expenditures for existing restaurants decreased in 2003, they increased as a percentage of total capital spending. This is due to the Company’s focus on growing sales at existing restaurants including reinvestment initiatives such as restaurant reimaging in several markets around the world, including the U.S.

Average development costs vary widely by market depending on the types of restaurants built and the real estate and construction costs within each market. These costs, which include land, buildings and equipment owned by the Company, are managed through the use of optimally sized restaurants, construction and design efficiencies, standardization and global sourcing. In addition, foreign currency fluctuations affect average development costs. In 2004, the Company is targeting eleven consolidated markets, including the U.S., for opening ten or more restaurants. Although the Company is not responsible for all costs on every restaurant opened, in 2003 total development costs (consisting of land, buildings and equipment) for new traditional McDonald’s restaurants averaged approximately $1.8 million in the U.S. and approximately $1.7 million in the ten markets outside the U.S.

The Company and its affiliates owned about 37% of the land and 60% of the buildings for its restaurants at year-end 2003 and 2002.

SHARE REPURCHASES AND DIVIDENDS

During 2003, the Company acquired 18.9 million shares of McDonald’s stock for approximately $439 million under a $5.0 billion share repurchase program authorized in 2001. Through 2003, 39.0 million shares for $975 million have been repurchased under this program.

The Company has paid dividends on its common stock for 28 consecutive years and has increased the dividend amount every year. In 2003, the Company declared a 70% increase in the annual dividend to $504 million, reflecting the Company’s confidence in the ongoing strength and reliability of its cash flow, the positive results from its revitalization efforts and favorable changes in the U.S. tax law. As in the past, future dividends will be considered after reviewing returns to shareholders, profitability expectations and financing needs and will be declared at the discretion of the Board of Directors. Cash dividends are declared and paid on an annual basis.

FINANCIAL POSITION AND CAPITAL RESOURCES

TOTAL ASSETS AND RETURNS

Total assets grew by $1.6 billion or 6% in 2003 and $1.4 billion or 6% in 2002. Changes in foreign currency exchange rates increased total assets by approximately $1.9 billion in 2003 and $785 million in 2002. At year-end 2003 and 2002, approximately 65% of consolidated assets was located in the major markets excluding Japan. Net property and equipment rose $1.3 billion in 2003 and represented 78% of total assets at year end.

Operating income is used to compute return on average assets, while income before the cumulative effect of accounting changes is used to calculate return on average common equity. Month-end balances are used to compute both average assets and average common equity.

Returns on assets and equity

	2003	2002	2001
Return on average assets	11.4%	9.2%	12.3%
Return on average common equity	13.3	9.8	17.5

Special charges reduced return on average assets by 1.4 percentage points in 2003, 3.6 percentage points in 2002 and 1.8 percentage points in 2001. In addition, these charges reduced return on average common equity by 2.8 percentage points in 2003, 7.0 percentage points in 2002 and 1.6 percentage points in 2001. In 2003, return on average assets and return on average common equity both began to stabilize due to strong operating results in the U.S., partly offset by continued weak operating results in most markets in APMEA and Latin America. In 2002, return on average assets and return on average common equity both declined, primarily due to weak operating results in APMEA and Latin America. During 2004, the Company will continue to concentrate McDonald’s restaurant openings and new capital invested in markets with acceptable returns or opportunities for long-term growth.

McDonald’s Corporation    13

FINANCINGS AND MARKET RISK

The Company generally borrows on a long-term basis and is exposed to the impact of interest rate changes and foreign currency fluctuations. Debt obligations at December 31, 2003 totaled $9.7 billion compared with $10.0 billion at December 31, 2002. The net decrease in 2003 was due to net payments ($892 million) and SFAS No. 133 noncash fair value adjustments ($44 million), partly offset by the impact of changes in exchange rates on foreign currency denominated debt ($686 million).

Debt highlights(1)

	2003	2002	2001
Fixed-rate debt as a percent of total debt(2,3)	62%	62%	45%
Weighted-average annual interest rate of total debt	4.1	4.1	5.4
Foreign currency-denominated debt as a percent of total debt(2,3)	71	64	57
Total debt as a percent of total capitalization (total debt and total shareholders’ equity)(2)	44	48	48
Cash provided by operations as a percent of total debt(2)	35	30	30

(1)	All percentages are as of December 31, except for the weighted-average annual interest rate, which is for the year.
(2)	Based on debt obligations before the effect of SFAS No. 133 fair value adjustments.
(3)	Includes the effect of interest rate and foreign currency exchange agreements.

Moody’s, Standard & Poor’s and Fitch currently rate McDonald’s commercial paper P-1, A-1 and F1; and its long-term debt A2, A and A, respectively. Historically the Company has not experienced difficulty in obtaining financing or refinancing existing debt. The Company’s key metrics for monitoring its credit structure are shown in the preceding table. While the Company targets these metrics for ease of focus, it also looks at similar credit ratios that incorporate capitalized operating leases to estimate total adjusted debt using a multiple of eight times rent expense after considering certain adjustments to more accurately reflect its total aggregate lease commitments. These adjustments include: excluding percent rents in excess of minimum rents; excluding certain Company-operated restaurant lease agreements outside the U.S. that are cancelable with minimal penalties (representing approximately 20% of Company-operated restaurant leases outside the U.S., based on the Company’s estimate); capitalizing non-restaurant leases using a multiple of three times rent expense; and reducing total rent expense by approximately half of the annual minimum rent payments due to the Company from franchisees operating on leased sites.

Certain of the Company’s debt obligations contain cross-acceleration provisions and restrictions on Company and subsidiary mortgages and the long-term debt of certain subsidiaries. There are no provisions in the Company’s debt obligations that would accelerate repayment of debt as a result of a change in credit ratings or a material adverse change in the Company’s business. The Company has $1.3 billion available under committed line of credit agreements (see debt financing note to the consolidated financial statements) as well as $1.6 billion under a U.S. shelf registration and $607 million under a Euro Medium-Term Notes program for future debt issuance.

The Company uses major capital markets, bank financings and derivatives to meet its financing requirements and reduce interest expense. The Company manages its debt portfolio in response to changes in interest rates and foreign currency rates by periodically retiring, redeeming and repurchasing debt, terminating exchange agreements and using derivatives. The Company does not use derivatives with a level of complexity or with a risk higher than the exposures to be hedged and does not hold or issue derivatives for trading purposes. All exchange agreements are over-the-counter instruments.

In managing the impact of interest rate changes and foreign currency fluctuations, the Company uses interest rate exchange agreements and finances in the currencies in which assets are denominated. All derivatives were recorded at fair value in the Company’s Consolidated balance sheet at December 31, 2003 and 2002 as follows: miscellaneous other assets–$102 million and $134 million; other long-term liabilities (excluding interest)–$136 million and $39 million; and accrued payroll and other liabilities–$29 million and $24 million. See summary of significant accounting policies note to the consolidated financial statements related to financial instruments for additional information regarding their use and the impact of SFAS No. 133 regarding derivatives.

The Company uses foreign currency debt and derivatives to hedge the foreign currency risk associated with certain royalties, intercompany financings and long-term investments in foreign subsidiaries and affiliates. This reduces the impact of fluctuating foreign currencies on cash flows and shareholders’ equity. Total foreign currency denominated debt, including the effects of foreign currency exchange agreements, was $6.8 billion at year-end 2003 and $6.2 billion at year-end 2002. In addition, where practical, McDonald’s restaurants purchase goods and services in local currencies resulting in natural hedges.

The Company does not have significant exposure to any individual counterparty and has master agreements that contain netting arrangements. Certain of these agreements also require each party to post collateral if credit ratings fall below, or aggregate exposures exceed, certain contractual limits. At December 31, 2003, the Company was required to post collateral of $11.6 million, and at December 31, 2002, collateral of $2.2 million was posted by a counterparty.

The Company’s net asset exposure is diversified among a broad basket of currencies. The Company’s largest net asset exposures (defined as foreign currency assets less foreign currency liabilities) at year end were as follows:

Foreign currency net asset exposures

IN MILLIONS OF U.S. DOLLARS	2003	2002
Euro	$1,922	$1,536
Canadian Dollars	1,086	808
Australian Dollars	781	620
British Pounds Sterling	741	700
Brazilian Reais	365	385

14    McDonald’s Corporation

The Company prepared sensitivity analyses of its financial instruments to determine the impact of hypothetical changes in interest rates and foreign currency exchange rates on the Company’s results of operations, cash flows and the fair value of its financial instruments. The interest rate analysis assumed a one percentage point adverse change in interest rates on all financial instruments but did not consider the effects of the reduced level of economic activity that could exist in such an environment. The foreign currency rate analysis assumed that each foreign currency rate would change by 10% in the same direction relative to the U.S. Dollar on all financial instruments; however, the analysis did not include the potential impact on sales levels or local currency prices or the effect of fluctuating currencies on the Company’s anticipated foreign currency royalties and other payments received in the U.S. Based on the results of these analyses of the Company’s financial instruments, neither a one percentage point adverse change in interest rates from 2003 levels nor a 10% adverse change in foreign currency rates from 2003 levels would materially affect the Company’s results of operations, cash flows or the fair value of its financial instruments.

CONTRACTUAL OBLIGATIONS AND COMMITMENTS

The Company has long-term contractual obligations primarily in the form of lease obligations (related to both Company-operated and franchised restaurants) and debt obligations. In addition, the Company has long-term revenue and cash flow streams that relate to its franchise arrangements. Cash provided by operations (including cash provided by these franchise arrangements) along with the Company’s borrowing capacity and other sources of cash will be used to satisfy the obligations. The following table summarizes the Company’s contractual obligations and their aggregate maturities as well as future minimum rent payments due to the Company under existing franchise arrangements as of December 31, 2003. (See discussions of cash flows, financial position and capital resources as well as the Notes to the December 31, 2003 consolidated financial statements for further details.)

	Contractual cash outflows		Contractual cash inflows
IN MILLIONS	Operating leases	Debt obligations(1)	Minimum rent under franchise arrangements
2004	$998	$388	$1,804
2005	939	1,371	1,761
2006	877	1,941	1,715
2007	815	667	1,663
2008	758	851	1,611
Thereafter	6,531	4,191	12,987

Total	$10,918	$9,409	$21,541

(1)	The maturities reflect reclassifications of short-term obligations to long-term obligations of $750 million in 2006 and $500 million thereafter, as they are supported by long-term line of credit agreements. Debt obligations do not include $321 million of SFAS No.133 noncash fair value adjustments.

The Company maintains a nonqualified, unfunded Supplemental Plan that allows participants to make tax-deferred contributions and receive Company-provided allocations that cannot be made under the Profit Sharing and Savings Plan because of Internal Revenue Service limitations. The investment alternatives and returns in the Supplemental Plan are based on certain market-rate investment alternatives under the Profit Sharing and Savings Plan. Total liabilities under the Supplemental Plan were $329 million at December 31, 2003 and $297 million at December 31, 2002, and were included in other long-term liabilities in the Consolidated balance sheet.

In addition to long-term obligations, the Company had guaranteed certain affiliate and other loans totaling $89 million at December 31, 2003.

OTHER MATTERS

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Management’s discussion and analysis of financial condition and results of operations is based upon the Company’s consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses as well as related disclosures. On an ongoing basis, the Company evaluates its estimates and judgments based on historical experience and various other factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

The Company reviews its financial reporting and disclosure practices and accounting policies quarterly to ensure that they provide accurate and transparent information relative to the current economic and business environment. The Company believes that of its significant accounting policies the following involve a higher degree of judgment and/or complexity.

Property and equipment

Property and equipment are depreciated or amortized on a straight-line basis over their useful lives based on management’s estimates of the period over which the assets will generate revenue. The useful lives are estimated based on historical experience with similar assets, taking into account anticipated technological or other changes. The Company periodically reviews these lives relative to physical factors, economic factors and industry trends. If there are changes in the planned use of property and equipment or if technological changes occur more rapidly than anticipated, the useful lives assigned to these assets may need to be shortened, resulting in the recognition of increased depreciation and amortization expense in future periods.

McDonald’s Corporation    15

Long-lived assets

Long-lived assets (including goodwill) are reviewed for impairment annually in the fourth quarter and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In assessing the recoverability of the Company’s long-lived assets, the Company considers changes in economic conditions and makes assumptions regarding estimated future cash flows and other factors. (The biggest assumption impacting estimated future cash flows is the estimated change in comparable sales.) Estimates of future cash flows are highly subjective judgments based on the Company’s experience and knowledge of operations. These estimates can be significantly impacted by many factors including changes in global and local business and economic conditions, operating costs, inflation, competition, and consumer and demographic trends. If the Company’s estimates or underlying assumptions change in the future, the Company may be required to record impairment charges.

Restructuring and litigation accruals

The Company has recorded charges related to restructuring markets, closing restaurants, eliminating positions and other strategic changes. The accruals recorded included estimates pertaining to employee termination costs, number of restaurants to be closed and remaining lease obligations for closed facilities. Although the Company does not anticipate significant changes, the actual costs may differ from these estimates.

From time to time, the Company is subject to proceedings, lawsuits and other claims related to franchisees, suppliers, employees, customers, competitors and intellectual property. The Company is required to assess the likelihood of any adverse judgments or outcomes to these matters as well as potential ranges of probable losses. A determination of the amount of accrual required, if any, for these contingencies is made after careful analysis of each matter. The required accrual may change in the future due to new developments in each matter or changes in approach such as a change in settlement strategy in dealing with these matters. The Company does not believe that any such matter will have a material adverse effect on its financial condition or results of operations.

Income taxes

The Company records a valuation allowance to reduce its deferred tax assets if it is more likely than not that some portion or all of the deferred assets will not be realized. While the Company has considered future taxable income and ongoing prudent and feasible tax strategies in assessing the need for the valuation allowance, if these estimates and assumptions change in the future, the Company may be required to adjust its valuation allowance. This could result in a charge to, or an increase in, income in the period such determination is made.

Deferred U.S. income taxes have not been recorded for basis differences totaling $4.2 billion related to investments in certain foreign subsidiaries or affiliates. The basis differences consist primarily of undistributed earnings considered permanently invested in the businesses. If management’s intentions change in the future, deferred taxes may need to be provided.

In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. The Company records accruals for the estimated outcomes of these audits, and the accruals may change in the future due to new developments in each matter.

EFFECTS OF CHANGING PRICES—INFLATION

The Company has demonstrated an ability to manage inflationary cost increases effectively. This is because of rapid inventory turnover, the ability to adjust menu prices, cost controls and substantial property holdings—many of which are at fixed costs and partly financed by debt made less expensive by inflation.

FORWARD-LOOKING STATEMENTS

Certain forward-looking statements are included in this report. They use such words as “may,” “will,” “expect,” “believe,” “plan” and other similar terminology. These statements reflect management’s current expectations regarding future events and operating performance and speak only as of March 5, 2004. These forward-looking statements involve a number of risks and uncertainties. The following are some of the factors that could cause actual results to differ materially from those expressed in or underlying our forward-looking statements: effectiveness of operating initiatives; success in advertising and promotional efforts; changes in global and local business and economic conditions, including their impact on consumer confidence; fluctuations in currency exchange and interest rates; food, labor and other operating costs; political or economic instability in local markets, including the effects of war and terrorist activities; competition, including pricing and marketing initiatives and new product offerings by the Company’s competitors; consumer preferences or perceptions concerning the Company’s product offerings; spending patterns and demographic trends; availability of qualified restaurant personnel; severe weather conditions; existence of positive or negative publicity regarding the Company or its industry generally; effects of legal claims; cost and deployment of capital; changes in future effective tax rates; changes in governmental regulations; and changes in applicable accounting policies and practices. The foregoing list of important factors is not all-inclusive.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

16    McDonald’s Corporation

CONSOLIDATED STATEMENT OF INCOME

IN MILLIONS, EXCEPT PER SHARE DATA	Years ended December 31, 2003	2002	2001
REVENUES
Sales by Company-operated restaurants	$12,795.4	$11,499.6	$11,040.7
Revenues from franchised and affiliated restaurants	4,345.1	3,906.1	3,829.3

Total revenues	17,140.5	15,405.7	14,870.0

OPERATING COSTS AND EXPENSES
Company-operated restaurant expenses
Food & paper	4,314.8	3,917.4	3,802.1
Payroll & employee benefits	3,411.4	3,078.2	2,901.2
Occupancy & other operating expenses	3,279.8	2,911.0	2,750.4
Franchised restaurants–occupancy expenses	937.7	840.1	800.2
Selling, general & administrative expenses	1,833.0	1,712.8	1,661.7
Other operating expense, net	531.6	833.3	257.4

Total operating costs and expenses	14,308.3	13,292.8	12,173.0

Operating income	2,832.2	2,112.9	2,697.0

Interest expense–net of capitalized interest of $7.8, $14.3 and $15.2	388.0	374.1	452.4
McDonald’s Japan IPO gain			(137.1)
Nonoperating expense, net	97.8	76.7	52.0

Income before provision for income taxes and cumulative effect of accounting changes	2,346.4	1,662.1	2,329.7

Provision for income taxes	838.2	670.0	693.1

Income before cumulative effect of accounting changes	1,508.2	992.1	1,636.6

Cumulative effect of accounting changes, net of tax benefits of $9.4 and $17.6	(36.8)	(98.6)

Net income	$1,471.4	$893.5	$1,636.6

Per common share–basic:
Income before cumulative effect of accounting changes	$1.19	$.78	$1.27
Cumulative effect of accounting changes	(.03)	(.08)
Net income	$1.16	$.70	$1.27

Per common share–diluted:
Income before cumulative effect of accounting changes	$1.18	$.77	$1.25
Cumulative effect of accounting changes	(.03)	(.07)
Net income	$1.15	$.70	$1.25

Dividends per common share	$.40	$.24	$.23

Weighted-average shares outstanding–basic	1,269.8	1,273.1	1,289.7
Weighted-average shares outstanding–diluted	1,276.5	1,281.5	1,309.3

See notes to consolidated financial statements.

McDonald’s Corporation    17

CONSOLIDATED BALANCE SHEET

IN MILLIONS, EXCEPT PER SHARE DATA	December 31, 2003	2002
ASSETS
Current assets
Cash and equivalents	$492.8	$330.4
Accounts and notes receivable	734.5	855.3
Inventories, at cost, not in excess of market	129.4	111.7
Prepaid expenses and other current assets	528.7	418.0

Total current assets	1,885.4	1,715.4

Other assets
Investments in and advances to affiliates	1,089.6	1,037.7
Goodwill, net	1,665.1	1,558.5
Miscellaneous	960.3	1,075.5

Total other assets	3,715.0	3,671.7

Property and equipment
Property and equipment, at cost	28,740.2	26,218.6
Accumulated depreciation and amortization	(8,815.5)	(7,635.2)

Net property and equipment	19,924.7	18,583.4

Total assets	$25,525.1	$23,970.5

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$577.4	$635.8
Income taxes	71.5	16.3
Other taxes	222.0	191.8
Accrued interest	193.1	199.4
Accrued restructuring and restaurant closing costs	115.7	328.5
Accrued payroll and other liabilities	918.1	774.7
Current maturities of long-term debt	388.0	275.8

Total current liabilities	2,485.8	2,422.3

Long-term debt	9,342.5	9,703.6
Other long-term liabilities and minority interests	699.8	560.0
Deferred income taxes	1,015.1	1,003.7
Shareholders’ equity
Preferred stock, no par value; authorized–165.0 million shares; issued–none
Common stock, $.01 par value; authorized–3.5 billion shares; issued–1,660.6 million shares	16.6	16.6
Additional paid-in capital	1,837.5	1,747.3
Unearned ESOP compensation	(90.5)	(98.4)
Retained earnings	20,172.3	19,204.4
Accumulated other comprehensive income (loss)	(635.5)	(1,601.3)
Common stock in treasury, at cost; 398.7 and 392.4 million shares	(9,318.5)	(8,987.7)

Total shareholders’ equity	11,981.9	10,280.9

Total liabilities and shareholders’ equity	$25,525.1	$23,970.5

See notes to consolidated financial statements.

18    McDonald’s Corporation

CONSOLIDATED STATEMENT OF CASH FLOWS

IN MILLIONS	Years ended December 31, 2003	2002	2001
Operating activities
Net income	$1,471.4	$893.5	$1,636.6
Adjustments to reconcile to cash provided by operations
Cumulative effect of accounting changes	36.8	98.6
Depreciation and amortization	1,148.2	1,050.8	1,086.3
Deferred income taxes	181.4	(44.6)	(87.6)
Changes in working capital items
Accounts receivable	64.0	1.6	(104.7)
Inventories, prepaid expenses and other current assets	(30.2)	(38.1)	(62.9)
Accounts payable	(77.6)	(11.2)	10.2
Taxes and other accrued liabilities	(147.2)	448.0	270.4
Other (including noncash portion of special items)	622.0	491.5	(60.0)

Cash provided by operations	3,268.8	2,890.1	2,688.3

Investing activities
Property and equipment expenditures	(1,307.4)	(2,003.8)	(1,906.2)
Purchases of restaurant businesses	(375.8)	(548.4)	(331.6)
Sales of restaurant businesses and property	390.6	369.5	375.9
Other	(77.0)	(283.9)	(206.3)

Cash used for investing activities	(1,369.6)	(2,466.6)	(2,068.2)

Financing activities
Net short-term repayments	(533.5)	(606.8)	(248.0)
Long-term financing issuances	398.1	1,502.6	1,694.7
Long-term financing repayments	(756.2)	(750.3)	(919.4)
Treasury stock purchases	(391.0)	(670.2)	(1,068.1)
Common stock dividends	(503.5)	(297.4)	(287.7)
Other	49.3	310.9	204.8

Cash used for financing activities	(1,736.8)	(511.2)	(623.7)

Cash and equivalents increase (decrease)	162.4	(87.7)	(3.6)

Cash and equivalents at beginning of year	330.4	418.1	421.7

Cash and equivalents at end of year	$492.8	$330.4	$418.1

Supplemental cash flow disclosures
Interest paid	$426.9	$359.7	$446.9
Income taxes paid	608.5	572.2	773.8

See notes to consolidated financial statements.

McDonald’s Corporation    19

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

	Common stock issued					Accumulated other comprehensive income (loss)		Common stock in treasury		Total shareholders’ equity
			Additional paid-in capital	Unearned ESOP compen- sation	Retained earnings
IN MILLIONS, EXCEPT PER SHARE DATA	Shares	Amount				Deferred hedging adjustment	Foreign currency translation	Shares	Amount
Balance at December 31, 2000	1,660.6	$16.6	$1,441.8	$(115.0)	$17,259.4	$—	$(1,287.3)	(355.7)	$(8,111.1)	$9,204.4

Net income					1,636.6					1,636.6
Translation adjustments (including taxes of $65.7)							(412.2)			(412.2)
SFAS No.133 transition adjustment (including tax benefits of $9.2)						(17.0)				(17.0)
Fair value adjustments–cash flow hedges (including taxes of $1.4)						7.7				7.7
Comprehensive income										1,215.1
Common stock cash dividends ($.23 per share)					(287.7)					(287.7)
ESOP loan payment				8.0						8.0
Treasury stock purchases								(36.1)	(1,090.2)	(1,090.2)
Common equity put option issuances and expirations, net and forward contracts									199.2	199.2
Stock option exercises and other (including tax benefits of $70.0)			149.4	0.3				11.9	89.9	239.6

Balance at December 31, 2001	1,660.6	16.6	1,591.2	(106.7)	18,608.3	(9.3)	(1,699.5)	(379.9)	(8,912.2)	9,488.4

Net income					893.5					893.5
Translation adjustments (including tax benefits of $150.5)							106.7			106.7
Fair value adjustments–cash flow hedges (including tax benefits of $3.5)						0.8				0.8
Comprehensive income										1,001.0
Common stock cash dividends ($.24 per share)					(297.4)					(297.4)
ESOP loan payment				7.4						7.4
Treasury stock purchases								(25.6)	(686.9)	(686.9)
Common equity put option expirations and forward contracts settled									500.8	500.8
Stock option exercises and other (including tax benefits of $61.3)			156.1	0.9				13.1	110.6	267.6

Balance at December 31, 2002	1,660.6	16.6	1,747.3	(98.4)	19,204.4	(8.5)	(1,592.8)	(392.4)	(8,987.7)	10,280.9

Net income					1,471.4					1,471.4
Translation adjustments (including tax benefits of $203.2)							957.8			957.8
Fair value adjustments–cash flow hedges (including taxes of $1.6)						8.0				8.0
Comprehensive income										2,437.2
Common stock cash dividends ($.40 per share)					(503.5)					(503.5)
ESOP loan payment				7.2						7.2
Treasury stock purchases								(18.9)	(438.7)	(438.7)
Stock option exercises and other (including tax benefits of $20.5)			90.2	0.7				12.6	107.9	198.8

Balance at December 31, 2003	1,660.6	$16.6	$1,837.5	$(90.5)	$20,172.3	$(0.5)	$(635.0)	(398.7)	$(9,318.5)	$11,981.9

See notes to consolidated financial statements.

20    McDonald’s Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

The Company primarily operates and franchises McDonald’s restaurants in the food service industry. The Company also operates Boston Market and Chipotle Mexican Grill in the U.S. and has a minority ownership in U.K.-based Pret A Manger. In December 2003, the Company sold its Donatos Pizzeria business.

All restaurants are operated either by the Company, by independent entrepreneurs under the terms of franchise arrangements (franchisees), or by affiliates operating under license agreements.

CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its subsidiaries. Substantially all investments in affiliates owned 50% or less (primarily McDonald’s Japan) are accounted for by the equity method.

ESTIMATES IN FINANCIAL STATEMENTS

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company’s revenues consist of sales by Company-operated restaurants and fees from restaurants operated by franchisees and affiliates. Sales by Company-operated restaurants are recognized on a cash basis. Fees from franchised and affiliated restaurants include continuing rent and service fees, initial fees and royalties received from foreign affiliates and developmental licensees. Continuing fees and royalties are recognized in the period earned. Initial fees are recognized upon opening of a restaurant, which is when the Company has performed substantially all initial services required by the franchise arrangement.

FOREIGN CURRENCY TRANSLATION

The functional currency of substantially all operations outside the U.S. is the respective local currency, except for a small number of countries with hyperinflationary economies, where the functional currency is the U.S. Dollar.

ADVERTISING COSTS

Advertising costs included in costs of Company-operated restaurants primarily consist of contributions to advertising cooperatives and were (in millions): 2003–$596.7; 2002–$532.3; 2001–$521.5. Production costs for radio and television advertising, primarily in the U.S., are expensed when the commercials are initially aired. These production costs as well as other marketing-related expenses included in selling, general & administrative expenses were (in millions): 2003–$113.1; 2002–$115.3; 2001–$79.4. In addition, significant advertising costs are incurred by franchisees through advertising cooperatives in individual markets.

STOCK-BASED COMPENSATION

The Company accounts for all stock-based compensation as prescribed by Accounting Principles Board Opinion No. 25. The Company discloses pro forma net income and net income per common share, as provided by Statement of Financial Accounting Standards (SFAS) No. 123, as amended by SFAS No. 148, Accounting for Stock-Based Compensation.

The pro forma information was determined as if the Company had accounted for its employee stock options under the fair value method of SFAS No. 123. The fair value of these options was estimated at the date of grant using an option pricing model. The model was designed to estimate the fair value of exchange-traded options that, unlike employee stock options, can be traded at any time and are fully transferable. In addition, such models require the input of highly subjective assumptions including the expected volatility of the stock price. For pro forma disclosures, the options’ estimated fair value was amortized over their vesting period. The following tables present the pro forma disclosures and the weighted-average assumptions used to estimate the fair value of these options.

Pro forma disclosures

IN MILLIONS, EXCEPT PER SHARE DATA	2003	2002	2001
As reported–net income	$1,471.4	$893.5	$1,636.6
Add: Total stock-based employee compensation included in reported net income, net of related tax effects	4.4	—	—
Deduct: Total stock-based employee compensation expense determined under fair value method for all awards, net of related tax effects	(224.1)	(251.7)	(210.0)

Pro forma–net income	$1,251.7	$641.8	$1,426.6

Net income per share:
As reported–basic	$1.16	$.70	$1.27
Pro forma–basic	$.99	$.50	$1.11
As reported–diluted	$1.15	$.70	$1.25
Pro forma–diluted	$.98	$.50	$1.10

Weighted-average assumptions

	2003	2002	2001
Expected dividend yield	.75%	.75%	.65%
Expected stock price volatility	28.1%	27.5%	25.7%
Risk-free interest rate	3.46%	5.25%	5.03%
Expected life of options IN YEARS	7	7	7

Fair value per option granted	$5.09	$10.88	$9.93

McDonald’s Corporation    21

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, with depreciation and amortization provided using the straight-line method over the following estimated useful lives: buildings–up to 40 years; leasehold improvements–the lesser of useful lives of assets or lease terms including option periods; and equipment–three to 12 years.

GOODWILL

Goodwill represents the excess of cost over the net tangible assets of acquired restaurant businesses. The Company’s goodwill primarily consists of amounts paid in excess of net tangible assets for purchases of McDonald’s restaurants from franchisees and ownership increases in international subsidiaries or affiliates.

In 2001, the Financial Accounting Standards Board issued SFAS No.141, Business Combinations, and No.142, Goodwill and Other Intangible Assets. SFAS No.141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 and includes guidance on the initial recognition and measurement of goodwill and other intangible assets arising from business combinations. SFAS No.142, effective January 1, 2002, eliminates the amortization of goodwill (and intangible assets deemed to have indefinite lives) and instead subjects it to annual impairment tests. Other intangible assets continue to be amortized over their useful lives. Application of the nonamortization provisions of SFAS No.142 in 2001 would have increased net income by approximately $30 million ($0.02 per share).

Under SFAS No.142, goodwill is generally assigned to the reporting units expected to benefit from the synergies of the combination. If a Company-operated restaurant is sold within 24 months of acquisition, the goodwill associated with the acquisition is written off in its entirety. If a restaurant is sold beyond 24 months from the acquisition, the amount of goodwill written off is based on the relative fair value of the business sold compared to the portion of the reporting unit (defined as each individual country for McDonald’s restaurant business as well as each individual non-McDonald’s brand) that will be retained.

The annual goodwill impairment test compares the fair value of a reporting unit, generally based on discounted future cash flows, with its carrying amount including goodwill. If the carrying amount of a reporting unit exceeds its fair value, an impairment loss is measured as the difference between the fair value of the reporting unit’s goodwill and the carrying amount of goodwill.

The Company performed the initial required goodwill impairment test as of January 1, 2002 and recorded a noncash charge of $98.6 million after tax ($0.07 per diluted share) for the cumulative effect of this accounting change. The impaired goodwill resulted primarily from businesses in Argentina, Uruguay and other markets in Latin America and the Middle East, where economies had weakened significantly in recent years.

The following table presents the 2003 activity in goodwill by segment.

IN MILLIONS	U.S.	Europe	APMEA(1)	Latin America	Canada	Other(2)	Consolidated
Balance at December 31, 2002	$676.3	$406.3	$178.1	$97.3	$56.3	$144.2	$1,558.5
Net restaurant purchases (sales)	56.7	19.6	16.7	24.6	21.4	(0.4)	138.6
Ownership increases in subsidiaries/affiliates		9.7	11.1			2.9	23.7
Impairment charges			(23.3)	(74.9)			(98.2)
Sale of business						(95.8)	(95.8)
Currency translation		75.1	29.0	15.3	18.9		138.3

Balance at December 31, 2003	$733.0	$510.7	$211.6	$62.3	$96.6	$50.9	$1,665.1

(1)	APMEA represents Asia/Pacific, the Middle East and Africa.
(2)	Other represents non-McDonald’s brands.

LONG-LIVED ASSETS

In accordance with SFAS No.144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets are reviewed for impairment annually in the fourth quarter and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of annually reviewing McDonald’s restaurant assets for potential impairment, assets are initially grouped together at a television market level in the U.S. and at a country level for each of the international markets. If an indicator of impairment (e.g., negative operating cash flows for the most recent trailing twelve-month period) exists for any grouping of assets, an estimate of undiscounted future cash flows produced by each individual restaurant within the asset grouping is compared to its carrying value. If an asset is determined to be impaired, the loss is measured by the excess of the carrying amount of the asset over its fair value as determined by an estimate of discounted future cash flows.

Losses on assets held for disposal are recognized when management has approved and committed to a plan to dispose of the assets, and the assets are available for disposal. Generally, such losses relate to either restaurants that have closed and ceased operations or businesses or restaurants that are available for sale.

22    McDonald’s Corporation

FINANCIAL INSTRUMENTS

The Company generally borrows on a long-term basis and is exposed to the impact of interest rate changes and foreign currency fluctuations. The Company uses foreign currency denominated debt and derivative instruments to manage the impact of these changes. The Company does not use derivatives with a level of complexity or with a risk higher than the exposures to be hedged and does not hold or issue derivatives for trading purposes.

The counterparties to these agreements consist of a diverse group of financial institutions. The Company continually monitors its positions and the credit ratings of its counterparties and adjusts positions as appropriate. The Company did not have significant exposure to any individual counterparty at December 31, 2003 and has master agreements that contain netting arrangements. Certain of these agreements also require each party to post collateral if credit ratings fall below or aggregate exposures exceed certain contractual limits. At December 31, 2003, the Company was required to post collateral of $11.6 million, and at December 31, 2002, collateral of $2.2 million was posted by a counterparty.

Effective January 1, 2001, the Company adopted SFAS No.133, Accounting for Derivative Instruments and Hedging Activities, as amended. SFAS No.133 requires companies to recognize all derivatives as either assets or liabilities in the balance sheet at fair value. SFAS No.133 also requires companies to designate all derivatives that qualify as hedging instruments as either fair value hedges, cash flow hedges or hedges of net investments in foreign operations. This designation is based upon the exposure being hedged.

The Company recorded a transition adjustment at January 1, 2001 related to cash flow hedges, which reduced accumulated other comprehensive income in shareholders’ equity by $17.0 million, after tax. This adjustment was primarily related to interest rate exchange agreements used to lock in long-term borrowing rates. The cumulative effect of adopting SFAS No.133 at January 1, 2001 was not material to the Company’s Consolidated statement of income.

All derivatives, primarily interest rate exchange agreements and foreign currency exchange agreements, were classified in the Company’s Consolidated balance sheet at December 31, 2003 and 2002 respectively, as follows: miscellaneous other assets–$102.4 million and $133.9 million; other long-term liabilities (excluding accrued interest)–$135.5 million and $39.2 million; and accrued payroll and other liabilities–$29.2 million and $23.8 million.

There was no significant impact to the Company’s earnings related to the ineffective portion of any hedging instruments for the three years ended December 31, 2003.

Fair value hedges

The Company enters into fair value hedges to reduce the exposure to changes in the fair values of certain assets or liabilities. The types of fair value hedges the Company enters into include: (1) interest rate exchange agreements to convert a portion of its fixed-rate debt to floating-rate debt and (2) foreign currency exchange agreements for the exchange of various currencies and interest rates.

The foreign currency exchange agreements are entered into to hedge the currency risk associated with debt and intercompany loans denominated in foreign currencies, and essentially result in floating-rate assets or liabilities denominated in U.S. Dollars or appropriate functional currencies.

For fair value hedges, the gains or losses on derivatives as well as the offsetting gains or losses on the related hedged items are recognized in current earnings.

Cash flow hedges

The Company enters into cash flow hedges to reduce the exposure to variability in certain expected future cash flows. The types of cash flow hedges the Company enters into include: (1) interest rate exchange agreements that effectively convert a portion of floating-rate debt to fixed-rate debt and are designed to reduce the impact of interest rate changes on future interest expense, (2) forward foreign exchange contracts and foreign currency options that are designed to protect against the reduction in value of forecasted foreign currency cash flows such as royalties and other payments denominated in foreign currencies, and (3) foreign currency exchange agreements for the exchange of various currencies and interest rates. The foreign currency exchange agreements hedge the currency risk associated with debt and intercompany loans denominated in foreign currencies, and essentially result in fixed-rate assets or liabilities denominated in U.S. Dollars or appropriate functional currencies.

For cash flow hedges, the effective portion of the gains or losses on derivatives is reported in the deferred hedging adjustment component of accumulated other comprehensive income in shareholders’ equity and reclassified into earnings in the same period or periods in which the hedged transaction affects earnings. The remaining gain or loss in excess of the cumulative change in the present value of future cash flows of the hedged item, if any, is recognized in earnings during the period of change.

The Company recorded net increases to the deferred hedging adjustment component of accumulated other comprehensive income in shareholders’ equity of $8.0 million, $0.8 million and $7.7 million, after tax, related to cash flow hedges during the years ended December 31, 2003, 2002 and 2001, respectively. Based on interest rates and foreign currency exchange rates at December 31, 2003, no significant amount of deferred hedging adjustments, after tax, included in accumulated other comprehensive income in shareholders’ equity at December 31, 2003 will be recognized in earnings in 2004 as the underlying hedged transactions are realized. The maximum maturity date of any cash flow hedge of forecasted transactions at December 31, 2003 was 24 months, excluding instruments hedging forecasted payments of variable interest on existing financial instruments that have various maturity dates through 2015.

McDonald’s Corporation    23

Hedges of net investments in foreign operations

The Company uses forward foreign exchange contracts and foreign currency denominated debt to hedge its investments in certain foreign subsidiaries and affiliates. Realized and unrealized translation adjustments from these hedges are included in shareholders’ equity in the foreign currency translation component of accumulated other comprehensive income and offset translation adjustments on the underlying net assets of foreign subsidiaries and affiliates, which also are recorded in accumulated other comprehensive income.

During the year ended December 31, 2003, the Company recorded a decrease in translation adjustments in accumulated other comprehensive income of $378.1 million after tax (included in the net increase of $957.8 million of translation adjustments in the Consolidated statement of shareholders’ equity), related primarily to foreign currency denominated debt designated as hedges of net investments. During the year ended December 31, 2002, the Company recorded a decrease in translation adjustments in accumulated other comprehensive income of $312.0 million after tax related to hedges of net investments, while during the year ended December 31, 2001, the Company recorded an increase in translation adjustments of $168.5 million after tax related to hedges of net investments.

ASSET RETIREMENT OBLIGATIONS

In 2001, the FASB issued SFAS No.143, Accounting for Asset Retirement Obligations, effective January 1, 2003. The Statement requires legal obligations associated with the retirement of long-lived assets to be recognized at their fair value at the time that the obligations are incurred. Upon initial recognition of a liability, the cost is capitalized as part of the related long-lived asset and allocated to expense over the useful life of the asset. In first quarter 2003, the Company recorded a noncash charge of $36.8 million after tax ($0.03 per diluted share) related to lease obligations in certain international markets to reflect the cumulative effect of this accounting change. There is not a material effect to the Company’s ongoing results of operations or financial position.

COMMON EQUITY PUT OPTIONS AND FORWARD CONTRACTS

During 2001, the Company sold 12.2 million common equity put options in connection with its share repurchase program. Premiums received of $31.8 million were recorded in shareholders’ equity as a reduction of the cost of treasury stock purchased. In 2002, 10.1 million common equity put options were exercised and 2.1 million options expired unexercised, while 21.0 million options were exercised in 2001. The total amount paid to acquire these shares as a result of the options being exercised was $286 million in 2002 and $700 million in 2001. No common equity put options were sold in either 2003 or 2002; therefore, at December 31, 2003 and 2002, there were no common equity put options outstanding.

During 2001, the Company also entered into equity forward contracts in connection with its share repurchase program. The forward contracts for 5.5 million shares settled in March 2002. No additional equity forward contracts were entered into subsequent to March 2002.

SALES OF STOCK BY SUBSIDIARIES AND AFFILIATES

As permitted by Staff Accounting Bulletin No. 51 issued by the Securities and Exchange Commission, when a subsidiary or affiliate sells unissued shares in a public offering, the Company records an adjustment to reflect an increase or decrease in the carrying value of its investment and a resulting nonoperating gain or loss.

PER COMMON SHARE INFORMATION

Diluted net income per common share is calculated using net income divided by diluted weighted-average shares. Diluted weighted-average shares include weighted-average shares outstanding plus the dilutive effect of stock options, calculated using the treasury stock method. The dilutive effect of stock options was (in millions of shares): 2003–6.7; 2002–8.4; 2001–19.6. Stock options that were not included in diluted weighted-average shares because they would have been antidilutive were (in millions of shares): 2003–159.1; 2002–148.0; 2001–83.1. The dilutive effect of common equity put options and forward contracts in 2001 was not significant.

STATEMENT OF CASH FLOWS

The Company considers short-term, highly liquid investments to be cash equivalents. The impact of fluctuating foreign currencies on cash and equivalents was not material.

OTHER OPERATING EXPENSE, NET

IN MILLIONS	2003	2002	2001
Gains on sales of restaurant businesses	$(54.5)	$(113.6)	$(112.4)
Equity in earnings of unconsolidated affiliates	(36.9)	(24.1)	(62.7)
Other expense	215.4	117.8	54.9
Special charges:
Restructuring	272.1	266.9	200.0
Restaurant closings/asset impairment	135.5	402.4	135.2
Other		183.9	42.4

Total special charges	407.6	853.2	377.6

Other operating expense, net	$531.6	$833.3	$257.4

OTHER EXPENSE

Other expense primarily consists of gains or losses on excess property dispositions and provisions for uncollectible receivables.

RESTRUCTURING

In 2003, the $272.1 million of charges consisted of: $237.0 million related to the loss on the sale of Donatos Pizzeria, the closing of Donatos and Boston Market restaurants outside the U.S. and the exit of a domestic joint venture with Fazoli’s; and $35.1 million related to the revitalization plan actions of McDonald’s Japan, including head-count reductions, the closing of Pret A Manger stores in Japan, and the early termination of a long-term management services agreement.

24    McDonald’s Corporation

In 2002, the $266.9 million of net charges consisted of: $201.4 million related to the anticipated transfer of ownership in five countries in the Middle East and Latin America to developmental licensees and ceasing operations in two countries in Latin America; $80.5 million primarily related to eliminating approximately 600 positions (about half of which were in the U.S. and half of which were in international markets), reallocating resources and consolidating certain home office facilities to control costs; and a $15.0 million favorable adjustment to the 2001 restructuring charge due to lower employee-related costs than originally anticipated.

In 2001, the $200.0 million of restructuring charges related to initiatives designed to improve the restaurant experience, primarily in the U.S. These initiatives included streamlining operations by reducing the number of regions and divisions, enabling the Company to combine staff functions and improve efficiency. In connection with these initiatives, the Company eliminated approximately 850 positions (700 in the U.S., primarily in the divisions and regions, and 150 in international markets).

RESTAURANT CLOSINGS/ASSET IMPAIRMENT

In 2003, the $135.5 million of net charges consisted of: $147.7 million primarily related to asset/goodwill impairment, mainly in Latin America; $29.6 million for about 50 restaurant closings associated with strategic actions in Latin America; and a $41.8 million favorable adjustment to the 2002 charge for restaurant closings, primarily due to about 85 fewer closings than originally anticipated.

In 2002, the $402.4 million of charges consisted of: $302.3 million related to management’s decision to close 751 underperforming restaurants primarily in the U.S. and Japan; and $100.1 million primarily related to the impairment of assets for certain existing restaurants in Europe and Latin America.

In 2001, the $135.2 million of charges consisted of: $91.2 million related to the closing of 163 underperforming restaurants in international markets; a $24.0 million asset impairment charge in Turkey; and $20.0 million related to the disposition of Aroma Café in the U.K.

OTHER

In 2002, the $183.9 million of charges consisted of: $170.0 million primarily related to the write-off of software development costs as a result of management’s decision to terminate a long-term technology project; and $13.9 million related to the write-off of receivables and inventory in Venezuela as a result of the temporary closure of all McDonald’s restaurants due to a national strike.

In 2001, the $42.4 million of charges consisted of: $17.4 million primarily related to the write-off of certain technology costs; and $25.0 million primarily related to the unrecoverable costs incurred in connection with the theft of winning game pieces from the Company’s Monopoly and certain other promotional games over an extended period of time, and the related termination of the supplier of the game pieces. Fifty individuals (none of whom were Company employees) were convicted of conspiracy and/or mail fraud charges.

The following table presents the activity included in accrued restructuring and restaurant closing costs in the Consolidated balance sheet.

	2001 activity			Liability at Dec 31, 2001	2002 activity			Liability at Dec 31, 2002	2003 activity			Liability at Dec 31, 2003

IN MILLIONS	Provision	Cash	Noncash		Provision	Cash	Noncash		Provision	Cash	Noncash
Restructuring:
Asset write-offs	$10.0		$(10.0)	—	$141.7		$(141.7)	—	$249.5		$(249.5)	—
Employee-related costs	114.4	$(34.6)		$79.8	40.9	$(48.4)		$72.3		$(34.0)		$38.3
Lease termination and other	75.6	(29.4)		46.2	84.3	(27.2)		103.3	22.6	(47.1)	(35.1)	43.7

	200.0	(64.0)	(10.0)	126.0	266.9	(75.6)	(141.7)	175.6	272.1	(81.1)	(284.6)	82.0

Restaurant closings/asset impairment:
Asset write-offs	119.0		(119.0)	—	282.3		(282.3)	—	144.4		(144.4)	—
Lease termination and other	16.2	(5.1)		11.1	120.1	(2.8)		128.4	(8.9)	(85.8)		33.7

	135.2	(5.1)	(119.0)	11.1	402.4	(2.8)	(282.3)	128.4	135.5	(85.8)	(144.4)	33.7

Other:
Asset write-offs	17.4		(17.4)	—	164.4		(164.4)	—				—
Other	25.0	(17.9)		7.1	19.5	(2.1)		24.5		(24.5)		—

	42.4	(17.9)	(17.4)	7.1	183.9	(2.1)	(164.4)	24.5		(24.5)		—

Total accrued restructuring and restaurant closing costs	$377.6	$(87.0)	$(146.4)	$144.2	$853.2	$(80.5)	$(588.4)	$328.5	$407.6	$(191.4)	$(429.0)	$115.7

Employee severance is generally paid in installments over a period of up to one year after termination, and the remaining lease payments for closed facilities will be paid over the next several years.

McDonald’s Corporation    25

McDONALD’S JAPAN INITIAL PUBLIC OFFERING (IPO) GAIN

In 2001, McDonald’s Japan, the Company’s 50%-owned affiliate, completed an IPO of 12 million shares. The Company recorded a $137.1 million gain (pre and after tax) in nonoperating income to reflect an increase in the carrying value of its investment as a result of the cash proceeds from the IPO received by McDonald’s Japan.

FRANCHISE ARRANGEMENTS

Individual franchise arrangements generally include a lease and a license and provide for payment of initial fees, as well as continuing rent and service fees to the Company based upon a percent of sales with minimum rent payments. McDonald’s franchisees are granted the right to operate a restaurant using the McDonald’s system and, in most cases, the use of a restaurant facility, generally for a period of 20 years. Franchisees pay related occupancy costs including property taxes, insurance and maintenance. In addition, franchisees outside the U.S. generally pay a refundable, noninterest-bearing security deposit. Foreign affiliates and developmental licensees pay a royalty to the Company based upon a percent of sales.

The results of operations of restaurant businesses purchased and sold in transactions with franchisees, affiliates and others were not material to the consolidated financial statements for periods prior to purchase and sale.

Revenues from franchised and affiliated restaurants consisted of:

IN MILLIONS	2003	2002	2001
Minimum rents	$1,600.3	$1,479.9	$1,477.9
Percent rent and service fees	2,701.8	2,375.1	2,290.2
Initial fees	43.0	51.1	61.2

Revenues from franchised and affiliated restaurants	$4,345.1	$3,906.1	$3,829.3

Future minimum rent payments due to the Company under existing franchise arrangements are:

IN MILLIONS	Owned sites	Leased sites	Total
2004	$1,035.6	$768.5	$1,804.1
2005	1,014.5	746.5	1,761.0
2006	990.1	724.4	1,714.5
2007	958.5	705.0	1,663.5
2008	926.1	684.8	1,610.9
Thereafter	7,495.4	5,491.3	12,986.7

Total minimum payments	$12,420.2	$9,120.5	$21,540.7

At December 31, 2003, net property and equipment under franchise arrangements totaled $10.4 billion (including land of $3.0 billion) after deducting accumulated depreciation and amortization of $4.5 billion.

LEASING ARRANGEMENTS

At December 31, 2003, the Company was lessee at 6,781 restaurant locations through ground leases (the Company leases the land and the Company or franchisee owns the building) and at 8,070 restaurant locations through improved leases (the Company leases land and buildings). Lease terms for most restaurants are generally for 20 to 25 years and, in many cases, provide for rent escalations and renewal options, with certain leases providing purchase options. For most locations, the Company is obligated for the related occupancy costs including property taxes, insurance and maintenance. However, for franchised sites, the Company requires the franchisees to pay these costs. In addition, the Company is lessee under noncancelable leases covering certain offices and vehicles.

Future minimum payments required under existing operating leases with initial terms of one year or more are:

IN MILLIONS	Restaurant	Other	Total
2004	$930.9	$67.1	$998.0
2005	884.5	55.0	939.5
2006	831.2	45.4	876.6
2007	777.0	37.7	814.7
2008	725.9	31.8	757.7
Thereafter	6,358.8	172.7	6,531.5

Total minimum payments	$10,508.3	$409.7	$10,918.0

The following table provides detail of rent expense:

IN MILLIONS	2003	2002	2001
Company-operated restaurants:
U.S.	$136.9	$124.0	$115.5
Outside the U.S.	398.4	358.4	326.1

Total	$535.3	$482.4	$441.6

Franchised restaurants:
U.S.	$279.6	$254.4	$239.7
Outside the U.S.	250.7	210.9	195.2

Total	$530.3	$465.3	$434.9

Other	87.3	84.8	82.1

Total rent expense	$1,152.9	$1,032.5	$958.6

Rent expense included percent rents in excess of minimum rents (in millions) as follows—Company-operated restaurants: 2003–$73.2; 2002–$64.1; 2001–$57.6. Franchised restaurants: 2003–$80.3; 2002–$67.2; 2001–$62.0.

26    McDonald’s Corporation

INCOME TAXES

Income before provision for income taxes and cumulative effect of accounting changes, classified by source of income, was as follows:

IN MILLIONS	2003	2002	2001
U.S.	$1,150.8	$876.3	$958.2
Outside the U.S.	1,195.6	785.8	1,371.5

Income before provision for income taxes and cumulative effect of accounting changes	$2,346.4	$1,662.1	$2,329.7

The provision for income taxes, classified by the timing and location of payment, was as follows:

IN MILLIONS	2003	2002	2001
U.S. federal	$177.9	$307.0	$357.3
U.S. state	58.8	54.6	59.7
Outside the U.S.	420.1	353.0	363.7

Current tax provision	656.8	714.6	780.7

U.S. federal	180.1	(47.4)	57.7
U.S. state	12.6	(7.6)	4.3
Outside the U.S.	(11.3)	10.4	(149.6)

Deferred tax provision (benefit)(1)	181.4	(44.6)	(87.6)

Provision for income taxes	$838.2	$670.0	$693.1

(1)	Includes the benefit of tax law changes in certain international markets of $147.3 million in 2001. Amounts in 2003 and 2002 were not significant.

Net deferred tax liabilities consisted of:

IN MILLIONS	December 31, 2003	2002
Property and equipment	$1,447.5	$1,316.3
Other	424.2	448.4

Total deferred tax liabilities	1,871.7	1,764.7

Intangible assets	(236.2)	(199.7)
Operating loss carryforwards	(228.1)	(186.1)
Employee benefit plans	(123.2)	(129.7)
Property and equipment	(132.5)	(89.4)
Capital loss carryforwards	(197.0)	(88.0)
Unrealized foreign exchange losses	(280.6)	(109.4)
Foreign tax credit carryforwards	(86.9)	(45.0)
Other	(230.5)	(341.5)

Total deferred tax assets before valuation allowance	(1,515.0)	(1,188.8)

Valuation allowance	483.2	322.1

Net deferred tax liabilities(1)	$839.9	$898.0

(1)	Net of current tax assets included in prepaid expenses and other current assets in the Consolidated balance sheet (in millions): 2003–$175.2; 2002–$105.7.

The statutory U.S. federal income tax rate reconciles to the effective income tax rates as follows:

	2003	2002	2001
Statutory U.S. federal income tax rate	35.0%	35.0%	35.0%
State income taxes, net of related federal income tax benefit	2.3	2.2	2.1
Benefits and taxes related to foreign operations(1)	(2.7)	(6.3)	(6.5)
Special items(2)	2.5	8.7	(1.6)
Other, net	(1.4)	.7	.8

Effective income tax rates	35.7%	40.3%	29.8%

(1)	Includes the benefit of tax law changes.
(2)	Includes impact of special items, certain of which were not tax-effected.

Deferred U.S. income taxes have not been recorded for basis differences related to investments in certain foreign subsidiaries and affiliates. These basis differences were approximately $4.2 billion at December 31, 2003 and consisted primarily of undistributed earnings considered permanently invested in the businesses. Determination of the deferred income tax liability on these unremitted earnings is not practicable because such liability, if any, is dependent on circumstances existing if and when remittance occurs.

SEGMENT AND GEOGRAPHIC INFORMATION

The Company operates in the food service industry. Revenues consist of sales by Company-operated restaurants and fees from restaurants operated by franchisees and affiliates. Fees from franchised and affiliated restaurants include continuing rent and service fees, initial fees, and royalties received from foreign affiliates and developmental licensees. All intercompany revenues and expenses are eliminated in computing revenues and operating income. Operating income includes the Company’s share of operating results of affiliates after interest expense and income taxes, except for U.S. affiliates, which are reported before income taxes. Royalties and other payments received from subsidiaries outside the U.S. were (in millions): 2003–$684.5; 2002–$644.1; 2001–$607.7.

Corporate general & administrative expenses are included in the corporate segment of operating income and consist of home office support costs in areas such as facilities, finance, human resources, information technology, legal, marketing, supply chain management and training. Corporate assets include corporate cash and equivalents, asset portions of financing instruments, home office facilities and deferred tax assets.

McDonald’s Corporation    27

IN MILLIONS	2003	2002	2001
U.S.	$6,039.3	$5,422.7	$5,395.6
Europe	5,874.9	5,136.0	4,751.8
APMEA	2,447.6	2,367.7	2,203.3
Latin America	858.8	813.9	971.3
Canada	777.9	633.6	608.1
Other	1,142.0	1,031.8	939.9

Total revenues	$17,140.5	$15,405.7	$14,870.0

U.S.	$1,982.1	$1,673.3	$1,622.5
Europe	1,339.1	1,021.8	1,063.2
APMEA	226.3	64.3	325.0
Latin America	(170.9)	(133.4)	10.9
Canada	163.2	125.4	123.7
Other	(295.1)	(66.8)	(66.5)
Corporate	(412.5)	(571.7)	(381.8)

Total operating income	$2,832.2 (1)	$2,112.9 (2)	$2,697.0 (3)

U.S.	$8,549.2	$8,687.4	$8,288.4
Europe	9,461.7	8,310.6	7,139.1
APMEA	3,591.8	3,332.0	3,144.5
Latin America	1,412.1	1,425.3	1,898.3
Canada	876.4	703.2	574.2
Other	574.8	780.4	637.1
Corporate	1,059.1	731.6	852.9

Total assets	$25,525.1	$23,970.5	$22,534.5

U.S.	$482.4	$752.7	$552.3
Europe	404.8	579.4	635.8
APMEA	122.1	230.4	275.7
Latin America	78.4	119.9	197.5
Canada	63.9	111.6	80.4
Other	132.8	190.4	153.3
Corporate	23.0	19.4	11.2

Total capital expenditures	$1,307.4	$2,003.8	$1,906.2

U.S.	$395.1	$383.4	$425.0
Europe	382.4	334.9	313.7
APMEA	156.5	141.7	133.2
Latin America	64.3	59.6	79.3
Canada	46.7	35.6	32.9
Other	53.1	40.3	36.8
Corporate	50.1	55.3	65.4

Total depreciation and amortization	$1,148.2	$1,050.8	$1,086.3

(1)	Includes $407.6 million of special charges (adjustments) (U.S.–($11.4); Europe–($20.0); APMEA–$54.9; Latin America–$108.9; Canada–($1.2); Other–$266.1; and Corporate–$10.3) primarily related to the disposition of certain non-McDonald’s brands and asset/goodwill impairment. See other operating expense, net note for further discussion.
(2)	Includes $853.2 million of special charges (U.S.–$99.2; Europe–$147.8; APMEA–$222.3; Latin America–$142.3; Canada–$9.7; Other–$34.0; and Corporate–$197.9) primarily related to restructuring markets and eliminating positions, restaurant closings/asset impairment and the write-off of technology costs. See other operating expense, net note for further discussion.
(3)	Includes $377.6 million of special charges (U.S.–$181.0; Europe–$45.8; APMEA–$41.5; Latin America–$40.4; Canada–$9.8; Other–$24.9; and Corporate–$34.2) primarily related to the U.S. business reorganization and other global change initiatives, and restaurant closings/asset impairment. See other operating expense, net note for further discussion.

Total long-lived assets, primarily property and equipment, were (in millions)—Consolidated: 2003–$23,405.9; 2002–$21,976.6; 2001–$20,355.3. U.S. based: 2003–$9,069.0; 2002–$9,254.3; 2001–$8,670.4.

DEBT FINANCING

LINE OF CREDIT AGREEMENTS

At December 31, 2003, the Company had several line of credit agreements with various banks totaling $1.3 billion, all of which remained unused. Subsequent to year end, the Company renegotiated the line of credit agreements as follows: $750.0 million of lines expiring in 2005 with a term of 364 days and fees based on current credit ratings of .06% per annum on the total commitment, with a feature that allows the Company to convert the borrowings to a one-year loan at expiration; and a $500.0 million line expiring in 2009 with fees based on current credit ratings of .08% per annum on the total commitment. Fees and interest rates on these lines are based on the Company’s long-term credit rating assigned by Moody’s and Standard and Poor’s. The new agreements no longer require the Company to maintain a minimum net worth. In addition, certain subsidiaries outside the U.S. had unused lines of credit totaling $789.3 million at December 31, 2003; these were principally short term and denominated in various currencies at local market rates of interest.

The weighted-average interest rate of short-term borrowings was 4.3% at December 31, 2003 (based on $341.1 million of foreign currency bank line borrowings) and 3.4% at December 31, 2002 (based on $257.9 million of commercial paper and $614.5 million of foreign currency bank line borrowings).

FAIR VALUES

At December 31, 2003, the fair value of the Company’s debt obligations was estimated at $10.2 billion, compared to a carrying amount of $9.7 billion. This fair value was estimated using various pricing models or discounted cash flow analyses that incorporated quoted market prices. The Company has no current plans to retire a significant amount of its debt prior to maturity.

The carrying amounts for both cash and equivalents and notes receivable approximate fair value. Foreign currency and interest rate exchange agreements, foreign currency options and forward foreign exchange contracts were recorded in the Consolidated balance sheet at fair value estimated using various pricing models or discounted cash flow analyses that incorporated quoted market prices. No fair value was estimated for noninterest-bearing security deposits by franchisees, because these deposits are an integral part of the overall franchise arrangements.

28    McDonald’s Corporation

DEBT OBLIGATIONS

The Company has incurred debt obligations principally through public and private offerings and bank loans. There are no provisions in the Company’s debt obligations that would accelerate repayment of debt as a result of a change in credit ratings or a material adverse change in the Company’s business. Certain of the Company’s debt obligations contain cross-acceleration provisions, and restrictions on Company and subsidiary mortgages and the long-term debt of certain subsidiaries. Under certain agreements, the Company has the option to retire debt prior to maturity, either at par or at a premium over par.

The following table summarizes the Company’s debt obligations. (Interest rates reflected in the table include the effects of interest rate and foreign currency exchange agreements.)

IN MILLIONS OF U.S. DOLLARS	Maturity dates	Interest rates(1) December 31		Amounts outstanding December 31
		2003	2002	2003	2002
Fixed-original issue(2)		5.0%	5.2%	$3,615.5	$3,659.4
Fixed-converted via exchange agreements(3)		4.6	5.2	(1,503.6)	(995.4)
Floating		.8	1.3	643.2	793.1

Total U.S. Dollars	2004-2028			2,755.1	3,457.1

Fixed		4.3	5.5	895.5	677.8
Floating		2.0	3.1	2,217.4	1,954.7

Total Euro	2004-2013			3,112.9	2,632.5

Fixed		6.0	6.2	1,256.2	1,152.6
Floating		2.2	5.5	2.5	186.1

Total British Pounds Sterling	2005-2032			1,258.7	1,338.7

Fixed		6.1	6.2	131.6	156.0
Floating		.8	1.9	250.1	237.3

Total other European currencies(4)	2004-2007			381.7	393.3

Total Japanese Yen–fixed	2004-2030	1.9	1.9	1,028.1	900.4

Fixed		6.4	7.2	383.4	459.0
Floating		4.2	4.8	489.4	433.6

Total other currencies(5)	2004-2016			872.8	892.6

Debt obligations before fair value adjustments(6)				9,409.3	9,614.6

Fair value adjustments(7)				321.2	364.8

Total debt obligations(8)				$9,730.5	$9,979.4

(1)	Weighted-average effective rate, computed on a semiannual basis.
(2)	Includes $150 million of debentures that mature in 2027, which are subordinated to senior debt and provide for the ability to defer interest payments up to five years under certain conditions.
(3)	A portion of U.S. Dollar fixed-rate debt effectively has been converted into other currencies and/or into floating-rate debt through the use of exchange agreements. The rates shown reflect the fixed rate on the receivable portion of the exchange agreements. All other obligations in this table reflect the net effects of these and other exchange agreements.
(4)	Primarily consists of Swiss Francs, Swedish Kronor and Danish Kroner.
(5)	Primarily consists of Korean Won, Chinese Renminbi, Hong Kong Dollars, Australian Dollars and Singapore Dollars.
(6)	Aggregate maturities for 2003 debt obligations before fair value adjustments were as follows (in millions): 2004–$388.0; 2005–$1,371.6; 2006–$1,941.0; 2007–$666.7; 2008–$851.0; thereafter–$4,191.0. These amounts include reclassifications of short-term obligations to long-term obligations of $750.0 million in 2006 and $500.0 million thereafter as they are supported by long-term line of credit agreements.
(7)	SFAS No. 133 requires that the underlying items in fair value hedges, in this case debt obligations, be recorded at fair value. The related hedging instrument is also recorded at fair value in either miscellaneous other assets or other long-term liabilities. A portion ($131.1 million) of the adjustments at December 31, 2003 related to interest rate exchange agreements that were terminated in December 2002 and will amortize as a reduction of interest expense over the remaining life of the debt.
(8)	Includes current maturities of long-term debt and long-term debt included in the Consolidated balance sheet. The decrease in debt obligations from December 31, 2002 to December 31, 2003 was due to net repayments ($891.6 million) and SFAS No. 133 noncash fair value adjustments ($43.6 million), partly offset by the impact of changes in exchange rates on foreign currency denominated debt ($686.3 million).

ESOP LOANS AND OTHER GUARANTEES

At December 31, 2003, the Company has guaranteed and included in total debt $15.4 million of Notes issued by the Leveraged Employee Stock Ownership Plan (ESOP) with payments through 2006. Borrowings related to the ESOP at December 31, 2003, which include $85.9 million of loans from the Company to the ESOP and the $15.4 million of Notes guaranteed by the Company, are reflected as long-term debt with a corresponding reduction of shareholders’ equity (unearned ESOP compensation). The ESOP is repaying the loans and interest through 2018 using Company contributions and dividends from its McDonald’s common stock holdings. As the principal amount of the borrowings is repaid, the debt and the unearned ESOP compensation are being reduced.

The Company also has guaranteed certain affiliate and other loans totaling $88.8 million at December 31, 2003. These guarantees are contingent commitments generally issued by the Company to support borrowing arrangements of certain U.S. partnerships and franchisees, and certain affiliates. The terms of the guarantees vary and are equal to the remaining term of the related debt. At December 31, 2003, there was no carrying value for obligations under these guarantees in the Company’s Consolidated balance sheet.

EMPLOYEE BENEFIT PLANS

The Company’s Profit Sharing and Savings Plan for U.S. based employees includes profit sharing, 401(k) and leveraged employee stock ownership (ESOP) features. The 401(k) feature allows participants to make pretax contributions that are partly matched from shares released under the ESOP. McDonald’s executives, staff and restaurant managers

McDonald’s Corporation    29

participate in any additional ESOP allocations and profit sharing contributions, based on their compensation. The profit sharing contribution is discretionary, and the Company determines the amount each year.

Effective March 31, 2003, all contributions and related earnings can be invested among several investment alternatives, including McDonald’s common stock, in accordance with each participant’s elections. Prior to March 31, 2003, ESOP allocations and earnings were generally invested in McDonald’s common stock and all other contributions and related earnings could be invested among several investment alternatives, including McDonald’s common stock.

In addition, the Company maintains a nonqualified, unfunded Supplemental Plan that allows participants to make tax-deferred contributions and receive Company-provided allocations that cannot be made under the Profit Sharing and Savings Plan because of Internal Revenue Service limitations. The investment alternatives in the Supplemental Plan are based on certain of the market-rate investment alternatives under the Profit Sharing and Savings Plan. Total liabilities under the Supplemental Plan were $329.3 million at December 31, 2003 and $297.3 million at December 31, 2002 and were included in other long-term liabilities in the Consolidated balance sheet.

The Company has entered into derivative contracts to hedge market-driven changes in certain of the Supplemental Plan liabilities. At December 31, 2003, derivatives with a fair value of $51.6 million indexed to the Company’s stock and $49.4 million indexed to certain market indices were included in miscellaneous other assets in the Consolidated balance sheet. All changes in Plan liabilities and in the fair value of the derivatives are recorded in selling, general & administrative expenses. Changes in fair value of the derivatives indexed to the Company’s stock are recorded in the income statement because the contracts provide the counterparty with a choice to settle in cash or shares.

Total U.S. costs for the Profit Sharing and Savings Plan, including nonqualified benefits and related hedging activities, were (in millions): 2003–$60.3; 2002–$50.1; 2001–$54.6.

Certain subsidiaries outside the U.S. also offer profit sharing, stock purchase or other similar benefit plans. Total plan costs outside the U.S. were (in millions): 2003–$43.9; 2002–$36.8; 2001–$39.7.

Other postretirement benefits and postemployment benefits, excluding severance benefits related to the 2002 and 2001 restructuring charges, were immaterial.

PROPERTY AND EQUIPMENT

Net property and equipment consisted of:

IN MILLIONS	December 31, 2003	2002
Land	$4,483.0	$4,169.6
Buildings and improvements on owned land	9,693.4	8,747.2
Buildings and improvements on leased land	9,792.1	8,872.5
Equipment, signs and seating	4,090.5	3,765.1
Other	681.2	664.2

	28,740.2	26,218.6

Accumulated depreciation and amortization	(8,815.5)	(7,635.2)

Net property and equipment	$19,924.7	$18,583.4

Depreciation and amortization expense was (in millions): 2003–$1,113.3; 2002–$971.1; 2001–$945.6.

STOCK-BASED COMPENSATION

At December 31, 2003, the Company had five stock-based compensation plans for employees and nonemployee directors that authorize the granting of various equity-based incentives including stock options, restricted stock and restricted stock units. The number of shares of common stock reserved for issuance under the plans was 206.0 million at December 31, 2003, including 11.8 million available for future grants.

STOCK OPTIONS

Options to purchase common stock are granted at the fair market value of the stock on the date of grant. Therefore, no compensation cost has been recognized in the Consolidated statement of income for these stock options. Substantially all of the options become exercisable in four equal installments, beginning a year from the date of the grant, and generally expire 10 years from the grant date. Approximately 44 million options granted between May 1, 1999 and December 31, 2000 expire 13 years from the date of grant.

In 2001, the Board of Directors approved a special grant of 11.9 million options at a price of $28.90 as an incentive to meet an operating income performance goal for calendar year 2003. The options vested on January 31, 2004 and expire on June 30, 2004, rather than June 30, 2011, because the Company did not meet the performance goal.

30    McDonald’s Corporation

A summary of the status of the Company’s stock option plans as of December 31, 2003, 2002 and 2001, and changes during the years then ended, is presented in the following table.

	2003		2002		2001
Options	Shares IN MILLIONS	Weighted- average exercise price	Shares IN MILLIONS	Weighted- average exercise price	Shares IN MILLIONS	Weighted- average exercise price
Outstanding at beginning of year	198.9	$27.57	192.9	$26.65	175.8	$25.34
Granted	23.6	14.96	26.3	28.26	38.6 (1)	29.37
Exercised	(12.6)	15.19	(13.1)	14.91	(11.9)	13.70
Forfeited	(15.7)	27.07	(7.2)	29.22	(9.6)	29.03

Outstanding at end of year	194.2	$26.90	198.9	$27.57	192.9	$26.65

Exercisable at end of year	122.9		110.9		98.2

(1)	Includes the special grant of 11.9 million options.

Options granted each year were 1.9%, 2.1% and 3.0% of weighted-average common shares outstanding for 2003, 2002 and 2001, representing grants to approximately 14,300, 13,900 and 15,100 employees in those three years.

The following table presents information related to options outstanding and options exercisable at December 31, 2003 based on ranges of exercise prices.

Range of exercise prices	December 31, 2003
	Options outstanding			Options exercisable
	Number of options IN MILLIONS	Weighted- average remaining contractual life IN YEARS	Weighted- average exercise price	Number of options IN MILLIONS	Weighted- average exercise price
$12 to 22	41.0	5.7	$15.49	17.8	$16.08
23 to 27	56.8	3.4	24.95	47.8	24.92
28 to 34	54.3	6.4	29.12	19.6	29.31
35 to 46	42.1	8.4	37.81	37.7	38.11

$12 to 46	194.2	5.8	$26.90	122.9	$28.38

RESTRICTED STOCK UNITS

In March 2003, the Company granted 1.8 million restricted stock units (RSUs) at a price of $14.31. The RSUs generally vest 100% at the end of three years and are payable in either shares of common stock or cash, at the Company’s option. Compensation expense related to the RSUs (calculated as the number of RSUs granted multiplied by the grant price) is amortized over the vesting period in selling, general & administrative expenses in the Consolidated statement of income.

McDonald’s Corporation    31

Quarterly results (unaudited)

In millions, except per share data	Quarters ended December 31				Quarters ended September 30		Quarters ended June 30		Quarters ended March 31

	2003		2002		2003	2002	2003	2002	2003	2002
Revenues
Sales by Company-operated restaurants	$3,398.4		$2,932.8		$3,351.2	$3,019.3	$3,189.7	$2,869.0	$2,856.1	$2,678.5
Revenues from franchised and affiliated restaurants	1,157.0		966.4		1,153.4	1,027.7	1,091.1	993.1	943.6	918.9

Total revenues	4,555.4		3,899.2		4,504.6	4,047.0	4,280.8	3,862.1	3,799.7	3,597.4

Company-operated margin	486.4		374.5		510.6	434.5	445.7	415.1	346.7	368.9
Franchised margin	909.6		749.2		917.4	813.5	860.1	787.1	720.3	716.2
Operating income (loss)	367.5	(1)	(203.4	)(2)	963.9	829.8	826.2	845.2	674.6	641.3	(3)
Income (loss) before cumulative effect of accounting changes	$125.7	(1)	$(343.8	)(2)	$547.4	$486.7	$470.9	$497.5	$364.2	$351.7	(3)
Cumulative effect of accounting changes, net of tax									(36.8)	(98.6)
Net income (loss)	$125.7	(1)	$(343.8	)(2)	$547.4	$486.7	$470.9	$497.5	$327.4	$253.1	(3)

Per common share–basic:
Income (loss) before cumulative effect of accounting changes	$.10	(1)	$(.27	)(2)	$.43	$.38	$.37	$.39	$.29	$.28	(3)
Cumulative effect of accounting changes									(.03)	(.08)
Net income (loss)	$.10	(1)	$(.27	)(2)	$.43	$.38	$.37	$.39	$.26	$.20	(3)

Per common share–diluted:

Income (loss) before cumulative effect of accounting changes	$.10	(1)	$(.27	)(2)	$.43	$.38	$.37	$.39	$.29	$.27	(3)
Cumulative effect of accounting changes									(.03)	(.07)
Net income (loss)	$.10	(1)	$(.27	)(2)	$.43	$.38	$.37	$.39	$.26	$.20	(3)

Dividends declared per common share	$—		$.235		$.40	$—	$—	$—	$—	$—

Weighted-average shares–basic	1,266.2		1,268.8		1,271.5	1,273.1	1,272.5	1,273.2	1,269.6	1,277.2
Weighted-average shares–diluted	1,277.9		1,268.8		1,281.0	1,280.5	1,277.5	1,290.6	1,270.3	1,292.7

Market price per common share
High	$27.01		$19.95		$24.37	$28.62	$22.95	$30.72	$17.38	$29.06
Low	23.01		15.17		20.40	17.42	13.88	27.00	12.12	25.38
Close	24.83		16.08		23.54	17.66	22.06	28.45	14.46	27.75

(1)	Includes the following net charges totaling $0.25 per share:
>	$272.1 million ($183.2 million after tax) related to the disposition of certain non-McDonald’s brands and the revitalization plan actions of our Japanese affiliate.
>	$135.5 million ($140.0 million after tax) primarily related to asset/goodwill impairment mainly in Latin America, restaurant closings associated with strategic actions in Latin America and a favorable adjustment to the 2002 charge for restaurant closings, primarily due to about 85 fewer closings than originally anticipated.
(2)	Includes the following charges totaling $0.52 per share:
>	$266.9 million ($243.6 million after tax) primarily related to the anticipated transfer of ownership in five countries in the Middle East and Latin America, ceasing operations in two countries in Latin America and eliminating positions, reallocating resources and consolidating certain home office facilities to control costs.
>	$359.4 million ($292.8 million after tax) consisting of $292.2 million related to management’s decision to close 719 underperforming restaurants primarily in the U.S. and Japan, and $67.2 million primarily related to the impairment of assets for certain existing restaurants in Europe and Latin America.
>	$183.9 million ($120.5 million after tax) consisting of $170.0 million related to management’s decision to terminate a long-term technology project, and $13.9 million related to the write-off of receivables and inventory in Venezuela as a result of the temporary closure of all McDonald’s restaurants due to a national strike.
(3)	Includes $43.0 million of asset impairment charges (pre and after tax or $0.03 per share), primarily related to the impairment of assets in existing restaurants in Chile and other Latin American markets and the closing of 32 underperforming restaurants in Turkey.

32    McDonald’s Corporation

MANAGEMENT’S REPORT

Management is responsible for the preparation, integrity and fair presentation of the consolidated financial statements and notes to the consolidated financial statements. The financial statements were prepared in accordance with accounting principles generally accepted in the U.S. and include certain amounts based on management’s judgment and best estimates. Other financial information presented is consistent with the financial statements.

The Company maintains a system of internal control over financial reporting including safeguarding of assets against unauthorized acquisition, use or disposition, which is designed to provide reasonable assurance to the Company’s management and Board of Directors regarding the preparation of reliable published financial statements and asset safeguarding. The system includes a documented organizational structure and appropriate division of responsibilities; established policies and procedures that are communicated throughout the Company; careful selection, training and development of our people; and utilization of an internal audit program. Policies and procedures prescribe that the Company and all employees are to maintain high standards of proper business practices throughout the world.

There are inherent limitations to the effectiveness of any system of internal control, including the possibility of human error and the circumvention or overriding of controls. Accordingly, even an effective internal control system can provide only reasonable assurance with respect to financial statement preparation and safeguarding of assets. Furthermore, the effectiveness of an internal control system can change with circumstances. The Company believes that it maintains an effective system of internal control over financial reporting and safeguarding of assets against unauthorized acquisition, use or disposition.

The consolidated financial statements have been audited by independent auditors, Ernst & Young LLP, who were given unrestricted access to all financial records and related data. The audit report of Ernst & Young LLP is presented herein.

The Board of Directors, operating through its Audit Committee composed entirely of independent Directors, oversees the financial reporting process. Ernst & Young LLP has unrestricted access to the Audit Committee and regularly meets with the Committee to discuss accounting, auditing and financial reporting matters.

McDONALD’S CORPORATION

January 26, 2004

REPORT OF INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS AND SHAREHOLDERS McDONALD’S CORPORATION

We have audited the accompanying Consolidated balance sheets of McDonald’s Corporation as of December 31, 2003 and 2002, and the related Consolidated statements of income, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of McDonald’s Corporation management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the U.S. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of McDonald’s Corporation at December 31, 2003 and 2002, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the U.S.

As discussed in the Notes to the consolidated financial statements, effective January 1, 2003, the Company changed its method for accounting for asset retirement obligations to conform with SFAS No. 143, Accounting for Asset Retirement Obligations. Effective January 1, 2002, the Company changed its method for accounting for goodwill to conform with SFAS No. 142, Goodwill and Other Intangible Assets.

ERNST & YOUNG LLP

Chicago, Illinois

January 26, 2004

McDonald’s Corporation    33

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND RETURN THIS CARD.

Please sign as your name(s) appear(s) above and return this proxy promptly. If signing for a corporation or partnership, or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you attend the meeting and decide to vote in person by ballot, such vote will supersede this proxy.

x

x Date: , 2004

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND RETURN THIS CARD.

Please sign as your name(s) appear(s) above and return this proxy promptly. If signing for a corporation or partnership, or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you attend the meeting and decide to vote in person by ballot, such vote will supersede this proxy.

x

x Date: , 2004

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND RETURN THIS CARD.

Please sign as your name(s) appear(s) above and return this proxy promptly. If signing for a corporation or partnership, or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you attend the meeting and decide to vote in person by ballot, such vote will supersede this proxy.

x

x Date: , 2004

The Board of Directors recommends a vote FOR all items.

WITHHOLD

1. Election of Directors FOR ALL FROM ALL 01. Edward A. Brennan, 02. Walter E. Massey,

02. John W. Rogers, Jr., 04. Anne-Marie Slaughter, 05. Roger W. Stone

For all nominees except as noted below:

2. Approval of auditors FOR AGAINST ABSTAIN

3. Approval of McDonald’s Corporation Amended and Restated 2001 Omnibus Stock Ownership Plan

4. Approval of McDonald’s Corporation 2004 Cash Incentive Plan

The Board of Directors recommends a vote FOR all items.

WITHHOLD

1. Election of Directors FOR ALL FROM ALL 01. Edward A. Brennan, 02. Walter E. Massey,

02. John W. Rogers, Jr., 04. Anne-Marie Slaughter, 05. Roger W. Stone

For all nominees except as noted below:

2. Approval of auditors FOR AGAINST ABSTAIN

3. Approval of McDonald’s Corporation Amended and Restated 2001 Omnibus Stock Ownership Plan

4. Approval of McDonald’s Corporation 2004 Cash Incentive Plan

The Board of Directors recommends a vote FOR all items.

WITHHOLD

1. Election of Directors FOR ALL FROM ALL 01. Edward A. Brennan, 02. Walter E. Massey,

02. John W. Rogers, Jr., 04. Anne-Marie Slaughter, 05. Roger W. Stone

For all nominees except as noted below:

2. Approval of auditors FOR AGAINST ABSTAIN

3. Approval of McDonald’s Corporation Amended and Restated 2001 Omnibus Stock Ownership Plan

4. Approval of McDonald’s Corporation 2004 Cash Incentive Plan

PROXY AND VOTING INSTRUCTION CARD

This proxy is solicited on behalf of the Board of Directors of McDonald’s Corporation. McDONALD’S CORPORATION

McDonald’s Plaza Dear Shareholder: Oak Brook, IL 60523

McDonald’s 2004 Annual Shareholders’ Meeting will be held at 9:00 a.m. Central Time on Thursday, May 20, 2004, in the Prairie Ballroom at The Lodge on McDonald’s Office Campus in Oak Brook, Illinois. For admission to the meeting, please bring your bank or broker statement evidencing your beneficial ownership of McDonald’s stock. Seating in the Prairie Ballroom is limited; however, overflow rooms will be available for viewing the meeting. Admission to the Prairie Ballroom will be provided to shareholders on a first-come, first-served basis. Also, to help ensure the security of those attending the meeting, please be aware that all items brought to the meeting will be subject to inspection. Please refer to the Proxy Statement or visit the investor section of McDonald’s website at www.investor.mcdonalds.com for more information, including a map and directions to the meeting. If you are unable to attend the meeting, you can watch a live webcast by going to www.investor.mcdonalds.com and selecting the Annual Meeting webcast. A replay of the meeting also will be available for a limited time.

Your vote is important. Thank you for voting!

I (we), hereby revoke any proxy previously given and appoint James R. Cantalupo and Gloria Santona, or either of them, as proxies with full powers of substitution to vote all shares that I am (we are) entitled to vote at the McDonald’s Corporation 2004 Annual Shareholders’ Meeting, or any adjournment thereof, and authorize each to vote at his or her discretion on any other matter that may properly come before the meeting. If this signed card contains no specific voting instructions, my (our) shares will be voted FOR all nominees for Director, FOR the approval of auditors, FOR McDonald’s Corporation Amended and Restated 2001 Omnibus Stock Ownership Plan and FOR McDonald’s Corporation 2004 Cash Incentive Plan.

PROXY AND VOTING INSTRUCTION CARD

This proxy is solicited on behalf of the Board of Directors of McDonald’s Corporation. McDONALD’S CORPORATION

McDonald’s Plaza Dear Shareholder: Oak Brook, IL 60523

McDonald’s 2004 Annual Shareholders’ Meeting will be held at 9:00 a.m. Central Time on Thursday, May 20, 2004, in the Prairie Ballroom at The Lodge on McDonald’s Office Campus in Oak Brook, Illinois. For admission to the meeting, please bring your bank or broker statement evidencing your beneficial ownership of McDonald’s stock. Seating in the Prairie Ballroom is limited; however, overflow rooms will be available for viewing the meeting. Admission to the Prairie Ballroom will be provided to shareholders on a first-come, first-served basis. Also, to help ensure the security of those attending the meeting, please be aware that all items brought to the meeting will be subject to inspection. Please refer to the Proxy Statement or visit the investor section of McDonald’s website at www.investor.mcdonalds.com for more information, including a map and directions to the meeting. If you are unable to attend the meeting, you can watch a live webcast by going to www.investor.mcdonalds.com and selecting the Annual Meeting webcast. A replay of the meeting also will be available for a limited time.

Your vote is important. Thank you for voting!

I (we), hereby revoke any proxy previously given and appoint James R. Cantalupo and Gloria Santona, or either of them, as proxies with full powers of substitution to vote all shares that I am (we are) entitled to vote at the McDonald’s Corporation 2004 Annual Shareholders’ Meeting, or any adjournment thereof, and authorize each to vote at his or her discretion on any other matter that may properly come before the meeting. If this signed card contains no specific voting instructions, my (our) shares will be voted FOR all nominees for Director, FOR the approval of auditors, FOR McDonald’s Corporation Amended and Restated 2001 Omnibus Stock Ownership Plan and FOR McDonald’s Corporation 2004 Cash Incentive Plan.

PROXY AND VOTING INSTRUCTION CARD

This proxy is solicited on behalf of the Board of Directors of McDonald’s Corporation. McDONALD’S CORPORATION

McDonald’s Plaza Dear Shareholder: Oak Brook, IL 60523

McDonald’s 2004 Annual Shareholders’ Meeting will be held at 9:00 a.m. Central Time on Thursday, May 20, 2004, in the Prairie Ballroom at The Lodge on McDonald’s Office Campus in Oak Brook, Illinois. For admission to the meeting, please bring your bank or broker statement evidencing your beneficial ownership of McDonald’s stock. Seating in the Prairie Ballroom is limited; however, overflow rooms will be available for viewing the meeting. Admission to the Prairie Ballroom will be provided to shareholders on a first-come, first-served basis. Also, to help ensure the security of those attending the meeting, please be aware that all items brought to the meeting will be subject to inspection. Please refer to the Proxy Statement or visit the investor section of McDonald’s website at www.investor.mcdonalds.com for more information, including a map and directions to the meeting. If you are unable to attend the meeting, you can watch a live webcast by going to www.investor.mcdonalds.com and selecting the Annual Meeting webcast. A replay of the meeting also will be available for a limited time.

Your vote is important. Thank you for voting!

I (we), hereby revoke any proxy previously given and appoint James R. Cantalupo and Gloria Santona, or either of them, as proxies with full powers of substitution to vote all shares that I am (we are) entitled to vote at the McDonald’s Corporation 2004 Annual Shareholders’ Meeting, or any adjournment thereof, and authorize each to vote at his or her discretion on any other matter that may properly come before the meeting. If this signed card contains no specific voting instructions, my (our) shares will be voted FOR all nominees for Director, FOR the approval of auditors, FOR McDonald’s Corporation Amended and Restated 2001 Omnibus Stock Ownership Plan and FOR McDonald’s Corporation 2004 Cash Incentive Plan.

C/O EQUISERVE TRUST COMPANY, N.A. P.O. BOX 8002 EDISON, NJ 08818-8002

McDonald’s Annual Shareholders’ Meeting

The Prairie Ballroom at The Lodge

McDonald’s Office Campus—Oak Brook, Illinois Thursday, May 20, 2004, 9:00 a.m. CT

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the internet and go to http://www.eproxyvote.com/mcd 3

Vote-by-Telephone

OR (Call toll-free)

1-877-PRX-VOTE (1-877-779-8683)

If you vote over the internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

9826

x Please mark votes as in

this example.

This proxy is solicited on behalf of the Board of Directors of McDonald’s Corporation. The Board of Directors recommends a vote FOR all nominees for Director, FOR the approval of auditors, FOR the approval of McDonald’s Corporation Amended and Restated 2001 Omnibus Stock Ownership Plan and FOR the approval of McDonald’s Corporation 2004 Cash Incentive Plan. If this signed card contains no specific voting instruction, your shares will be voted with the Board’s recommendations.

The Board of Directors recommends a vote FOR all items.

1. Election of Directors–Nominees: FOR

WITHHELD

01–Edward A. Brennan all nominees from all nominees

02–Walter E. Massey 03–John W. Rogers, Jr. 04–Anne-Marie Slaughter 05–Roger W. Stone

For all nominees except as noted above

FOR AGAINST ABSTAIN

2. Approval of auditors

3. Approval of McDonald’s Corporation Amended and Restated 2001 Omnibus Stock Ownership Plan

4. Approval of McDonald’s Corporation 2004 Cash Incentive Plan

MARK BOX TO CONSENT TO E-DELIVERY OF ANNUAL MEETING MATERIALS (SEE ENCLOSED POSTCARD).

MARK BOX IF COMMENT HAS BEEN NOTED ON THE REVERSE SIDE OF THIS CARD.

I (we) hereby revoke any proxy previously given, and appoint James R. Cantalupo and Gloria Santona, or either of them, as proxies with full powers of substitution to vote all shares the undersigned is entitled to vote at the McDonald’s Corporation 2004 Annual Shareholders’

Meeting, or any adjournment thereof, and authorize each to vote at his or her discretion on any matter that may properly come before the meeting.

Please sign as your name(s) appear(s) herein and return this proxy card promptly. If signing for a corporation or partnership, or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you attend the meeting and decide to vote in person by ballot, such vote will supersede this proxy.

Signature:              Date:              Signature:             Date:

Request Electronic Delivery of Future McDonald’s Annual Meeting Materials

It’s fast and convenient, and e-delivery conserves natural resources and helps reduce McDonald’s printing and postage costs. (For more information, see the postcard included with your Annual Meeting materials.) To request e-delivery, mark an X in the consent box on the front of this card and clearly print your e-mail address at the bottom of the card below.

Profit Sharing and Savings Plan Voting Instructions

When casting your vote, you are directing the trustees of the McDonald’s Corporation Profit Sharing and Savings Plan to vote the McDonald’s shares credited to your accounts under the Plan. When you vote these shares, you should consider your long-term best interests as a Plan participant.

In addition, you are also directing the trustees to vote shares held in the Plan that have not been voted by other participants and shares that have not yet been credited to participants’ accounts. When you direct the vote of these shares, you have a special responsibility to consider the long-term best interests of other participants.

Voting on the front of this proxy card will apply the same vote to: a) shares credited to your accounts under McDonald’s Profit Sharing and Savings Plan, b) shares not voted or shares that have not yet been credited to Plan participants’ accounts and, if applicable, c) shares held outside of the Profit Sharing and Savings Plan at EquiServe (MCDirect Shares, certificate and safekeeping accounts).

If you do NOT want to vote all shares the same way, mark the “Comment” box on the FRONT of this card. Vote shares held outside the Plan, if any, on the FRONT of this card and indicate your voting for Plan shares in the space BELOW.

Your directions to vote shares held in the McDonald’s Corporation Profit Sharing and Savings Plan will be kept confidential by EquiServe Trust Company, N.A., the independent inspector of election.

DETACH HERE

Information for McDonald’s Employees Only

If you wish to vote all of your shares, including shares in the McDonald’s Corporation Profit Sharing and Savings Plan, in the same manner as shares held outside the Plan, you do NOT need to complete the section below. Simply mark your voting instructions on the front of this card.

The Board of Directors recommends a vote FOR all nominees for Director, FOR the approval of auditors, FOR the approval of McDonald’s Corporation Amended and Restated 2001 Omnibus Stock Ownership Plan and FOR the approval of McDonald’s Corporation 2004 Cash Incentive Plan.

The Board of Directors recommends a vote FOR all items.

1. Election of Directors: PLAN SHARES OWNED PLAN SHARES NOT YET CREDITED OR VOTED

01–Edward A. Brennan

WITHHOLD WITHHOLD

02–Walter E. Massey

FOR ALL FROM ALL FOR ALL FROM ALL

03–John W. Rogers, Jr.

04–Anne-Marie Slaughter ––––––––––– –––––––––– –––––––––– ––––––––––05–Roger W. Stone For all, except as noted below: For all, except as noted below:

2. Approval of auditors FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

3. Approval of McDonald’s Corporation FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN Amended and Restated 2001

Omnibus Stock Ownership Plan

4. Approval of McDonald’s Corporation FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 2004 Cash Incentive Plan

Thank you for sharing your comments. Although we are unable to personally respond to every proxy card comment, be assured that your remarks will help us learn how to better serve you.

Comments:

E-mail address for e-delivery of future McDonald’s Annual Meeting materials:

McDonald’s Annual Meeting Information

The Prairie Ballroom at The Lodge McDonald’s Office Campus – Oak Brook, Illinois Thursday, May 20, 2004, 9:00 a.m. CT

Admission

Please bring this tear-off portion of your proxy card or other proof of share ownership to the Annual Meeting to obtain an admission ticket. Seating in the Prairie Ballroom is limited; however, overflow rooms will be available for viewing the meeting. Admission to the Prairie Ballroom will be provided to shareholders on a first-come, first-served basis. Also, to help ensure the security of those attending the meeting, please be aware that all items brought to the meeting will be subject to inspection.

Parking

Limited parking is available on campus.

Directions

A map and directions to the meeting are available: • in the Proxy Statement

• on the investor section of our website: www.investor.mcdonalds.com • via fax-back by calling 630-623-0172

Unable to attend McDonald’s 2004 Annual Meeting in person?

To watch a live webcast, go to www.investor.mcdonalds.com on May 20 at 9:00 a.m. CT and select the Annual Meeting webcast.

A replay of the meeting also will be available for a limited time.

DETACH HERE

Request Electronic Delivery of Future McDonald’s Annual Meeting Materials

It’s fast and convenient, and e-delivery conserves natural resources and helps reduce McDonald’s printing and postage costs. (For more information, see the postcard included with your Annual Meeting materials.) To request e-delivery, mark an X in the consent box on the front of this card and clearly print your e-mail address below.

E-mail address :

Online Investor Services at www.mcdonalds.equiserve.com

Account Access

You can obtain your account balance, transaction history and dividend information at www.mcdonalds.equiserve.com. You can also track the estimated value of your holdings, make address changes, download forms and get answers to frequently asked questions 24 hours a day, seven days a week at this secure website.

MCDirect Shares – McDonald’s direct stock purchase plan

Obtain a MCDirect Shares prospectus, open a MCDirect Shares account, or authorize automatic monthly investments and execute transactions in your existing MCDirect shares account at www.mcdonalds.equiserve.com.

Comments:

Thank you for sharing your comments. Please note that by sharing your comments, you are waiving confidential voting. Although we are unable to personally respond to every proxy card comment, be assured that your remarks will help us learn how to better serve you.

SIGN UP FOR E-DELIVERY AND GIVE YOUR MAILBOX A BREAK

Conserve natural resources and help reduce McDonald’s printing and postage costs by enrolling in our electronic delivery service. You get immediate e-mail notification when future annual meeting materials (summary annual report, financial report, and annual meeting notice & proxy statement) are available to view online. You also receive a link to the internet voting site where casting your proxy vote is fast and your vote is immediately confirmed and recorded.

SIGNING UP IS EASY WHEN YOU VOTE ONLINE OR BY MAIL

Vote online at www.eproxy.com/mcd and elect e-delivery of future annual meeting materials. Alternatively, if you vote by mail, mark an X in the e-delivery consent box under the proxy proposals on the front of the proxy card. Then clearly print your e-mail address in the space provided on the back of the card. While you can change your consent for e-delivery at any time at www.econsent.com/mcd, we are confident that you will find e-delivery to be an efficient and effective way to receive important investor information.

IMPORTANT CONSIDERATIONS REGARDING ELECTRONIC DELIVERY

By consenting to e-delivery, and for as long as your consent remains in effect, you are agreeing to receive an e-mail with a link to the internet voting site (Vote-by-Net) and links to view McDonald’s annual meeting materials (summary annual report, financial report, and notice of annual meeting & proxy statement) online in lieu of having these materials mailed to your address of record. You are also agreeing that receipt of the online notice of the annual meeting is equivalent to receiving a printed copy. E-delivery requires that you have access to the internet and bear any associated cost of having or using a computer that has internet access.

Your consent will continue in effect as long as your e-mail address is current, or until your consent is canceled by you at www.econsent.com/mcd; at 1-800-621-7825 (toll-free) from the U.S. or Canada, or 1-781-575-2731 (collect) from other countries; or by writing to McDonald’s Shareholder Services, c/o EquiServe, P.O. Box 43074, Providence, RI 02940-3074. You can always request that a copy of these materials be mailed to you by contacting EquiServe at the above numbers or address.